TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Assured Guaranty Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 21, 2014
London, United Kingdom
Dear Shareholders:
It is with great pleasure that we invite you to our 2014 Annual General Meeting of shareholders. The meeting will be held on Wednesday, May 7, 2014, at our offices at 1 Finsbury Square, London, EC2A 1AE, United Kingdom at 8:00 a.m. London Time.
Our formal agenda for this year's meeting is to vote on the election of directors, to vote on an advisory basis on executive compensation, to vote on an amendment to our long-term incentive plan, to ratify the selection of independent auditors for 2014, and to direct us to vote on directors and independent auditors for one of our subsidiaries. In addition, we will report to you the highlights of 2013 and discuss the development of our business in 2014. We will also answer any questions you may have. Representatives of our independent accountants will be in attendance at the meeting and will be available to answer questions as well.
We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders via the Internet again this year. This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. If you received a Notice Regarding the Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials which are included in such notice and in the proxy statement.
Whether or not you plan to attend the meeting, your vote on these matters is important to us. Shareholders of record can vote their shares via the Internet or by using a toll-free telephone number or by requesting and completing a proxy card and mailing it in the return envelope provided. Instructions for accessing the proxy materials appear in the Notice Regarding the Availability of Proxy Materials mailed to you on or around March 28, 2014. If you hold shares through your broker or other intermediary, that person or institution will provide you with instructions on how to vote your shares.
If you are a beneficial owner of our shares, we urge you to give voting instructions to your broker so that your vote can be counted. This is especially important since the New York Stock Exchange does not allow brokers to cast votes with respect to many matters, such as the election of directors, executive compensation and equity incentive plans, unless they have received instructions from the beneficial owner of shares.
We look forward to seeing you at the meeting.
Sincerely,

Robin Monro-Davies Chairman of the Board	Dominic J. Frederico President and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING

March 21, 2014
London, United Kingdom
TO THE SHAREHOLDERS OF ASSURED GUARANTY LTD.:
The Annual General Meeting of Assured Guaranty Ltd., which we refer to as AGL, will be held on Wednesday, May 7, 2014, at 8:00 a.m. London Time at the offices of AGL at 1 Finsbury Square, London, EC2A 1AE, United Kingdom, for the following purposes:

1.	To elect our board of directors;

2.	To vote, on an advisory basis, on executive compensation;

3.
To approve an amendment to our long-term incentive plan, including to increase the maximum number of AGL common shares that may be delivered to plan participants and their beneficiaries under the plan;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as AGL's independent auditors for the fiscal year ending December 31, 2014;

5.	To direct AGL to vote for directors of, and the ratification of the appointment of independent auditors for, its subsidiary Assured Guaranty Re Ltd.; and

6.	To transact such other business, if any, as lawfully may be brought before the meeting.
Shareholders of record are being mailed a Notice Regarding the Availability of Proxy Materials on or around March 28, 2014, which provides shareholders with instructions on how to access the proxy materials and our 2013 annual report on the Internet, and if they prefer, how to request paper copies of these materials.
Only shareholders of record, as shown by the transfer books of AGL, at the close of business on March 10, 2014, are entitled to notice of, and to vote at, the Annual General Meeting.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE. ALTERNATIVELY, IF YOU HAVE REQUESTED WRITTEN PROXY MATERIALS, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT.

By Order of the Board of Directors,

James M. Michener
Secretary

i

ii

iii

ASSURED GUARANTY LTD.
1 Finsbury Square
London, EC2A 1AE
United Kingdom

March 21, 2014

_______________________________________________________________________________
PROXY STATEMENT
_______________________________________________________________________________

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider before voting. For more complete information about the following topics, please review the complete proxy statement and AGL's Annual Report on Form 10-K. We intend to begin distribution of the Notice Regarding the Availability of Proxy Materials to shareholders on or about March 28, 2014.
Annual General Meeting

Time and Date	8:00 a.m. London time, May 7, 2014
Place	1 Finsbury Square London, EC2A 1AE United Kingdom
Record Date	March 10, 2014
Voting	Shareholders as of the record date are entitled to vote. Each Common Share is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Meeting Agenda and Voting Matters

Agenda Item	Board Vote Recommendation	Page Reference (for more detail)
Election of directors	For each director nominee	Page 21
Advisory vote on executive compensation	For	Page 70
Amendment of long-term incentive plan, including to increase the maximum number of Common Shares that may be delivered to plan participants and their beneficiaries under the plan	For	Page 71
Ratification of PricewaterhouseCoopers as AGL's independent auditor for 2014	For	Page 81
Direction of AGL to vote for directors of, and the ratification of independent auditor of, AGL's subsidiary, Assured Guaranty Re Ltd.	For	Page 83

We will also transact any other business that may properly come before the meeting.

Summary Director Information
The following table provides summary information about each director nominee. Each director nominee will be elected for a one-year term by a majority of votes cast.

Nominee	Age	Director Since	Principal Occupation	Committees
Francisco L. Borges	62	2007	Chairman, Landmark Partners, LLC	Compensation (Chairman); Executive; Nominating and Governance; Risk Oversight
G. Lawrence Buhl	67	2004	Former Regional Director for Insurance Services, Ernst & Young LLP	Risk Oversight (Chairman); Compensation
Stephen A. Cozen	74	2004	Chairman, Cozen O'Connor	Nominating and Governance (Chairman); Compensation
Dominic J. Frederico	61	2004	President and Chief Executive Officer, Assured Guaranty Ltd.	Executive
Bonnie L. Howard	60	2012	Former Chief Auditor and Global Head of Control and Emerging Risk, Citigroup	Audit; Finance
Patrick W. Kenny	71	2004	Former President and Chief Executive Officer, International Insurance Society	Audit (Chairman); Executive; Nominating and Governance
Simon W. Leathes	66	2013	Non-executive director of HSB-Engineering Insurance Ltd., a UK subsidiary of Munich Re	Audit; Executive; Finance
Robin Monro-Davies	73	2005	Former Chief Executive Officer, Fitch Ratings	Executive (Chairman)
Michael T. O'Kane	68	2005	Former Senior Managing Director, Securities Division, TIAA-CREF	Finance (Chairman); Audit
Yukiko Omura	58	-	Former Vice President, International Fund for Agricultural Development
Wilbur L. Ross, Jr.	76	2008	Chairman and Chief Executive Officer, WL Ross & Co. LLC

INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING
________________________________________________________________________________________________________________________

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS IN THE MAIL INSTEAD OF A FULL SET OF PROXY MATERIALS?
In accordance with the rules of the Securities and Exchange Commission (SEC), instead of mailing a printed copy of the proxy statement, annual report and other materials (which we refer to as proxy materials) for the Annual General Meeting of Shareholders (which we refer to as the Annual General Meeting) of Assured Guaranty Ltd. (which we refer to as AGL, we, us or our; we use Assured Guaranty, our Company or the Company to refer to AGL and its subsidiaries), we are furnishing proxy materials to shareholders on the Internet by providing a Notice Regarding the Availability of Proxy Materials (which we refer to as a Notice) to inform shareholders when the materials are available on the Internet.
If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you on how you may access and review all of our proxy materials, as well as how to submit your proxy, over the Internet.
We will first make available the proxy statement, form of proxy card and 2013 annual report to shareholders at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 28, 2014 to all shareholders entitled to vote at the Annual General Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2013 annual report to shareholders will be made available at the same time and by the same methods.
We elected to use electronic notice and access for our proxy materials because we believe it will reduce our printing and mailing costs related to our Annual General Meeting.
WHY HAS THIS PROXY STATEMENT BEEN MADE AVAILABLE?
Our Board of Directors is soliciting proxies for use at our Annual General Meeting to be held on May 7, 2014, and any adjournments or postponements of the meeting. The meeting will be held at 8:00 a.m. London Time at our offices at 1 Finsbury Square, London, EC2A 1AE, United Kingdom.
This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares.
WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL GENERAL MEETING?
The following proposals are scheduled to be voted on at the Annual General Meeting:

•	The election of directors

•	An advisory vote to approve executive compensation

•
The approval of an amendment to our long-term incentive plan, including to increase the maximum number of Common Shares that may be delivered to plan participants and their beneficiaries under the plan

•	The ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, which we refer to as PwC, as our independent auditors for 2014

•
The direction of AGL to vote for the election of the directors of, and the ratification of the appointment of the independent auditors for, our subsidiary Assured Guaranty Re Ltd. (which we refer to as AG Re)

Our Board of Directors recommends that you vote your shares "FOR" each of the nominees and each of the foregoing proposals.

ARE PROXY MATERIALS AVAILABLE ON THE INTERNET?
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on Wednesday, May 7, 2014
Yes. Our proxy statement for the 2014 Annual General Meeting, form of proxy card and 2013 annual report to shareholders are available at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 28, 2014 to all shareholders entitled to vote at the Annual General Meeting.
You can obtain directions to attend the 2014 Annual General Meeting by contacting Virginia Reynolds at + 44 020 7562 1920 or at vreynolds@assuredguaranty.com.
WHO IS ENTITLED TO VOTE?
March 10, 2014 is the record date for the Annual General Meeting. If you owned our Common Shares at the close of business on March 10, 2014, you are entitled to vote. On that date, 182,436,254 of our Common Shares were outstanding and entitled to vote at the Annual General Meeting, including 48,273 unvested restricted Common Shares. Our Common Shares are our only class of voting stock. The closing price of our Common Shares on March 10, 2014 was $26.02.
HOW MANY VOTES DO I HAVE?
You have one vote for each of our Common Shares that you owned at the close of business on March 10, 2014.
However, if your shares are considered "controlled shares," which our Bye-Laws define generally to include all of our Common Shares directly, indirectly or constructively owned or beneficially owned by any person or group of persons, owned by any "United States person," as defined in the U.S. Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the Internal Revenue Code or the IRC, and such shares constitute 9.5% or more of our issued Common Shares, the voting rights with respect to your controlled shares will be limited, in the aggregate, to a voting power of approximately 9.5%, pursuant to a formula specified in our Bye-Laws.
The Notice indicates the number of Common Shares you are entitled to vote, without giving effect to the controlled share rule described above.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

•
Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare, you are the shareholder of record of those shares and these proxy materials are being sent to you directly. As the shareholder of record, you have the right to grant your voting proxy directly to AGL or to vote in person at the Annual General Meeting. You may vote by telephone or via the Internet as described below under the heading "Information About the Annual General Meeting and Voting—May I Vote by Telephone or via the Internet?" or you may request a paper copy of the proxy materials and vote your proxy card by mail.

•
Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and our proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading "Information About the Annual General Meeting and Voting—How do I Vote in Person at the Annual General Meeting?" Your broker or nominee has provided a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote by telephone or on the Internet as described below under the heading "Information About the Annual General Meeting and Voting—May I Vote by Telephone or via the Internet?"

HOW DO I VOTE BY PROXY IF I AM A SHAREHOLDER OF RECORD?
If you are a shareholder of record and you properly submit your proxy card (by telephone, via the Internet or by mail) so that it is received by us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card (including electronic signatures in the case of Internet or telephonic voting) but do not make specific choices, your proxy will vote your shares as recommended by our Board of Directors (also referred to as our Board or the Board):

•	FOR each nominee for election of directors

•	FOR approval of our executive compensation

•	FOR approval of an amendment to our long-term incentive plan

•	FOR the ratification of the appointment of PwC as our independent auditors for 2014

•	FOR directing AGL to vote for each nominee for election of directors of, and the ratification of the appointment of independent auditors for, our subsidiary, AG Re
If any other matter is presented, your proxy will vote in accordance with the best judgment of the individuals named on the proxy card. As of the date of printing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting, other than those discussed in this proxy statement.
HOW DO I GIVE VOTING INSTRUCTIONS IF I AM A BENEFICIAL OWNER?
If you are a beneficial owner of shares, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. According to rules of the New York Stock Exchange, which we refer to as the NYSE:

•	Brokers have discretionary power to vote your shares with respect to "routine" matters

•
Brokers do not have discretionary power to vote your shares on "non-routine" matters (such as the elections of directors, the advisory vote on executive compensation or the vote on our incentive plan) unless they have received instructions from the beneficial owner of the shares

It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors and executive compensation, and any other matters treated as non-routine by the NYSE, is counted.
MAY I VOTE BY TELEPHONE OR VIA THE INTERNET?
Yes. If you are a shareholder of record, you have a choice of voting over the Internet, voting by telephone using a toll-free telephone number or voting by requesting and completing a proxy card and mailing it in the return envelope provided. We encourage you to vote by telephone or over the Internet because your vote is then tabulated faster than if you mailed it. There are separate telephone and Internet arrangements depending on whether you are a shareholder of record (that is, if you hold your stock in your own name), or whether you are a beneficial owner and hold your shares in "street name" (that is, if your stock is held in the name of your broker or bank).

•	If you are a shareholder of record, you may vote by telephone using the telephone number on the proxy card, or electronically through the Internet, by following the instructions provided on the Notice

•
If you are a beneficial owner and hold your shares in "street name," you may need to contact your bank or broker to determine whether you will be able to vote by telephone or electronically through the Internet

The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Voting by telephone or over the Internet or by returning your proxy card by mail will not affect your right to attend the Annual General Meeting and vote.
MAY I REVOKE MY PROXY?
Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. If you are a shareholder of record, to revoke your proxy:

•	Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet,

•	Send a letter revoking your proxy to our Secretary at 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, or

•	Attend the Annual General Meeting and vote in person.

Beneficial owners  who wish to change the votes submitted on their voting instruction cards should contact their respective broker, bank or other nominee to determine how and when changes must be submitted so that the nominee can revoke and change their votes on their behalf.
If you wish to revoke your proxy or make changes to your voting instruction card, as applicable, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.
HOW DO I VOTE IN PERSON AT THE ANNUAL GENERAL MEETING?
You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the Notice Regarding the Availability of Proxy Materials containing your control number or proof of identification. Shares held in "street name" through your broker, bank or other nominee, may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. You must bring such signed proxy to the Annual General Meeting, along with an account statement or letter from the broker, bank or other nominee indicating that you are the beneficial owner of the shares and that you were the beneficial owner of the shares on March 10, 2014.
Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.
WHAT VOTES NEED TO BE PRESENT TO HOLD THE ANNUAL GENERAL MEETING?
To have a quorum for our Annual General Meeting, two or more persons must be present, in person or by proxy, representing more than 50% of the Common Shares that were outstanding on March 10, 2014.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
The affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting is required for each of:

•	The election of each nominee for director

•The ratification of the appointment of PwC as our independent auditors for 2014

•	Directing AGL to vote for the election of directors of, and the ratification of the appointment of independent auditors for, our subsidiary, AG Re
Under NYSE rules, the approval of the amendment of our long-term incentive plan requires approval by a majority of votes cast (such that the number of votes cast in favor of the proposal exceeds the aggregate of votes cast against the proposal plus abstentions).
The vote on executive compensation is advisory in nature so there is no specified requirement for approval. It will be up to the Compensation Committee and the Board to determine how such vote will impact compensation decisions.

HOW ARE VOTES COUNTED?

•	In the election of AGL directors, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees

•
Your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN" with respect to the proposals relating to (i) the advisory vote on executive compensation, (ii) the ratification of the appointment of AGL's independent auditors, (iii) the amendment to the long-term incentive plan, and (iv) directing AGL to vote for the ratification of the appointment of AG Re's independent auditors

•
With respect to directing AGL to vote for the election of directors of our subsidiary, AG Re, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees

If you sign (including electronic signatures in the case of Internet or telephonic voting) your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign (including electronic signatures in the case of Internet or telephonic voting) your broker voting instruction card with no further instructions, your shares will be voted in the broker's discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described in "How do I Give Voting Instructions if I am a Beneficial Owner?", elections of directors, the advisory vote on executive compensation and the vote on our long-term incentive plan are considered non-routine matters. We will appoint one or more inspectors of election to count votes cast in person or by proxy.
WHAT IS THE EFFECT OF BROKER NON-VOTES AND ABSTENTIONS?
A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
Common Shares that are beneficially owned and are voted by the beneficiary through a broker will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker votes on at least one proposal. Common Shares owned by shareholders electing to abstain from voting with respect to any proposal will be counted towards the presence of a quorum.
Although broker non-votes will be counted towards the presence of a quorum, broker non-votes will not be included in the tabulation of the shares voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, "broker non-votes" will have no direct effect on the outcome of any proposal to be voted upon at the Annual General Meeting.

While abstentions will be counted towards the presence of a quorum, abstentions will not be included in the tabulation of the shares voting with respect to elections of directors or, except in the case of the amendment of the long-term incentive plan, other matters to be voted upon at the Annual General Meeting. Therefore, abstentions will have no direct effect on the outcome of the proposal to elect directors, the advisory vote on executive compensation, or the proposals to ratify the appointment of AGL's independent auditors or to approve the subsidiary matters. However, because of NYSE rules, abstentions will have the same effect as a vote against the amendment of the long-term incentive plan.
ARE THERE ANY VOTING AGREEMENTS WITH RESPECT TO OUR COMMON SHARES?
The funds affiliated with Wilbur L. Ross, Jr., one of our directors, have each agreed that they will vote all of our Common Shares that they own solely in proportion with the votes cast by holders of our Common Shares on any matter put before them.
In addition, the funds affiliated with Mr. Ross have each agreed to be subject to the 9.5% voting limitation described in "How many votes do I have?" In the past, the voting rights of the funds were limited by this voting agreement. Currently, the funds own less than 9.5% of our issued Common Shares and the voting agreement will not have any impact on the funds' voting power at the Annual General Meeting.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES AND WHO WILL PAY THEM?

We will pay all the costs of soliciting these proxies. Our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, is assisting us with the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses.
WHERE CAN I FIND THE VOTING RESULTS?
We will publish the voting results in a Form 8-K that we will file with the SEC by May 13, 2014. You can find the Form 8‑K on our website at assuredguaranty.com/sec-filings.
WILL AGL'S INDEPENDENT ACCOUNTANTS ATTEND THE ANNUAL GENERAL MEETING?
PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.
DO DIRECTORS ATTEND THE ANNUAL GENERAL MEETING?
Our Corporate Governance Guidelines provide that directors are expected to attend our Annual General Meeting and any special meeting of shareholders we call to consider extraordinary business transactions, unless they are unable to do so as a result of special circumstances. All but one of our directors then in office attended the Annual General Meeting that was held on May 8, 2013.
CAN A SHAREHOLDER, EMPLOYEE OR OTHER INTERESTED PARTY COMMUNICATE DIRECTLY WITH OUR BOARD? IF SO, HOW?
Our Board provides a process for shareholders, employees or other interested parties to send communications to our Board.

•
Shareholders, employees or other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at chmaudit@assuredguaranty.com

•
Shareholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chairman of the Board, the chairman of any Board committee or any other director, as to other matters may send an e-mail to corpsecy@assuredguaranty.com. The Secretary has access to both of these e-mail addresses

•
Shareholders, employees or other interested parties may send written communications to the Board c/o Secretary, 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Mail to Bermuda is not as prompt as e-mail

Communication with the Board may be anonymous. The Secretary will forward all communications to the Board to the Chairman of the Audit Committee or the Chairman of the Nominating and Governance Committee, who will determine when it is appropriate to distribute such communications to other members of the Board or to management.
WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?
If you have any questions about the Annual General Meeting or voting, please contact James M. Michener, our Secretary, at (441) 279-5702 or at jmichener@assuredguaranty.com. If you have any questions about your ownership of our Common Shares, please contact Robert Tucker, our Managing Director, Investor Relations and Corporate Communications, at (212) 339-0861 or at rtucker@assuredguaranty.com.

HOW DOES "HOUSEHOLDING" WORK?

Please note we may deliver a single copy of the Notice and, if applicable, a single set of our 2013 annual report to shareholders and our proxy statement, to households at which two or more shareholders reside, unless an affected shareholder has provided contrary instructions.  Individual proxy cards or voting instruction forms (or electronic voting facilities), as applicable, will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses.  Upon written or oral request, we will promptly deliver, or arrange for delivery, of a separate copy of the Notice and, if applicable, a separate set of our annual report and other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, a separate set of our annual report and proxy materials, you may write or call Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, telephone (800) 542-1061.  Shareholders currently sharing an address with another shareholder who wish to have only one copy of our Notice or annual report and other proxy materials delivered to the household in the future should also contact Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, telephone (800) 542-1061.

CORPORATE GOVERNANCE
________________________________________________________________________________________________________________________

OVERVIEW

In General	Our Board of Directors has maintained corporate governance policies since becoming a public company following our 2004 initial public offering, which we refer to as our IPO.
•
We have reviewed internally and with the Board the rules of the SEC and the NYSE's listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards.

•
We have adopted Corporate Governance Guidelines covering issues such as executive sessions of the Board of Directors, director qualification standards (including independence), director responsibilities and Board self-evaluations.

	•	Our Corporate Governance Guidelines contain our Categorical Standards for Director Independence.

	•	We have adopted a Code of Conduct for our employees and directors and charters for each Board committee.

The full text of our Corporate Governance Guidelines (which contain our Categorical Standards for Director Independence), our Code of Conduct and each committee charter, are available on our website at assuredguaranty.com/governance. In addition, you may request copies of the Corporate Governance Guidelines, the Code of Conduct and the committee charters by contacting our Secretary via:

		Telephone	(441) 279-5702
		Facsimile	(441) 279-5701
		e-mail	jmichener@assuredguaranty.com

Director Executive Sessions
The independent directors meet at regularly scheduled executive sessions without the participation of management or any director who is not independent and our non-management directors meet periodically at executive sessions without the participation of management. The Chairman of the Board is the presiding director for executive sessions of independent directors and non-management directors.

Other Corporate Governance Highlights	•	Our Board has a substantial majority of independent, non-management directors.

	•	All members of the Audit, Compensation, Nominating and Governance, Finance and Risk Oversight Committees are independent, non-management directors.

	•	Our Audit Committee hires, determines the compensation of and decides the scope of services performed by our independent auditors. It also has the authority to retain outside advisors.

	•	No member of our Audit Committee simultaneously serves on the audit committee of more than one other public company.

•
Our Compensation Committee has engaged compensation consultant, Frederic W. Cook & Co., Inc., which we refer to as Cook, to assist it in evaluating the performance of our Chief Executive Officer based on corporate goals and objectives and, with the other independent directors, setting his compensation based on this evaluation. Cook has also assisted us in designing our executive compensation program. The Compensation Committee has conducted an assessment of Cook's independence and has determined that it does not have any conflict of interest.

•
We established an Executive Committee to exercise the authority of the Board in the management of Company affairs between regularly scheduled meetings of the Board when it is determined that a specified matter should not be postponed to the next scheduled meeting of the Board.

•
We have adopted a Code of Conduct applicable to all directors, officers and employees that sets forth basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations, including insider trading laws, and reporting illegal or unethical behavior.

•
In addition to AGL's quarterly Board meetings that last approximately two days each, our Board has an annual business review meeting to assess specific areas of our Company's operations and to learn about general trends affecting the financial guaranty industry. We also provide our directors with the opportunity to attend continuing education programs.

•
We refreshed the composition of our Board to add two independent directors by electing Mr. Leathes to the Board in 2013 and nominating Ms. Omura to the Board for election at the 2014 Annual General Meeting.

THE BOARD OF DIRECTORS
Our Board oversees our business and monitors the performance of management. The directors keep themselves up-to-date on our Company by discussing matters with our Chief Executive Officer, whom we refer to as the CEO, other key executives and our principal external advisors, such as outside legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.
The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met four times during 2013 in addition to our annual business review meeting. All of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member held while they were in office during the year ended December 31, 2013.
DIRECTOR INDEPENDENCE
In February 2014, our Board determined that 9 out of 11 of our directors, as well as our new nominee, are independent under the listing standards of the NYSE:

Neil Baron	Bonnie L. Howard	Michael T. O'Kane
Francisco L. Borges	Patrick W. Kenny	Yukiko Omura
G. Lawrence Buhl	Simon W. Leathes
Stephen A. Cozen	Robin Monro-Davies
These independent directors constitute substantially more than a majority of our Board of Directors. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between our Company and these directors. A copy of our Categorical

Standards for Director Independence is available as part of our Corporate Governance Guidelines, which are available on our website at assuredguaranty.com/governance.
As part of its independence determinations, the Board considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with our Company.
THE COMMITTEES OF THE BOARD
The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, a Finance Committee, a Risk Oversight Committee and an Executive Committee.

The Audit Committee
The Audit Committee provides oversight of the integrity of our Company's financial statements and financial reporting process, our compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of our internal audit program and the performance, qualification and independence of the independent accountants.

The Audit Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards. The Audit Committee members are:

	Patrick W. Kenny (Chairman) Bonnie L. Howard	Simon W. Leathes Michael T. O'Kane

The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and is an audit committee financial expert, as that term is defined under Item 407(d) of the SEC's Regulation S-K. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in "Proposal No. 1: Election of Directors."

The Audit Committee held five meetings during 2013.

The Compensation Committee
The Compensation Committee has responsibility for evaluating the performance of the CEO and senior management and determining executive compensation in conjunction with the independent directors. The Compensation Committee also works with the Nominating and Governance Committee and the CEO on succession planning.

The Compensation Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards. The Compensation Committee members are:

Francisco L. Borges (Chairman) G. Lawrence Buhl Stephen A. Cozen

The Compensation Committee held four meetings during 2013. The Compensation Committee also met with Cook in January 2014 to review executive compensation trends and peer group compensation data.

The Nominating and Governance Committee
The responsibilities of the Nominating and Governance Committee include identifying individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations.

The Nominating and Governance Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards. The Nominating and Governance Committee members are:

Stephen A. Cozen (Chairman) Francisco L. Borges Patrick W. Kenny

The Nominating and Governance Committee held four meetings during 2013.

At the February 2014 meeting of the Nominating and Governance Committee, the committee recommended the nomination of Yukiko Omura to the Board of Directors and at the February 2014 meeting of the Board of Directors, the Board approved the recommendation, nominated, and recommended that shareholders vote for the election of, Ms. Omura as a director of AGL.

The Finance Committee
The Finance Committee of the Board of Directors oversees management's investment of our Company's investment portfolio. The Finance Committee also oversees, and makes recommendations to the Board with respect to, our capital structure, financing arrangements, investment guidelines and any corporate development activities.

The Finance Committee members are:

	Michael T. O'Kane (Chairman) Neil Baron	Bonnie L. Howard Simon W. Leathes

The Finance Committee held four meetings during 2013. Mr. Baron will be retiring from the Board in May 2014.

The Risk Oversight Committee
The Risk Oversight Committee oversees management's establishment and implementation of standards, controls, limits, guidelines and policies relating to risk assessment and risk management. The Risk Oversight Committee focuses on both the underwriting and surveillance of credit risks and the assessment and management of other risks, including, but not limited to, financial, legal, operational and other risks concerning our Company's reputation and ethical standards.

The Risk Oversight Committee members are:

G. Lawrence Buhl (Chairman) Neil Baron Francisco L. Borges

The Risk Oversight Committee held four meetings during 2013. As noted above, Mr. Baron will be retiring from the Board in May 2014.

The Executive Committee
The Executive Committee was established in 2013 to have, and to exercise, all of the powers and authority of the Board in the management of the business and affairs of our Company between regularly scheduled meetings of the Board when, in the opinion of a quorum of the Executive Committee, a matter should not be postponed to the next scheduled meeting of the Board.  The Executive Committee’s authority to act is limited by our Company’s Bye-Laws, rules of the NYSE or applicable law or regulation and the Committee’s charter.

The Executive Committee members are:

	Robin Monro-Davies (Chairman) Francisco L. Borges Patrick W. Kenny	Dominic J. Frederico Simon W. Leathes
The Executive Committee did not meet during 2013.

HOW ARE DIRECTORS COMPENSATED?
We currently pay our non-management directors an annual retainer of $215,000 per year. We pay $115,000 of the retainer in cash and $100,000 of the retainer in restricted stock. A director may elect to receive his or her entire annual retainer in restricted stock.
Restricted stock and options vest (and, in the case of stock options, are exercisable) on the day immediately prior to the first Annual General Meeting at which directors are elected following the grant of the stock or options. However, if, prior to such vesting date, either (i) a change in control (as defined in the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended) of Assured Guaranty Ltd. occurs before the director terminates service on the Board or (ii) the director terminates service on the Board as a result of such director's death or disability, then the restricted stock and options will vest (and, in the case of stock options, be exercisable) on the date of such change in control or the date of the director's termination of service, whichever is applicable. Grants of restricted stock receive cash dividends and have voting rights; the cash dividends accrue during the vesting period and are paid upon vesting. Grants of stock options may not be sold or otherwise transferred.
Our share ownership guidelines require that each director own the greater of (i) at least 25,000 Common Shares or (ii) Common Shares with a market value of at least three times the maximum cash portion of the annual director retainer, before being permitted to dispose of any shares acquired as compensation from our Company. Once a director has reached the share ownership guideline, for so long as he or she serves on the Board, such director may not dispose of any Common Shares if such disposition would cause the director to be below the share ownership guideline. Vested restricted stock, vested restricted share units, which we refer to as RSUs (i.e., units for which Common Shares generally will be received by a director six months after termination of such director's service on the Board), and purchased shares will all count toward the share ownership guideline. All of our directors, other than Ms. Howard and Mr. Leathes, who joined the Board in August 2012 and May 2013, respectively, meet these share ownership guidelines.
In addition to the annual retainer described above, in general:

•	The Chairman of the Board receives an additional $100,000 annual retainer

•	The Chairman of the Audit Committee receives an additional $30,000 annual retainer

•	The Chairman of each of the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receives an additional $15,000 annual retainer

•	Members of the Audit Committee, other than the chairman, receive an additional $15,000 annual retainer

•
Members, other than the chairmen, of each of the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receive an additional $10,000 annual retainer.

The Company generally will not pay a fee for attendance at board or committee meetings, although the Chairman of the Board has the discretion to pay attendance fees of $2,000 for extraordinary or special meetings; no such meetings took place in 2013. We do not pay a fee for being a member, or attending meetings, of the Executive Committee.
The following table sets forth our 2013 non-management director compensation, which was paid in May 2013 for the directors' committee assignments as of such date plus an additional $15,000 increase to the annual retainer for each director to cover expenses related to attending meetings in the United Kingdom.

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation(1)	Total
Neil Baron	$135,000	$100,000	—	$235,000
Francisco L. Borges (2)	$140,000	$100,000	$10,000	$250,000
G. Lawrence Buhl	$140,000	$100,000	$11,500	$251,500
Stephen A. Cozen	$140,000	$100,000	—	$240,000
Bonnie L. Howard	$140,000	$100,000	—	$240,000
Patrick W. Kenny (3)	$155,000	$100,000	$5,000	$260,000
Simon W. Leathes (4)	$222,353	$100,000	—	$322,353
Robin Monro-Davies (5)	$268,157	$100,000	$9,897	$378,054
Michael T. O'Kane	$145,000	$100,000	$5,000	$250,000
Wilbur L. Ross, Jr.	$115,000	$100,000	—	$215,000
Walter A. Scott (6)	—	—	$10,000	$10,000

(1)
Other compensation consists of matching gift donations which were paid to eligible charities in 2013. In the case of Mr. Buhl, $1,500 of the compensation consists of personal use of our corporate apartment.

(2)	The cash component of Mr. Borges' compensation was $140,000, of which he elected to receive $100,000 in additional restricted stock and the remainder in cash.

(3)	The cash component of Mr. Kenny's compensation was $155,000, of which he elected to receive $20,000 in additional restricted stock and the remainder in cash.

(4)
The fees for Mr. Leathes include £49,926 (which is approximately $82,353 as of December 31, 2013) for serving as an independent director of our UK insurance subsidiaries, Assured Guaranty (UK) Ltd. and Assured Guaranty (Europe) Ltd.

(5)
The fees for Mr. Monro-Davies include £32,226 (which is approximately $53,157 as of December 31, 2013) for serving as an independent director of Assured Guaranty (UK) Ltd. and Assured Guaranty (Europe) Ltd.

(6)	Mr. Scott retired from our Board in May 2013 and did not receive any fees or stock awards for 2013.
The following table shows information related to director awards outstanding on December 31, 2013:

Name	Unvested Restricted Stock(1)	Vested Restricted Share Units	Vested Stock Options
Neil Baron	4,310	18,908	8,768
Francisco L. Borges	8,621	6,621	7,658
G. Lawrence Buhl	4,310	14,997	7,026
Stephen A. Cozen	4,310	14,997	—
Bonnie L. Howard	4,310	—	—
Patrick W. Kenny	5,172	25,670	13,561
Simon W. Leathes	4,310	—	—
Robin Monro-Davies	4,310	15,787	7,026
Michael T. O'Kane	4,310	15,787	7,026
Wilbur L. Ross, Jr.	4,310	—	—

(1)	Vests one day prior to the 2014 Annual General Meeting.

WHAT IS OUR BOARD LEADERSHIP STRUCTURE?
Our current Chairman is Robin Monro-Davies. The position of CEO is held by Dominic Frederico. While the Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and CEO, those two positions have been held by separate individuals since our IPO. We believe this is the appropriate leadership structure for us at this time. Mr. Monro-Davies and Mr. Frederico have had an excellent working relationship, which has continued to permit Mr. Frederico to focus on running our business and Mr. Monro-Davies to focus on Board matters, including oversight of our management. Mr. Monro-Davies and Mr. Frederico collaborate on setting agendas for Board meetings to be sure that the Board discusses the topics necessary for its oversight of the management and affairs of our Company. As Chairman of the Board, Mr. Monro-Davies sets the final Board agenda and chairs Board meetings, including executive sessions at which neither the CEO nor any other member of management is present. The Chairman of the Board also chairs shareholder meetings.
HOW DOES THE BOARD OVERSEE RISK?
The Board's role in risk oversight is consistent with our leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing risk exposure and the Board and its committees providing oversight in connection with these activities. Our Company's policies and procedures relating to risk assessment and risk management are overseen by our Board of Directors. The Board takes an enterprise-wide approach to risk management that is designed to support our business plans at a reasonable level of risk. A fundamental part of risk assessment and risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The Board of Directors annually approves our business plan, factoring risk management into account. The involvement of the Board in setting our business strategy is a key part of its assessment of management's risk tolerance and also a determination of what constitutes an appropriate level of risk for us.
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk assessment and risk management. As discussed under "Committees of the Board," the Board has created a Risk Oversight Committee that oversees the standards, controls, limits, guidelines and policies that our Company establishes and implements in respect of credit underwriting and risk management. It focuses on management's assessment and management of both (i) credit risks and (ii) other risks, including, but not limited to, financial, legal and operational risks, and risks relating to our reputation and ethical standards. Our Risk Oversight Committee and Board pay particular attention to credit risks we assume when we issue financial guaranties. In addition, the Audit Committee of the Board of Directors is responsible for reviewing policies and processes related to the evaluation of risk assessment and risk management, including our major financial risk exposures and the steps management has taken to monitor and control such exposures. It also reviews compliance with legal and regulatory requirements. The Finance Committee of the Board of Directors oversees the investment of the Company's investment portfolio and the Company's capital structure, financing arrangements and any corporate development activities in support of the Company's financial plan. The Nominating and Governance Committee of the Board of Directors oversees risk at the Company by developing appropriate corporate governance guidelines and identifying qualified individuals to become board members.
As part of its oversight of executive compensation, the Compensation Committee reviews compensation risk. The Compensation Committee, the Chairman of which is a member of our Risk Oversight Committee, oversaw the performance of a risk assessment of our employee compensation programs to determine whether any of the risks arising from our compensation programs are reasonably likely to have a material adverse effect on us.
In January 2011, the Compensation Committee retained Cook to review each of our compensation plans and identify areas of risk and, the extent of such risk. The Compensation Committee directed that our Chief Risk Officer work with Cook to perform such risk assessment and to be sure that compensation risk is included in our enterprise risk management system. In conducting this assessment, Cook and our Chief Risk Officer focused on our incentive compensation programs in order to identify any general areas of risk or potential for unintended consequences that exist in the design of our compensation programs and to evaluate our incentive plans relative to our enterprise risks to identify potential areas of concern, if any.
The Compensation Committee considered the findings of this assessment of compensation policies and practices and concluded that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage executives to take unnecessary or excessive risks that could have a material adverse effect on us. In reaching this conclusion, the Compensation Committee considered the following attributes of our compensation program:

•	the balance between short-term and long-term incentives

•
consideration of qualitative non-financial performance goals, including enterprise risk, as well as quantitative financial performance goals, in determining compensation payouts, with a discretionary approach to annual bonus award allocations

•	incentive compensation components that are paid, vested or measured over an extended period, thus encouraging a long-term outlook

•	incentive compensation with a significant equity component where value is best realized through long-term appreciation of shareholder value

•
the performance retention plan focus on adjusted book value and operating return on equity over a multi-year performance period, which reduces the incentive to concentrate on short-term gain, and like equity awards granted under the long-term incentive plan, which fosters a long-term view that minimizes unnecessary or excessive risk taking

•	stock ownership guidelines that tie executives to our Company's future business performance and align executives' interests with those of shareholders (e.g., 7x base salary for the CEO)

•
a prohibition against short-selling, buying Company shares on margin or using owned shares as collateral for margin accounts, which ensures that employees maintain appropriate exposure to changes in our Company's stock price and mitigates the risk of employees engaging in transactions that could have an adverse impact on our stock price

•	a recoupment policy that allows our Company to recover compensation paid in situations of misconduct requiring a restatement of financial results
The Compensation Committee also reviewed our awards for 2011 and 2012 compensation and determined our compensation program continued to be low risk for the following additional reasons:

•	the program did not emphasize stock options; instead, it balanced stock options and full-value awards

•
the program did not provide for highly leveraged performance-vested awards; instead, the leverage was reasonable and was capped at 200% of target on the upside for the performance-vested RSUs and limited to 100% of target for the performance-vested stock options

•	the program set specific stock price hurdles which were measured as the 40-day average stock price at any point over the 3-year performance period

•	there was no immediate payment; instead, the various equity awards vest in or over a 3-year period
In connection with our 2013 compensation, our Chief Risk Officer and Cook reviewed the enterprise risks that we faced as well as our compensation programs and determined that our incentive plans continue to be aligned with sound compensation design principles and do not encourage behaviors that would create material risk for us. Based on this update, and the performance-based nature of a large portion of the equity awards that were granted to our senior executives for 2013 compensation, the Compensation Committee continued to find that there is an appropriate balance between the risks inherent in our business and our compensation program.
HOW ARE DIRECTORS NOMINATED?
In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources. The Nominating and Governance Committee:

•	Reviews the qualifications of potential nominees to determine whether they might be a good candidate for membership on the Board of Directors

•
Reviews the potential nominee's judgment, experience, independence, understanding of our business or other related industries and such other factors as it determines are relevant in light of the needs of the Board of Directors and our Company

•
Selects qualified candidates and reviews its recommendations with the Board of Directors, which will decide whether to nominate the person for election to the Board of Directors at an Annual General Meeting. Between Annual General Meetings, the Board, upon the recommendation of the Nominating and Governance Committee, can approve additions to the Board

Although we do not have a formal Board diversity policy, we do believe that diversity among members of the Board is an important consideration and is critical to the Board's ability to perform its duties and various roles. Accordingly, in recommending nominees, the Board considers a wide range of individual perspectives and backgrounds in addition to diversity in professional experience and training. Our Board is currently composed of individuals from different disciplines, including lawyers, accountants and individuals who have industry, finance, executive and international experience. Our Corporate Governance Guidelines address diversity of experience, requiring the Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Our Corporate Governance Guidelines also provide that Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that will serve our governance and strategic needs. The Nominating and Governance Committee will consider Board candidates on the basis of a range of criteria including broad-based business knowledge and contacts, prominence and sound reputation in their fields as well as having a global business perspective and commitment to good corporate citizenship. Our Corporate Governance Guidelines specify that directors should represent all shareholders and not any special interest group or constituency. The Nominating and Governance Committee annually reviews its own performance. In connection with such evaluation, the Nominating and Governance Committee assesses whether it effectively nominates candidates for director in accordance with the above described standards specified by the Corporate Governance Guidelines. See each nominee's biography appearing later in this proxy statement for a description of the specific experience that each such individual brings to our Board.
Our Corporate Governance Guidelines additionally specify that directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing us. Directors must possess the highest personal and professional integrity. Directors must have the time necessary to fully meet their duty of due care to the shareholders and be willing to commit to service over the long term, if called upon.
The Nominating and Governance Committee will consider a shareholder's recommendation for director but has no obligation to recommend such candidates for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, the shareholder should send it to: Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Nominating and Governance Committee recommends, and the Board approves, such person.
If a shareholder desires to nominate a person for election as director at a shareholders meeting, that shareholder must comply with Article 14 of AGL's Bye-Laws, which requires notice no later than 90 days prior to the anniversary date of the immediately preceding Annual General Meeting. This time period has passed with respect to the 2014 Annual General Meeting. With respect to the 2015 Annual General Meeting, AGL must receive such written notice on or prior to February 6, 2015. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:

•	the shareholder's name as it appears in AGL's books

•	a representation that the shareholder is a record holder of AGL's shares and intends to appear in person or by proxy at the meeting to present such proposal

•	the class and number of shares beneficially owned by the shareholder

•	the name and address of any person to be nominated

•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such other person or persons, pursuant to which the nomination or nominations are to be made by the shareholder

•	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC's proxy regulations

•	the consent of each nominee to serve as a director of AGL, if so elected
Pursuant to its investment agreement with our Company, WLR Recovery Fund IV, L.P. has Board representation rights during the term of the investment by funds affiliated with Wilbur L. Ross, Jr. Mr. Ross is currently a director of AGL and is a nominee for re-election as a director at the 2014 Annual General Meeting.

COMPENSATION COMMITTEE INTERLOCKING AND INSIDER PARTICIPATION
The Compensation Committee of our Board of Directors has responsibility for determining the compensation of our executive officers. None of the members of the Compensation Committee is a current or former officer or employee of our Company. No executive officer of our Company serves on the compensation committee of any company that employs any member of the Compensation Committee.
WHAT IS OUR RELATED PERSON TRANSACTIONS APPROVAL POLICY AND WHAT PROCEDURES DO WE USE TO IMPLEMENT IT?
Through our committee charters, we have established review and approval policies for transactions involving our Company and related persons, with the Nominating and Governance Committee taking the primary approval responsibility for transactions with our executive officers and directors and the Audit Committee taking the primary approval responsibility for transactions with 5% shareholders. No member of these committees who has an interest in a transaction being reviewed is allowed to participate in any decision regarding any such transaction.
Our Nominating and Governance Committee charter requires the Nominating and Governance Committee to review and approve or disapprove of all proposed transactions with executive officers and directors that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K, the SEC provision which requires disclosure of any related person transaction with our Company that exceeds $120,000 per fiscal year. The Nominating and Governance Committee must also review reports, which our General Counsel provides periodically, and not less often than annually, regarding transactions with executive officers and directors (other than compensation) that have resulted, or could result, in expenditures that are not required to be disclosed pursuant to Item 404 of Regulation S-K.
Our Audit Committee charter requires our Audit Committee to review and approve or disapprove all proposed transactions with any person owning more than 5% of any class of our voting securities that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, our Audit Committee charter requires the Audit Committee to review reports regarding such transactions, which our General Counsel provides to the Audit Committee periodically, and not less often than annually, regarding transactions with any persons owning more than 5% of any class of the voting securities of AGL that have resulted, or could result, in expenditures that are not required to be disclosed pursuant to Item 404 of Regulation S-K. Our Audit Committee charter also requires the Audit Committee to review other reports and disclosures of insider and affiliated party transactions which our General Counsel provides periodically, and not less often than annually.
Our General Counsel identifies related party transactions requiring committee review pursuant to our committee charters from transactions that are:

•	disclosed in director and officer questionnaires (which must also be completed by nominees for director) or in certifications of Code of Conduct compliance

•	reported directly by the related person or by another employee of our Company

•	reported by our Chief Financial Officer based on a list of directors, executive officers and known 5% shareholders
If we have a related person transaction that requires committee approval in accordance with the policies set forth in our committee charters, we either seek that approval before we enter into the transaction or, if that timing is not practical, we ask the appropriate committee to ratify the transaction.

WHAT RELATED PERSON TRANSACTIONS DO WE HAVE?
Relationships with WLR Funds
Investment Agreement
Pursuant to an investment agreement dated as of February 28, 2008, which we refer to as the Investment Agreement, with funds that are affiliated with Wilbur L. Ross, Jr., a director of AGL, which we refer to as the WLR Funds, the WLR Funds purchased 10,651,896 Common Shares at $23.47 per share on April 8, 2008. As required pursuant to the terms of the Investment Agreement, AGL maintains a shelf registration statement under the Securities Act of 1933 covering the resale of the Common Shares sold to the WLR Funds pursuant to the Investment Agreement.
The Investment Agreement contains a standstill provision limiting the ability of the WLR Funds to purchase Common Shares. On September 16, 2008, we waived the standstill provisions of the Investment Agreement to permit the WLR Funds to purchase up to 5,000,000 Common Shares of our Company in open market transactions from time to time. The WLR Funds have acknowledged and agreed that all of such shares purchased by them will be "Controlled Shares" within the meaning of our Company's Bye-Laws and that all such shares will be subject to the voting agreements and transfer restrictions contained in the Investment Agreement. The WLR Funds have purchased our Common Shares in open market transactions from time to time.
On June 24, 2009, the WLR Funds purchased 3,850,000 Common Shares at $11.00 per share in our Common Shares offering. These shares are also "Controlled Shares" and shares that are subject to the voting agreements and transfer restrictions contained in the Investment Agreement.
Repurchase of Common Shares
In June 2013, we purchased from the WLR Funds and Mr. Ross 5,000,000 Common Shares for $109.7 million. The purchase price of $21.94 per share represented a 3% discount from the closing price of our Common Shares on the New York Stock Exchange on May 31, 2013. The share purchase reduced the WLR Funds' and Mr. Ross' ownership of our Common Shares to approximately 14.9 million Common Shares, or to approximately 8% of our total Common Shares outstanding at such time, from approximately 10.5% of such outstanding Common Shares.
Consulting Agreement
In October 2009, AG Analytics Inc., one of our subsidiaries, entered into a consulting agreement with Invesco Advisors, Inc. (Invesco). Invesco's affiliate, Invesco Private Capital, Inc., is the sole member of WL Ross & Co. LLC; each of Invesco, Invesco Private Capital, Inc. and WL Ross & Co. LLC are ultimately owned by the public company Invesco Ltd. (NYSE: IVZ). Invesco and WL Ross & Co. LLC are sponsors of the Invesco Mortgage Recovery Master Fund, L.P. and its associated investment entities (the PPIP Fund), which was established to invest in residential and commercial mortgage backed securities, residential whole loans, commercial real estate loans and other mortgage related assets. Under the agreement, we provided certain consulting services to Invesco in return for a consulting services fee. Since inception, we have received approximately $500,000 under the agreement. We did not provide any services under the agreement in 2013 and did not receive any payment in 2013. Our consulting services are no longer required and in March 2014, we and Invesco mutually agreed to end the consulting arrangement.
Relationship with Wellington Management Company
Wellington Management Company, LLP owns approximately 6.55% of AGL's Common Shares, according to a Schedule 13G/A filed on February 14, 2014. In December 2009, we appointed Wellington Management Company as investment manager to manage certain of our investment accounts. As of December 31, 2013, Wellington Management Company managed approximately $2.4 billion of our investment assets, which is approximately 22% of our total fixed maturity and short-term investment portfolio. In 2013, we incurred expenses of approximately $1.9 million related to investment management agreements with Wellington Management Company.
DID OUR INSIDERS COMPLY WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 2013?
Our executive officers and directors are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. We believe that all of our executive officers and directors complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal year 2013. Due to an administrative error, Mr. Albert was late in reporting the sale in 2012 of a fraction of one share, which has subsequently been reported.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
________________________________________________________________________________________________________________________
GENERAL
Our Bye-Laws provide for a maximum of 21 directors and empower our Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting. The Board may appoint any person as a director to fill a vacancy on the Board occurring as the result of any existing director being removed from office pursuant to the Bye-Laws or prohibited from being director by law; being or becoming bankrupt or making any arrangement or composition with his or her creditors generally; being or becoming disqualified, of unsound mind, or dying; or resigning. The Board may also appoint a person as a director to fill a vacancy resulting from an increase in the size of the Board or a vacancy left unfilled at an Annual General Meeting.
Our Board currently consists of 11 members. Mr. Baron is retiring from the Board in May 2014.
Assuming election of the nominees listed in Proposal No. 1 below, there will be 11 members of the Board of Directors following this Annual General Meeting. Following the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated Francisco L. Borges, G. Lawrence Buhl, Stephen A. Cozen, Dominic J. Frederico, Bonnie L. Howard, Patrick W. Kenny, Simon W. Leathes, Robin Monro-Davies, Michael T. O'Kane, Yukiko Omura and Wilbur L. Ross, Jr. as directors of AGL. Other than Yukiko Omura, each nominee is currently serving as a director of AGL. Proposal No. 1 is Item 1A on the proxy card.
Our directors are elected annually to serve until their respective successors shall have been elected and shall have qualified.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS OF AGL.
It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next Annual General Meeting.
We have set forth below information with respect to the nominees for election as directors. Except as otherwise described with respect to Mr. Ross in "How are directors nominated?", there are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

NOMINEES FOR DIRECTOR

Francisco L. Borges

Mr. Borges, age 62, became a director of AGL in August 2007. He is Chairman of Landmark Partners, LLC, an alternative investment management firm where he has been employed since 1999. Prior to joining Landmark, Mr. Borges was managing director of GE Capital's Financial Guaranty Insurance Company and capital markets subsidiaries. Mr. Borges is a former Treasurer for the State of Connecticut and a former Deputy Mayor of the City of Hartford, Connecticut. Mr. Borges serves on the board of directors for Connecticut Public Broadcasting Network, the University of Connecticut Health Center, the Knight Foundation, and Millbrook School. He is also a member of the board of directors of Davis Selected Funds, where he serves on the Pricing Committee and Leucadia National Corporation, where he serves on the Nominating & Governance Committee.

Mr. Borges has expertise in finance arising from his experience structuring and marketing financial guaranty insurance. In addition, his public service background has given him insight on public finance. His current position gives Mr. Borges insights into the financial markets in which the Company operates. Each of these areas is important to our business.

G. Lawrence Buhl

Mr. Buhl, age 67, became a director of AGL upon completion of our IPO. Through 2003, Mr. Buhl served as the Regional Director for Insurance Services in Ernst & Young LLP's Philadelphia, New York and Baltimore offices and as audit engagement partner for insurance companies, including those in the financial guaranty industry. Mr. Buhl served as a director for Harleysville Group, Inc. (NASDAQ: HGIC) and its majority shareholder, Harleysville Mutual Insurance Company, through their 2012 merger/combination with Nationwide Mutual Insurance Company and continues to serve on an Advisory Board to Nationwide. Mr. Buhl is also a member of the Board of Sponsors of the Sellinger School of Business and Management of Loyola University Maryland.

Mr. Buhl's insurance and Board experience and his knowledge of specific financial reporting requirements applicable to financial guaranty companies and familiarity with compliance, finance, governance, control environment and risk management requirements and processes for public companies and the financial guaranty industry benefit the Board in its deliberations and oversight.

Stephen A. Cozen

Mr. Cozen, age 74, became a director of AGL upon completion of our IPO. Mr. Cozen is the founder and Chairman of Cozen O'Connor, an internationally recognized law firm with its home office in Philadelphia, Pennsylvania. Mr. Cozen is a fellow in the American College of Trial Lawyers and the International Academy of Trial Lawyers. Mr. Cozen is a director of Franklin Square Capital Partners and also serves on numerous educational and philanthropic boards, including the University of Pennsylvania's Law School Board of Overseers and the Board of Councilors of the University of Southern California (Shoah Foundation Institute). Mr. Cozen was a director of Global Indemnity Ltd. from 2004 until 2010 and reassumed that position in 2012.

Mr. Cozen's decades of legal experience is an important resource for the Board. As the founder and chairman of a large law firm, he has executive experience with respect to a growing organization. Mr. Cozen provides valuable insights to the Board and our Company on public policy issues facing us.

Dominic J. Frederico

Mr. Frederico, age 61, has been a director, and the President and Chief Executive Officer, of AGL since our IPO. Mr. Frederico served as Vice Chairman of ACE Ltd. from 2003 until 2004 and served as President and Chief Operating Officer of ACE Ltd. and Chairman of ACE INA Holdings, Inc. from 1999 to 2003. Mr. Frederico was a director of ACE Ltd. from 2001 through May 2005. From 1995 to 1999 Mr. Frederico served in a number of executive positions with ACE Ltd. Prior to joining ACE, Mr. Frederico spent 13 years working for various subsidiaries of the American International Group.

Mr. Frederico has the most comprehensive knowledge of all aspects of our operations as well as executive experience. He also has extensive industry experience, which makes him valuable both as an officer and as a director of AGL.

Bonnie L. Howard

Bonnie L. Howard, age 60, became a director of AGL in August 2012. Ms. Howard has more than 30 years of experience in auditing and risk management. She worked at Citigroup, Inc. from 2003 to 2011, serving as Chief Auditor from 2004 to 2011 and Global Head of Control and Emerging Risk from 2010 to 2011, leading a team of over 1,500 professionals covering $1.9 trillion of assets in over 100 countries, until her retirement in 2011. She was previously Managing Director of Capital Markets Audit at Fleet Boston Financial and a Managing Director at JPMorgan in the roles of Deputy Auditor and head of Global Markets Operational Risk Management. Ms. Howard is a certified public accountant in the United States and has over a decade of experience with KPMG and Ernst and Young. Ms. Howard currently serves on the board of directors of BMO Financial Corp., where she is a member of the risk oversight and audit committees.

Ms. Howard's background in finance and enterprise risk management is valuable to the Board in its oversight of our financial reporting and credit and risk management policies.

Patrick W. Kenny

Mr. Kenny, age 71, became a director of AGL upon completion of our IPO. He served as the President and Chief Executive Officer of the International Insurance Society in New York, an organization dedicated to fostering the exchange of ideas through a program of international seminars and sponsored research, from 2001 to 2009. From 1998 to 2001, Mr. Kenny served as executive vice president of Frontier Insurance Group, Inc. From 1995 to 1998, Mr. Kenny served as senior vice president of SS&C Technologies. From 1988 to 1994, Mr. Kenny served as Group Executive, Finance & Administration and Chief Financial Officer of Aetna Life & Casualty. Mr. Kenny serves on the board of directors of several ING mutual funds. Until December 2009, Mr. Kenny was a director and member of the audit and the compensation committees of Odyssey Re Holdings Corp. Mr. Kenny was also a director of the Independent Order of Foresters from 1997 to 2009.

Mr. Kenny has extensive insurance industry experience, including executive experience within the industry. In addition, the Board benefits from Mr. Kenny's experience as an accountant.

Simon W. Leathes

Mr. Leathes, age 66, was appointed as an independent, non-executive director of the Company's U.K. affiliates, Assured Guaranty (Europe) Ltd. and Assured Guaranty (UK) Ltd., in December 2011. Since 1996, he has served as a non-executive director of HSB-Engineering Insurance Ltd., a UK subsidiary of Munich Re, where he is the chairman of the audit and finance committee. Mr. Leathes is a director of HSBC Bank plc and is a member of its audit and finance committees; he is also a member of the audit and risk committee of the Global Banking and Markets division of HSBC and the risk committee of the Commercial Banking division of HSBC. In addition, since 2008 he has served on the board and the audit and finance committees of the Royal Hospital For Neuro Disability, where he is also the chairman of the pension fund trustees. He also serves as chairman of the trustees of the Kier Group Pension Scheme.

Mr. Leathes served as Vice Chairman and Managing Director of Barclays Capital, the investment banking subsidiary of Barclays plc, from January 2001 until his retirement in December 2006. In addition, he served from 2001 to 2010 as a non-executive director of Kier Group plc, a company listed on the London Stock Exchange, where he also served as chairman of the audit committee and a member of the remuneration and nominations committees.

Mr. Leathes' considerable experience in investment and risk management, as well the institutional knowledge gained through his directorships of the Company's U.K. affiliates, is valuable to the Board and its committees.

Robin Monro-Davies

Mr. Monro‑Davies, age 73, became a director of AGL in August 2005 and Chairman of our Board in 2013. From 1997 until his retirement in 2001, Mr. Monro‑Davies was Chief Executive Officer of Fitch Ratings. He is the chairman of NB Distressed Debt Investment Fund Limited and The Ukraine Opportunity Trust PLC. He is a director of HSBC Bank Middle East Limited.  Mr. Monro‑Davies previously held directorships with HSBC Bank plc (2004-2013), AXA UK PLC (2002 to 2011), and AXA Asia Pacific Holdings Ltd. (2004 to 2008). Mr. Monro‑Davies is also an independent director of our UK insurance subsidiaries.
The Board benefits from Mr. Monro‑Davies' rating agency expertise, which is important because ratings of the Company's operating subsidiaries directly impact their ability to successfully sell financial guarantees. As a former chief executive officer, Mr. Monro‑Davies has leadership experience and an understanding of financial and operational issues of a business organization. He also brings a European perspective to the Board, which is useful for our international business.

Michael T. O'Kane

Mr. O'Kane, age 68, became a director of AGL in August 2005. Until his retirement in August 2004, Mr. O'Kane was employed at TIAA-CREF (financial products) in a number of different capacities since 1986, most recently as Senior Managing Director, Securities Division. Since 2006, Mr. O'Kane served as a director of Jefferies Group, Inc., where he was a member of the audit, compensation and governance committees. In March 2013, Jefferies merged into Leucadia National Corporation and Mr. O'Kane became a director of Leucadia, where he also serves on the audit and compensation committees.

Mr. O'Kane's background has given him considerable experience in investment and risk management, both of which are key aspects of our business and are important to the Board and Board committee deliberation.

Yukiko Omura

Yukiko Omura, age 58, is a non-executive member of the Board of Directors of GuarantCo (part of the Private Infrastructure Development Group organization), an Advisory Board Member of Amatheon Agri Holding N.V., and an informal advisor to CG/LA Infrastructure and Frontier Markets. She served as Vice President of the International Fund for Agricultural Development (IFAD) and, prior to that, as Executive Vice President of the Multilateral Investment Guarantee Agency (MIGA) of the World Bank Group.

She began her career as a project economist with the Inter-American Development Bank, working in the infrastructure sector. She then worked at several major investment banks in Tokyo, New York and London. At JP Morgan, she worked in M&A, derivatives, launched the emerging markets operations in Tokyo and led EMSTAR (Emerging Markets Sales, Trade and Research) Marketing for Northern Europe, out of London. Subsequently, Ms. Omura served as Senior Vice President and Head of Emerging Markets Asia, and later as Head of Credit Business, Asia, at Lehman Brothers. She then became Managing Director and Head of the Global Fixed Income and Derivatives Department for UBS Japan. Following a merger with SBC, Ms. Omura became the new head of the merged bank's Global Fixed Income and Derivatives Department, after which she joined Dresdner Bank as Managing Director and Head of Global Markets and Debt Office, Japan.

In 2002, Ms. Omura created the HIV/AIDS Prevention Fund, a charitable company based in London.

Ms. Omura brings more than 30 years of international professional experience in the financial sector working in all major financial centers of the world. Her global experience will add considerable value to the Board.

Wilbur L. Ross, Jr.

Wilbur L. Ross, Jr., age 76, became a director of AGL in 2008. Mr. Ross is the Chairman and Chief Executive Officer of WL Ross & Co. LLC, a private equity firm. Mr. Ross is also currently a member of the board of directors of International Textile Group, Inc., a global, diversified textile provider; EXCO Resources, Inc., an oil and natural gas exploration and development company; ArcelorMittal N.V., a steel company; The Governor and Company of the Bank of Ireland, a commercial bank operation in Ireland, BankUnited, Inc., a savings and loan holding company; Navigator Holdings Ltd., a provider of international seaborne transportation services;  NBNK Investments PLC, a financial services SPAC; Ocwen Financial Corporation, a residential and commercial loan servicing company; Sun Bancorp, a bank holding company; Talmer Bancorp, a bank holding company and Plascar Participacoes SA, a manufacturer of automotive interiors. Mr. Ross formerly served as a member of the board of directors of Air Lease Corporation, an aircraft leasing company from 2010 to December 2013; International Coal Group from April 2005 to June 2011, Montpelier Re Holdings Ltd., a reinsurance company, from 2006 to March 2010; The Greenbrier Companies, a supplier of transportation equipment and services to the railroad industry from June 2009 until January 2013; and Syms Corp., a retail store operator, from 2000 through 2007.  Mr. Ross was Executive Managing Director of Rothschild Inc. for 24 years before acquiring that firm's private equity partnerships in 2000.

Mr. Ross is a graduate of Yale University and of Harvard Business School. Through the course of Mr. Ross' career, he has served as a principal financial adviser to, investor in, and director of various companies across the globe operating in diverse industries, and he has assisted in restructuring more than $300 billion of corporate liabilities.

Mr. Ross possesses unique skills, qualities and experience, as evidenced by his background, which we believe adds significant value to Board discussions and to our success.

INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP
________________________________________________________________________________________________________________________
HOW MUCH STOCK IS OWNED BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS?
The following table sets forth information, as of March 10, 2014, except as otherwise expressly provided, regarding the beneficial ownership of our Common Shares by our directors, nominees and executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement, to whom we refer as our named executive officers, and by our directors, nominees and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares under the column "Common Shares Beneficially Owned." The Common Shares listed for each director, nominee and executive officer constitute less than 1% of our outstanding Common Shares, except for Mr. Ross, who together with affiliates, owns approximately 8.15% of our Common Shares. Mr. Frederico owns approximately 0.94% of our Common Shares. The Common Shares beneficially owned by all directors, nominees and executive officers as a group constitute approximately 10.02% of our outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned		Unvested Restricted Common Shares (1)	Restricted Share Units (2)	Common Shares Subject to Option (3)
Robert A. Bailenson	67,519		—	96,185	78,000
Neil Baron	16,813		4,310	18,988	8,768
Francisco L. Borges	163,466		8,621	6,649	7,658
Russell B. Brewer II	46,820		—	69,133	10,000
G. Lawrence Buhl	28,503		4,310	15,060	7,026
Stephen A. Cozen	61,938	(4)	4,310	15,060	—
Dominic J. Frederico	826,252	(5)	—	693,312	900,001
Bonnie L. Howard	8,347		4,310	—	—
Patrick W. Kenny	29,059		5,172	25,778	13,561
Simon W. Leathes	—		4,310	—	—
James M. Michener	190,991		—	92,195	240,000
Robert B. Mills	209,504	(6)	—	49,078	340,000
Robin Monro-Davies	44,953		4,310	15,853	7,026
Michael T. O'Kane	27,953		4,310	15,853	7,026
Yukiko Omura	—		—	—	—
Wilbur L. Ross, Jr.	14,859,339	(7)	4,310	—	—
All directors, nominees and executive officers as a group (18 individuals)	16,700,824		48,273	1,225,011	1,707,066

(1)	The reporting person has the right to vote (but not dispose of) the Common Shares listed under "Unvested Restricted Common Shares."

(2)
The Common Shares associated with restricted share units are not deliverable as of March 10, 2014 or within 60 days of March 10, 2014 and therefore cannot be voted or disposed of within such time period. As a result, these shares are not considered beneficially owned under SEC rules. We include them in the table above, however, because we view them as an integral part of share ownership by our directors and executive officers. Each current non-management director, other than Mr. Ross, Ms. Howard and Mr. Leathes, holds share units, including dividend accruals, which have vested and will be generally deferred at least six months after the termination of such director's service on the Board. Our executive officers have restricted share units that vest on specified anniversaries of the date of the award, with Common Shares delivered upon vesting.

This column includes 297,131, 23,062 and 37,907 share units allocated to Mr. Frederico, Mr. Michener and Mr. Bailenson, respectively, and 28,872 share units allocated to another executive officer, due to their elections to invest a portion of their respective AGL Supplemental Executive Retirement Plan or AGC Supplemental Executive Retirement Plan accounts in an employer stock fund.

(3)	Represents Common Shares which the reporting person has the right to acquire as of March 10, 2014 or within 60 days of March 10, 2014 pursuant to options.

(4)	Includes shares owned by Mr. Cozen's spouse over which Mr. Cozen has the power to direct the voting and disposition.

(5)	Includes shares owned by Mr. Frederico's spouse and daughter, and shares owned by a family trust, over which Mr. Frederico has the power to direct the voting and disposition.

(6)	Includes shares owned jointly with Mr. Mills' spouse over which Mr. Mills has the power to direct the voting and disposition.

(7)
Includes shares held by funds affiliated with Mr. Ross. On March 19, 2014, funds affiliated with Mr. Ross and Mr. Ross sold an aggregate of 4,000,000 shares. Because that sale occurred after the date of this table, the number of shares represented in this table does not reflect such sale. After giving effect to such sale, the number of Common Shares beneficially owned would be 10,859,339.

WHICH SHAREHOLDERS OWN MORE THAN 5% OF OUR COMMON SHARES?
The following table shows all persons we know to be direct or indirect owners of more than 5% of our Common Shares as of the close of business on March 10, 2014, the record date for the Annual General Meeting, unless otherwise indicated. On March 10, 2014, 182,436,254 Common Shares were outstanding, including 48,273 unvested restricted Common Shares. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
WL Ross Group, L.P.(1) 1166 Avenue of the Americas New York, NY 10036	14,863,649	8.15%
Wellington Management Company, LLP(2) 280 Congress Street Boston, MA 02210	11,955,248	6.55%

(1)
Based on a Schedule 13D/A filed by WL Ross Group, L.P. on June 4, 2013 reporting the amount of securities beneficially owned as of May 31, 2013. WL Ross Group, L.P., as the managing member of the general partner of each of WLR Recovery Fund IV, L.P., WLR Recovery Fund III, L.P., WLR/GS Master Co-Investment, L.P. and WLR AGO Co-Invest, L.P. (collectively, the Principal Funds), and the entity party to that certain Parallel Investment Agreement with the general partner of WLR IV Parallel ESC, L.P. (the ESC and together with the Principal Funds, the Funds), may be deemed to have shared voting and shared dispositive power over 14,842,488 shares held directly by the Funds. Wilbur L. Ross, Jr. has sole voting and sole dispositive power of 21,161 shares and, in his capacity as managing member of the general partner of WL Ross Group, L.P., may be deemed to have shared voting and shared dispositive power over the 14,842,488 shares held directly by the Funds. On March 19, 2014, the Funds and Mr. Ross sold an aggregate of 4,000,000 shares. Because that sale occurred after the date of this table, the number of shares represented in this table does not reflect such sale. After giving effect to such sale, the number of shares beneficially owned would be 10,863,649 and the percent of the class, based on the number of Common Shares outstanding as of March 10, 2014, would be 5.95%.

(2)
Based on a Schedule 13G/A filed by Wellington Management Company, LLP on February 14, 2014, reporting the amount of securities beneficially owned as of December 31, 2013. Wellington Management Company, LLP has shared voting power over 10,307,774 shares and shared dispositive power over 11,955,248 shares.

EXECUTIVE COMPENSATION
_______________________________________________

COMPENSATION DISCUSSION AND ANALYSIS
2013 Highlights
In 2013, Assured Guaranty achieved significant progress in key business and financial areas. These accomplishments were important considerations in determining our executive officers' compensation for the year.

•	We achieved strong financial performance, earning $609 million of operating income, resulting in $2.4 billion of operating income generated over the past four years.

•	We increased operating shareholders’ equity to a record $33.83 per share and adjusted book value per share to $49.58 at year end.

•	Our operating return on equity was strong at 10.2%.

•	After taking into account our growing capital in our U.S. subsidiaries, we developed a plan to manage our group capital efficiently and became tax resident in the United Kingdom.

•	We reduced our insured leverage by 15% during the year (and 45% over the last four years) to increase our financial strength.

•
We terminated or agreed to terminate $7 billion of net par outstanding on policies across which we accelerated the earning of 100% of the expected premium. Total terminations including certain other accelerations contributed $144 million to pre-tax operating earnings for the year.

•
The price of our Common Shares improved significantly in 2013, closing at $23.59 on December 31, 2013, compared to $14.23 on December 31, 2012. On March 10, 2014, the record date, the price of one of our Common Shares closed at $26.02. The table below compares the total shareholder return (TSR) on our Common Shares against the S&P 500 Financial Index on a one, three and five year basis, and from January 1, 2014 through March 10, 2014.

Total Shareholder Return

	1/1/2014 – 3/10/14	1 year (2013)	3 years (2011-2013)	5 years (2009-2013)
S&P 500 Financial Index	2.5%	35.6%	44.8%	90.2%
Assured Guaranty Ltd. TSR	10.8%	68.8%	41.2%	124.7%

•	We returned $264 million to our shareholders through share repurchases.

•	We raised our quarterly dividend in both 2013 and 2014, increasing it by 22% over the past two years, from $0.09 per Common Share to $0.11 per Common Share.

•	We established Municipal Assurance Corp. (MAC), a company that only insures U.S. public finance obligations, in response to market needs. MAC began issuing policies in August.

•
During a year in which U.S. public finance issuance and interest rates remained generally low, and in which Moody’s downgraded our financial strength rating, we issued financial guaranties on $9.4 billion of obligations in the primary and secondary markets, with a present value of new business production (PVP) of $141 million. These included large, medium and small sized U.S. municipal general obligations and revenue bonds well diversified by geography and bond sector, as well as approximately £240 million of U.K. infrastructure bonds across three transactions that produced $18 million of PVP.

•
We continued to pursue alternative strategies for creating value, including mitigating our losses by actively participating in restructuring efforts, entering into settlements, pursuing litigation and purchasing obligations we have insured.

In 2013, we resolved several troubled U.S. public finance exposures, including our exposure to Jefferson County, Alabama, which had filed for bankruptcy protection under Chapter 9 of the U.S. Bankruptcy Code; Harrisburg, Pennsylvania, which was in receivership; and the Foxwoods Casino run by the Mashantucket Pequot Tribe in Connecticut. We also reached a tentative settlement with Stockton, California, which had filed for bankruptcy protection under Chapter 9.
In addition, with respect to our exposure to U.S. residential mortgage-backed securities (RMBS), in 2013 we entered into a number of settlement agreements with providers of representations and warranties (R&W) in transactions we insured that, in the aggregate, resulted in those providers paying or agreeing to pay over $700 million (gross of reinsurance) in respect of their R&W liabilities. As of December 31, 2013, after taking into account earlier U.S. RMBS settlement agreements that we have entered into and loan repurchases made pursuant to our demands, we have caused such providers to pay or agree to pay approximately $3.6 billion (gross of reinsurance) in respect of their R&W liabilities.
We purchased $331 million of bonds that we insure, at 70% of their par value, which mitigated expected losses on those securities and contributed to adjusted book value.

•
Although we were not able to maintain the Moody’s financial strength ratings that had been assigned to our insurance subsidiaries, we did maintain our financial strength ratings from S&P and we maintained financial strength ratings with stable outlooks from all rating agencies through the end of 2013. We obtained financial strength ratings for MAC of AA- from S&P and AA+ from Kroll Bond Rating Agency.

The Compensation Committee, in making its decisions on 2013 compensation for our executive officers, determined that, despite the difficult economic environment and financial strength rating challenges we faced in 2013, the executive officers had succeeded in taking advantage of other opportunities in the market to create shareholder value. The Compensation Committee also sought to reward the executive officers for their continued efforts despite economic headwinds at a critical juncture in our Company's history.
Compensation Highlights
We align pay with performance.
Assured Guaranty’s compensation program has been designed to reward performance by having more variable and performance-based compensation at the more senior levels of our Company. We use a mix of variable incentive compensation with different time horizons and payout forms to provide an incentive for annual and sustained performance over the longer term. The performance of our executive officers is assessed from both a financial and a non-financial perspective.
Most of the pay of our executive officers consists of variable incentive compensation, in the form of an annual cash incentive as well as long-term equity incentives and deferred cash incentives. The long-term equity incentive compensation has a performance-based component in that the vesting is based on the achievement of an average share price target, and a time-based component, in that the vesting occurs at the end of a three-year period. For the deferred cash incentives, the amount distributable is contingent on future financial performance.
We adopted a long-term equity incentive strategy to cover awards for 2011 and 2012 compensation; our CEO received a two-year award and the other executive officers received annual awards with the same terms and conditions as the CEO's awards. For 2013 compensation, we enhanced the performance orientation of the long-term equity incentive strategy, simplified the elements of our executive compensation package, and created a program that is expected to remain in place for several years.
For 2013 performance, approximately 55% of the long-term incentive compensation for the CEO is performance-based, meaning that the vesting or the amount distributable depends on the achievement of specified goals or on our financial performance; the comparable percentage for the other named executive officers is approximately 65%.

We have engaged with our investors and improved our executive compensation program based on their feedback.
Our shareholders in 2013 approved the compensation of our executive officers with an approval vote of 68%. We believe our shareholders recognize the improvements we made to our executive compensation program for 2011 and 2012 compensation. However, despite the strong support on our say-on-pay resolution, we understand that some shareholders were not satisfied with our executive compensation changes. In 2013, we reached out proactively to the holders of approximately 64% of our outstanding shares, and had meaningful discussions with 17 shareholders who held approximately 59% of such shares, to better understand their concerns. We did not specifically engage with WL Ross Group, L.P., which together with our director Mr. Ross, owned approximately 10.26% of our Common Shares at the time, due to the fact that we have an ongoing dialog with Mr. Ross and because under the voting agreement with WL Ross Group, L.P., the funds affiliated with Mr. Ross vote all of the Common Shares they own in proportion with the votes cast by the other holders of our Common Shares on any matter put before them.
We have adjusted our executive compensation program in consideration of our shareholder interactions, including modifications to our long-term incentive awards for 2013 performance to: focus more on equity awards and less on cash; simplify the array of incentive compensation; and award the CEO a one-year equity incentive compensation grant rather than a two-year grant.
Over the past few years, we have eliminated pay practices from our executive compensation program that some of our shareholders may have deemed objectionable, resulting in a more shareholder-focused program.

•	None of our executive officers have employment agreements. Employment agreements that had been in place that provided for certain severance benefits and perquisites have been eliminated.

•	We reduced a number of perquisites that had been provided under employment agreements and have adopted a perquisite policy.

•	We reduced the severance benefit that had been provided under employment agreements and have adopted a severance policy.

•	We do not provide any tax gross-ups.

•	There are no "single trigger" accelerated vesting of stock-based awards granted on or after April 2011 upon a change in control.
We more closely tied our executive compensation program to our Company's long-term performance.
The Compensation Committee of our Board of Directors and management made significant changes to our executive compensation program for 2011 and 2012 compensation in order to strengthen the linkage between pay and long-term Company performance.
The compensation program was structured with upside potential for superior executive achievements as well as the possibility of reduced compensation if executives were unable to execute our Company's strategies. The structure was intended to increase management motivation for longer term increase in shareholder value and thereby align more closely executive officer and shareholder interests. The revised compensation program was also structured with a view to retain management.
The performance equity awards that were developed only vest if the highest 40-day average price of our Common Shares reaches certain thresholds during a three-year performance period, as described in more detail below, which further aligned executive pay and Company performance. The changes reflected input from our shareholders, proxy advisor groups and Cook.
For 2013 compensation, the Compensation Committee determined to continue many of the changes initiated for 2011 and 2012 compensation, with additional enhancements recommended by Cook and our shareholders, as described in the table below.

Principal Elements of Executive Compensation Package	2011 and 2012 Compensation	2013 Compensation
Long-Term Equity Incentives	Grant Allocation: Delivered in a combination of: • Performance-vesting awards (performance share units and performance stock options) • Time-vesting restricted stock units (RSUs).
Grant Allocation:
Did not award any performance stock options in an effort to simplify program and due to their limited use by our comparison group, which is described in “Executive Compensation Comparison Group” under Compensation Governance below.

Awards were granted based on prior year performance.
Continued to grant performance share units, which represent a contingent right to receive Common Shares of our Company. The performance share units do not have voting rights but will receive dividends upon and to the extent of vesting.

Target amounts: 50% performance share units 25% performance stock options 25% RSUs
Up-weighted equity (50% performance share units, 50% RSUs) and significantly down-weighted Performance Retention Plan (deferred cash incentive plan discussed below) as a percentage of long-term incentive awards, to be more consistent with our comparison group.

Earn out of performance-vesting awards: Tied to achievement of pre-established share price targets, as follows:

Performance share units:  0-200% of target performance shares vest at the end of a 3-year performance period based on the highest 40-day average price of our Common Shares reached during such period:

35% earned at $18
100% earned at $24
200% earned at $30

Straight line interpolation is used to calculate percentages between prices.

Earn out of performance-vesting awards: Revised the 40-day average share price targets that must be achieved for 0-200% of new target performance shares to vest at the end of the 3-year performance period to reflect current price of Common Shares and future expectations:

35% earned at $28
100% earned at $32
200% earned at $36

Straight line interpolation is used to calculate percentages between prices.

Principal Elements of Executive Compensation Package	2011 and 2012 Compensation	2013 Compensation

Performance stock options: 0-100% of target performance shares vest at the end of a 3-year performance period based on the highest 40-day average price of our Common Shares reached during such period: 35% earned at $18; 50% at $24; 100% at $30. Straight line interpolation is used to calculate percentages between prices. Exercise price equal to grant date fair market value; 7-year maximum term.

Did not award any performance stock options.

As of March 10, 2014, the $18 price target has been achieved; the $24 and $30 targets have not been achieved.
Based on the highest 40-day average price of our Common Shares being $23.34 during the applicable performance period, at this time approximately 93% of the performance share units and approximately 48% of the performance options will vest, subject to the other conditions of the performance equity, but not before the end of the relevant three-year performance period.

	Time-vesting RSUs: Vest 100% on 3-year anniversary of grant.	Time-vesting RSUs: Continued to grant time-vesting RSUs that vest 100% on 3-year anniversary of grant.
	Grant frequency: Two-year for CEO; annual for other executive officers.	Grant frequency: Changed grant frequency to annual for all executive officers.

Retirement provision: CEO must be employed at end of performance period for any of performance share units, performance stock options or RSUs to vest.
For other executive officers, for performance share units, performance stock options and RSUs granted in February 2013, if the executive were to retire after attaining age 65, perform 10 years of service for our Company and obtain the consent of our Compensation Committee, such grants would not be forfeitable.

Retirement provision: Changed retirement to include attaining minimum age of 60 and having a combination of age and service equal to 70 and obtaining Compensation Committee consent.
Upon retirement, payment of performance share units and RSUs at end of performance period with pro rata vesting based on service and actual performance at end of performance period.

Principal Elements of Executive Compensation Package	2011 and 2012 Compensation	2013 Compensation
Deferred Cash Incentive Performance-vested cash awards under our Performance Retention Plan (PRP)
Primary goal is retention, which is reflected in degree of difficulty of the performance goals.
Amounts distributable are contingent on future financial performance and distributed over 2, 3 and 4 year performance periods.

Granted awards under the same program, but significantly down-weighted PRP as a component of long-term incentive compensation.
	Value of award may be higher or lower than the grant date value, depending upon changes in adjusted book value per share and operating return on equity.	CEO’s PRP award reduced from 37.5% of 2012 long-term incentive compensation to 11% of 2013 long-term incentive compensation.
	Executive officer payments are forfeited if adjusted book value per share declines during a performance period and operating return on equity is less than 3% on average.	Other named executive officers’ PRP awards reduced from 64% of 2012 long-term incentive compensation to 30% of 2013 long-term incentive compensation.
Annual Cash Incentive	Annual cash reward for performance against annual financial goals as well as for progress against strategic initiatives that we expect to drive our growth over the moderate to long term.	Strategy unchanged given state of financial guaranty industry and evolving business strategy.
Base Salary	Competitive fixed pay based on responsibilities, skill set and experience.	Strategy unchanged given state of financial guaranty industry and evolving business strategy.
We strive to engage in best practice governance practices with respect to executive compensation.

•	Anti-Hedging Policy. We adopted an anti-hedging policy in 2013 that explicitly prohibits employees and directors from hedging our Common Shares.

•	Anti-Pledging Policy. Our stock trading policy continues to prohibit employees and directors from pledging our Common Shares without express approval from our Nominating and Governance Committee.

•
Stock Ownership Guidelines. To demonstrate our commitment to build shareholder value, the Board of Directors adopted management stock ownership guidelines. Our guidelines do not mandate a time frame by which this ownership must be attained, but each executive officer must retain 100% of his after-tax receipt of Company stock until he reaches his ownership goal. Please see "Information About Our Common Share Ownership — How Much Stock is Owned by Directors and Executive Officers?" for detailed information on the executive officers' stock ownership.

•
Executive Officer Recoupment Policy. Our Board of Directors adopted a recoupment policy in February 2009 pursuant to which the Compensation Committee may rescind or recoup certain of the compensation of an executive officer if such person engages in misconduct related to a restatement of our financial results or if objectively quantifiable performance goals are later determined to have been overstated.

•
Annual Risk Analysis. We conduct an annual risk analysis of our executive compensation program with our independent compensation consultants to ensure that our program does not encourage inappropriate risk-taking.

Our Compensation Philosophy and Objectives
Assured Guaranty's compensation philosophy is grounded in the concept of attracting and retaining talented and experienced business leaders who can drive financial and strategic growth objectives intended to build long-term shareholder value.
Our executive compensation program is designed with the guiding principles of

•	pay for performance by providing an incentive for exceptional performance and the possibility of reduced compensation for underperformance

•	accountability for short and long-term performance

•	alignment to shareholder interests

•	retention of highly qualified and successful employees
We assess performance from both a financial and a non-financial perspective, with a wide range of performance measures. We encourage balanced performance and discourage excessive risk taking or undue leverage by avoiding too much emphasis on any one metric or short-term performance.
We use judgment and discretion when making pay decisions to avoid relying on formulaic designs, taking into account both what was accomplished and how it was accomplished.
The Compensation Process
The Compensation Committee works very closely with its independent consultant Cook, the Chairman of the Board and management to examine pay and performance matters throughout the year. In order to determine the compensation for 2013 performance, the Compensation Committee and the Chairman of the Board met with Cook with and without management present.
The Compensation Committee conducts in-depth reviews of performance and then applies judgment to make compensation decisions, rather than relying solely on rigid calculations to determine incentive award payouts. The Compensation Committee believes its process, described below, is an effective way to assess the quality of performance, risk management and leadership demonstrated by Mr. Frederico and his senior management team.
Each year, the Compensation Committee undertakes its reviews and decision-making according to the following timeframe:

•	In August and November, reviews our corporate performance during the then current year, as well as progress against the executive officer performance goals

•	In November, reviews and approves the metrics and goals in our performance framework and the executive officer performance goals for the next upcoming year

•	In January, begins to formulate its executive compensation decisions with respect to the previous year's performance

•	In February, makes final executive compensation decisions with respect to the previous year's performance
In making its compensation decisions, the Compensation Committee:

•
Discusses with the full Board the full-year financial and strategic performance at length, seeking to understand what was accomplished relative to established objectives, how it was accomplished, the quality of the financial results, and strategic positioning for future competitive advantage, and the CEO's and other executive officers' individual performance

•
In conjunction with our independent directors, determines the total compensation amount for the CEO and each of the other executive officers, starting with the prior years' compensation, and making adjustments based on:

◦	Performance assessments

◦	Market pay levels and trends

◦	Input from Cook

◦	For the other executive officers: the CEO's recommendations, succession planning, and retention considerations

◦	The strength of the executive team in this unique segment of the insurance industry

•	Approves any design changes to the executive compensation program for the upcoming year
The CEO is the principal executive involved with the Compensation Committee in establishing compensation policy and setting the compensation for other executive officers. He generally attends Compensation Committee meetings except when his compensation is being determined, and between meetings, the chairman of the Compensation Committee will often speak with the CEO, the General Counsel or the Managing Director, Human Resources regarding committee and compensation matters.
The Board of Directors has delegated to the CEO the power to approve:

•	Routine changes to benefit plans

•	New-hire packages for non-executive officers with expected annual compensation below a specified amount

•
New-hire equity grants for non-executive officers up to a specified amount of stock options and restricted stock for each new hire. All equity grants authorized by the CEO must be reported to the Compensation Committee at its next meeting

•	Routine salary and employment termination arrangements for employees below the top three levels of our Company
The Compensation Committee allocates each pay component based on our results for the relevant performance year, including the achievement of the specific financial performance goals contained in the business plan that our Board of Directors approves each year and the individual performance of each executive officer.
The Compensation Committee also considers other factors in evaluating the performance of the executive officers, including total shareholder return data and how the management team responds to unanticipated opportunities or challenges. The difficulty of achieving each component of the financial performance goals and other individual performance goals varies, and no individual financial or qualitative goal has more weight than other goals. In the aggregate, the Compensation Committee viewed the financial performance goals and other individual performance goals as significant challenges for the CEO and the other executive officers.
Decisions on 2013 Compensation
Overview of Changes for 2013 Compensation
Compensation Mix of Equity versus Cash. In 2013, some of our shareholders responded to our outreach on our say-on-pay resolution by indicating that they would prefer the long-term incentive awards granted by the Compensation Committee to focus more on equity awards and less on cash and to be more heavily weighted towards equity grants the vesting of which is more performance-based and less time-based.
At the request of the Compensation Committee, Cook analyzed the executive compensation data of a comparison group of companies and recommended that it would be more consistent with the comparison group to weight the compensation mix more heavily toward equity and less heavily towards our PRP program. Due to the shift toward equity from cash, Cook recommended that the nominal value of the performance share unit grants and the RSU grants be divided evenly.
As a result, after taking into account the financial measures and the individual qualitative measures for each executive officer, all of which we discuss in detail below, the Compensation Committee determined, for 2013 compensation as compared to 2012 compensation, to grant more equity and less PRP to the CEO and the other named executive officers as follows:
Long-Term Incentive Compensation Grant Mix

•	Equity-based compensation for 2012 consists of performance share units, performance stock options and RSUs.

•	Equity-based compensation for 2013 consists of performance share units and RSUs.

•	Cash-based compensation for both 2012 and 2013 consists of grants under our Performance Retention Program.

•	For our CEO, equity-based compensation for 2012 represents one-half of the two-year equity grant he received for both 2011 and 2012 compensation.
Performance Share Unit Price Hurdles. The Compensation Committee also discussed with Cook the appropriate share price hurdles for the performance share units to be granted for 2013 compensation, in light of the increase in the price of the Common Shares since February 2012, which is when the Compensation Committee began awarding performance-based equity the vesting of which is based on the highest 40-day average price of our Common Shares reaching certain specified thresholds during a three-year performance period.
Use of the highest 40-day average share price is intended to mitigate the impact of share price volatility on the number of shares granted. Specifically, the use of an average ensures that the executive officer does not receive more compensation potential due to a larger number of shares being granted as a result of a sharp decline in our share price on the date of grant. Conversely, the executive officer is not negatively impacted by a sharp increase in our share price on the date of grant, which would result in a smaller number of shares being granted and a reduction in the value of the potential compensation earned.
The Compensation Committee determined with Cook that performance-based equity with thresholds based on the highest 40-day average share price continues to be effective in aligning executive pay and Company performance, and that the thresholds should be updated for the performance share units to be granted for 2013 compensation to reflect the price of our Common Shares.
The Compensation Committee reviewed with Cook the current share price and our Company’s book value, operating shareholders’ equity and adjusted book value. The Compensation Committee determined to establish thresholds that would motivate the executive officers to close the gap between the price of the Common Shares at the time of grant and these performance measures.
Accordingly, the performance share units granted to the executive officers generally vest at the end of a 3-year performance period based on our Common Share price using the highest 40-day average share price during the 2014-2016 performance period as follows:

•	0% if the 40-day average share price does not reach $28

•	35% if the 40-day average share price reaches $28

•	100% if the 40-day average share price reaches $32

•	200% if the 40-day average share price reaches $36
If the average share price is between the specified levels, the vesting level will be interpolated accordingly. The share price hurdles were intended to constitute meaningful performance requirements.
Utilization of Price Hurdles to Determine Equity Grants
For the awards for 2013 performance to the executive officers, the Compensation Committee determined specific grants to the executive officers based on a calculation using a methodology recommended by Cook.

•
For the performance share units, the Compensation Committee divided a target nominal value of performance share unit grants by $26.21, which represents a Monte Carlo simulation model value for the performance share units that has been adjusted by $22.69 (the 40-day average share price of our Common Shares) and by $21.15 (the closing price of our Common Shares), in each case, as of January 31, 2014. January 31, 2014 is a date in close proximity to the February 5, 2014 grant date. For example, the Compensation Committee determined to grant Mr. Frederico $1,875,000 of performance share units; based on $26.21, he received 71,541 performance share units.

•
For the RSUs, the Compensation Committee divided a target nominal value of RSU grants by $22.69 (the 40-day average share price of our Common Shares as of January 31, 2014). For example, the Compensation Committee determined to grant Mr. Frederico $1,875,000 of RSUs; based on $22.69, he received 82,635 RSUs.

Our use of an average share price to determine the number of shares to grant differs from the approach to value shares under accounting principles generally accepted in the United States (U.S. GAAP) of solely using the share price or unit value on the date of grant. Under U.S. GAAP:

•	The performance share units are valued at $25.17, which is based on a Monte-Carlo simulation model value as of February 5, 2014, the grant date.

•	The RSUs are valued at $21.86, which is based on our Common Share closing price of $21.88 on February 5, 2014, adjusted for the delay in the payment of dividends until vesting.
When we prepare the Summary Compensation Table, we report the value of the grants using U.S. GAAP., in accordance with the SEC's rules. In the "Individual Compensation Analysis" later in this proxy statement, we present the difference in the value of the equity incentive compensation under the methodology recommended by Cook and under U.S. GAAP.
Retirement Provisions. The Compensation Committee determined to change the definition of retirement for grants for 2013 compensation and thereafter. For such grants, if an executive officer were to retire after attaining a minimum age of 60 years, having a combination of age and years of service with our Company equal to at least 70 years, and obtaining consent of our Compensation Committee, the grants of performance share units and RSUs would vest pro rata based on the amount of time worked during the relevant performance period and, in the case of the performance share units, the highest 40-day average share price during such performance period. The executive officer would receive payment on the performance share unit and RSU grants at the end of the performance period. This is in contrast to the grants for 2012 compensation, which became non-forfeitable if the executive officer were to retire after attaining a minimum age of 65 years, performing at least 10 years of service for our Company and obtaining the consent of our Compensation Committee. Cook advised the changes were appropriate to properly motivate management nearing retirement age and were consistent with the provisions in the plans among companies in general.
Other Changes. Cook also recommended, and the Compensation Committee agreed, to simplify the compensation package by not awarding any performance stock options due to their limited use by our comparison group, and by resuming an annual long-term incentive grant for the CEO.
Key Measures Considered for 2013 Compensation
For 2013 compensation, our Compensation Committee reviewed our progress on the financial performance goals that the Compensation Committee had established in November 2012 for the executive officers. Such goals are an important tool in measuring the annual performance of the CEO and senior management.
At the time the goals were established, the Compensation Committee noted that the 2013 goal for PVP exceeded the 2012 PVP results, and that the goal will be difficult to achieve in light of the continuing low interest rate environment, the uncertainty with Moody’s over our financial strength ratings and the negative perception of financial guarantors in the marketplace after many of our competitors suffered large claims and ceased paying claims in full during the financial crisis. The PVP goal assumed that Moody’s would not downgrade our financial strength ratings.
The key measures on which compensation decisions for 2013 were based and a comparison to our results in the last two years, are set out in the table below. The key measures constitute financial measures not in accordance with U.S. GAAP. Please see the "Non-GAAP Financial Measures" section of this Compensation Discussion and Analysis for additional detail about these financial measures.

Performance Measures	2011	2012	2013
Operating income	$604.4 million	$535.5 million	$609 million
Operating income per diluted share	$3.26	$2.81	$3.25
Operating shareholders' equity per share	$28.91	$30.05	$33.83
Adjusted book value per share	$49.32	$47.17	$49.58
Operating return on equity	12.1%	9.7%	10.2%
PVP	$242.7 million	$210.0 million	$141 million
Operating expenses(1)	$231.4 million	$230.6 million	$235.3 million
(1) Amounts exclude income and expenses from ceding commissions, deferred costs and certain other charges.
In 2013, we achieved or exceeded all but one of the financial aspects of our executive officer performance goals, as set out in the following table.

Performance Measures	2013 Goals	2013 Results	Performance vs. Goal
Operating income	$522.8 million	$609 million	Exceeds
Operating income per diluted share	$2.70	$3.25	Exceeds
Operating shareholders' equity per share	$32.27	$33.83	Exceeds
Adjusted book value per share	$47.62	$49.58	Exceeds
Operating return on equity	8.7%	10.2%	Exceeds
PVP	$228.7 million	$141 million	Below Target
Operating expenses(1)	$239.0 million	$235.3 million	Exceeds
(1) Amounts exclude income and expenses from ceding commissions, deferred costs and certain other charges.

In reviewing our performance on key measures, the Compensation Committee noted the following:

•
Operating Income. We generated strong operating income during 2013. The 2013 amount was higher than the 2012 amount primarily due to lower loss expense from our insured exposures, which offset a decline in premiums.  Our lower loss expense was primarily due to our achieving more significant R&W recoveries in 2013, which helped reduce loss expense in total, and lower non-U.S. public finance loss expense in 2013.  This was offset in part by increases in U.S. public finance losses.

•
Operating Shareholders’ Equity and Adjusted Book Value. During 2013, we repurchased 12.5 million Common Shares for approximately $264 million, which helped bring operating shareholders' equity to a record $33.83 per share and added $1.84 to adjusted book value per share; adjusted book value per share ended the year at $49.58.

•
Operating Return on Equity. During 2013, operating return on equity exceeded the target amount due to our strong operating income and operating shareholders' equity results. operating return on equity is an important component in our calculations of the amounts payable to participants in our PRP program.

•	PVP. PVP was below target primarily due to the continued low interest rate environment, narrow credit spreads and low volume of issuance in the U.S. public finance market.
In addition, as the Compensation Committee had noted when the goal was set in November 2012, the goal for 2013 assumed that Moody’s would not downgrade our financial strength ratings. Moody’s in fact did downgrade the ratings in January 2013, which had a negative impact on the new business we were able to write during the year.
Furthermore, in 2013 we faced increased competition from an insurance company that commenced operations in 2012. The continued presence in the market of the competitor and potential other new entrants may affect our insured volume and the amount of premium we are able to charge. We also continue to face uncertainty over our financial strength ratings.
Despite these challenges, we did increase U.S. public finance PVP in fourth quarter 2013 compared with fourth quarter 2012 by facilitating the debt restructurings in the Jefferson County, Alabama bankruptcy and the Harrisburg, Pennsylvania receivership by insuring certain new revenue warrants and bonds issued in connection with those restructurings. We also increased non-U.S. public finance PVP in 2013 compared with 2012 by guaranteeing three U.K. infrastructure transactions, the first wrapped U.K. infrastructure bonds issued in the United Kingdom since 2008. In addition, our new business written in 2013 remained in the single-A rating category, consistent with the business we wrote in 2012.

•	Operating Expenses. Operating expenses were better than the 2013 goal by approximately $3.7 million.
The Compensation Committee agreed that despite the difficult environment prevailing in 2013, the executive officers had done an excellent job of taking advantage of other opportunities in the market, including mitigating our losses by actively participating in restructuring efforts, entering into settlements, pursuing litigation and purchasing obligations we have insured.
In 2013, we resolved several troubled U.S. public finance exposures, including our exposure to Jefferson County, Alabama, which had filed for bankruptcy protection under Chapter 9 of the U.S. Bankruptcy Code; Harrisburg, Pennsylvania, which was in receivership; and the Foxwoods Casino run by the Mashantucket Pequot Tribe in Connecticut. We also reached a tentative settlement with Stockton, California, which had filed for bankruptcy protection under Chapter 9.
In addition, with respect to our exposure to U.S. RMBS, in 2013 we entered into a number of settlement agreements with R&W providers in transactions we insured that, in the aggregate, resulted in those providers paying or agreeing to pay over $700 million (gross of reinsurance) in respect of their R&W liabilities. As of December 31, 2013, after taking into account earlier U.S. RMBS settlement agreements that we have entered into and loan repurchases made pursuant to our demands, we have caused such providers to pay or agree to pay approximately $3.6 billion (gross of reinsurance) in respect of their R&W liabilities.

We purchased $331 million of bonds that we insure, at 70% of their par value, which mitigated expected losses on those securities and contributed to adjusted book value.
We also deleveraged our insured portfolio. We terminated or agreed to terminate $7 billion of net par outstanding on policies across which we accelerated the earning of 100% of the total expected premium. Total terminations including certain other accelerations contributed $144 million to pre-tax operating earnings for the year.
Total Shareholder Return Considered for 2013 Compensation
For 2013 compensation, our Compensation Committee also reviewed the total shareholder return (TSR) on our Common Shares.
The TSR on our Common Shares on a 1, 3 and 5-year basis, and from January 1, 2014 through March 10, 2014 are 68.8%, 41.2%, 124.7% and 10.8%, respectively. The table below compares the TSR on our Common Shares against the S&P 500 Financial Index for the relevant period.

	1/1/2014 – 3/10/14	1 year (2013)	3 years (2011-2013)	5 years (2009-2013)
S&P 500 Financial Index	2.5%	35.6%	44.8%	90.2%
Assured Guaranty Ltd.	10.8%	68.8%	41.2%	124.7%
The following compares the dollar change in the cumulative TSR on our Common Shares from December 31, 2008 through March 10, 2014, as compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's 500 Financial Index. The graph and table depict the value on December 31, 2008, 2009, 2010, 2011, 2012 and 2013, as well as on March 10, 2014, of a $100 investment made on December 31, 2008, with all dividends reinvested:

$250
$200
$150
$100
$50
$0
12/31/08
12/31/09
12/31/10
12/31/11
12/31/12
12/31/13
3/10/14
Assured Guaranty
S&P 500 Index
S&P 500 Financial Index

	Assured Guaranty	S&P 500 Index	S&P 500 Financial Index
December 31, 2008	100.00	100.00	100.00
December 31, 2009	193.65	126.44	117.15
December 31, 2010	159.13	145.47	131.36
December 31, 2011	119.69	148.52	108.95
December 31, 2012	133.07	172.26	140.26
December 31, 2013	224.67	228.03	190.18
March 10, 2014	248.98	232.54	194.93
Source: Bloomberg

Individual Compensation Analysis
Below is a discussion and analysis of the compensation received by each of our named executive officers for 2013 performance and the basis for the determination of such amounts. In determining the compensation for each named executive officer, the main factors taken into account by the Compensation Committee were:

•	The performance of our Company

•	Achievement of identified objectives in the executive officer's areas of responsibility that are intended to achieve our Company's goals

•	Quick and effective responses to unanticipated opportunities or challenges

•	Cooperation as a team to achieve our Company's goals

•	Demonstration of ethical behavior in compliance with current legal and regulatory standards

Dominic J. Frederico, President and Chief Executive Officer
The Compensation Committee credited Mr. Frederico for having achieved all but one of the financial performance goals under difficult market conditions and all but one of his qualitative goals, which are listed below. In particular, they noted that Mr. Frederico continued to demonstrate strong strategic vision and leadership with the following achievements:

•	Articulated a clear strategy and led effective implementation of business plan to grow direct business and take advantage of reinsurance opportunities.

◦
Underwrote new business. Mr. Frederico was credited with continuing to write new business in an unfavorable business environment, achieving $141 million of PVP in 2013. Despite a 15% decline in U.S. public finance issuance, generally low interest rates, and narrow credit spreads, under Mr. Frederico's leadership, we succeeded in issuing financial guaranties on $9.4 billion of obligations in the primary and secondary markets. These included large, medium and small size U.S. municipal general obligations and revenue bonds well diversified by geography and bond sector, as well as approximately £240 million of U.K. infrastructure bonds across three transactions that produced $18 million of PVP.

◦
Launched Municipal Assurance Corp. Mr. Frederico oversaw our Company establishing MAC, a new financial guaranty insurer that we launched in the third quarter of 2013 to insure exclusively debt obligations in the U.S. public finance market, in order to increase our insurance penetration in such market. MAC is currently licensed to write business in 46 U.S. states and the District of Columbia, with license applications pending in the remaining four states.

◦
Executed on alternate strategies to create shareholder value. Under Mr. Frederico, we mitigated our losses by participating in restructuring efforts, entering into settlements, pursuing litigation and purchasing obligations we have insured. We also deleveraged our insured portfolio. We terminated or agreed to terminate $7 billion of net par outstanding on policies across which we accelerated the earning of 100% of the total expected premium. Total terminations including certain other accelerations contributed $144 million to pre-tax operating earnings for the year.

◦	Developed plan to manage capital effectively. Mr. Frederico oversaw the development of a plan to improve our capital flexibility. To that end, we became a tax resident of the United

Kingdom in 2013. We also returned $264 million to shareholders through the repurchase of 12.5 million Common Shares.

•	Actively managed all potential loss transactions; aggressively pursued RMBS R&W collections and servicing transfers; completed at least one new settlement with a major R&W counterparty.

◦
Settlements with providers of representations and warranties (R&W). In 2013, we entered into a number of settlements relating to our exposure to RMBS transactions. In addition to entering into an agreement with UBS Real Estate Securities Inc. and affiliates in which UBS made an upfront cash payment of $358 million and agreed to reimburse us for 85% of our future losses on three first lien RMBS transactions, we also settled with Flagstar following precedent-setting court judgments in our favor. The settlement agreements we reached in 2013 with R&W providers (including UBS and Flagstar) resulted in those providers paying or agreeing to pay over $700 million in respect of their R&W liabilities. As of December 31, 2013, after taking into account earlier U.S. RMBS settlement agreements that we have entered into and loan repurchases made pursuant to our demands, we have caused R&W providers to pay or agree to pay a total of approximately $3.6 billion (gross of reinsurance) in respect of their R&W liabilities.

◦
Active participation in municipal restructurings. In 2013, we resolved a number of troubled U.S. public finance exposures. We negotiated Jefferson County’s exit from Chapter 9 protection under the U.S. Bankruptcy Code and facilitated the restructuring of its debt by insuring approximately $600 million out of approximately $1,785 million of new sewer warrants issued. We were also active in Harrisburg, Pennsylvania's receivership proceeding and enabled the city to repay some of its defaulted debt by insuring $189 million of parking facility revenue bonds. In addition, we resolved our exposure to the Foxwoods Casino run by the Mashantucket Pequot Tribe in Connecticut. We also reached a tentative settlement with Stockton, California, which had filed for bankruptcy protection under Chapter 9 as well.

◦
Purchases of insured obligations. We purchased $331 million of bonds that we insure, at 70% of their par value, which mitigated expected losses on those securities and contributed to adjusted book value.

•
Maintained strong financial strength ratings. Although we were not able to maintain the Moody’s financial strength ratings that had been assigned to our U.S. subsidiaries, Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC), and AG Re at the time the qualitative goals were established, the Compensation Committee recognized that Mr. Frederico, together with his management team, had expended much time and effort in refuting the rationale behind Moody's qualitative rating factors. As a result of Mr. Frederico’s efforts, we did maintain our financial strength ratings from S&P and we maintained financial strength ratings with stable outlooks from all rating agencies through the end of 2013. Mr. Frederico oversaw us obtaining a AA+ financial strength rating from Kroll Bond Rating Agency for MAC, our new subsidiary that only insures certain U.S. public finance bonds.

•
Ensured Assured Guaranty had comprehensive, best-practice risk management with respect to all our activities, particularly the credit quality of risks insured, enterprise risk management and compliance. Under Mr. Frederico’s leadership, despite the obstacles we faced in writing new business, we continue to maintain our underwriting discipline. All new business written was and continues to be within the applicable risk limits and our risk appetite statement, and the average rating of our new business written in 2013 remained in the single-A category. In 2013, we faced no anticipated risk issues or any significant compliance issues. The Maryland Insurance Administration (MIA) and the New York State Department of Financial Services (NYDFS) issued examination reports on the periodic examinations they had conducted of us and no significant regulatory issues were noted in such reports.

•
Attracted and retained top quality senior management. Under Mr. Frederico's leadership, there has been no senior management turnover and we have hired additional staff in order to pursue opportunities in the U.S. public finance market. Mr. Frederico also assisted the Board in further development of a CEO succession plan.

2013 Compensation Decisions — CEO. In light of Mr. Frederico’s achievements in 2013, the Compensation Committee determined to increase Mr. Frederico’s 2013 compensation by approximately 5% from his 2012 compensation, as detailed in the table below. In response to comments from our shareholders and Cook’s recommendation, the Compensation Committee decided the compensation mix would be comprised of a significant shift from PRP to equity grants; whereas the PRP award constituted 37.5% of Mr. Frederico’s 2012 long-term incentive compensation, it only comprises 11% of his 2013 long-term incentive compensation. The Compensation Committee decided to allocate the equity grants by awarding 50% of the target nominal value as time-vesting RSUs and the remaining 50% as performance-vesting performance share units, due to the significant decrease in the PRP award.
The compensation package presented in the table below is different from the SEC-required disclosure in the Summary Compensation Table and is not a substitute for the information in that table (shown on page 56). Rather, it is intended to show how the Compensation Committee linked the CEO's compensation and its components to our performance results for the prior year.

	2013 Compensation		2012 Compensation		% Change
Fixed Compensation - Base Salary	$950,000		$900,000		6%
Incentive Compensation
Annual Cash Incentive	$3,500,000		$3,300,000		6%
Deferred Cash Incentive (PRP)	$450,000		$1,500,000		-70%
Performance-Based Equity	$1,875,000	(1)	$1,875,000	(2)	0%
Time-Based Equity	$1,875,000	(1)	$625,000	(2)	200%
Total Incentive Compensation	$7,700,000	(1)	$7,300,000	(2)	5%
Total Direct Compensation	$8,650,000		$8,200,000		5%

(1)	Represents Compensation Committee target nominal value.

(2)	Represents one-half of the target nominal value of the 2-year grant awarded to Mr. Frederico for 2011 and 2012 compensation.
Valuation of the Equity Grants
As discussed in the section entitled "Performance Share Unit Price Hurdles — Utilization of Price Hurdles to Determine Equity Grants" under "Overview of Changes for 2013 Compensation" in this "Decisions on 2013 Compensation" section of this Compensation Discussion and Analysis, for Mr. Frederico's 2013 compensation, the Compensation Committee determined the number of performance share units and RSUs to award him by dividing a price calculated according to a methodology recommended by Cook into a target nominal value. Under U.S. GAAP, the value of the equity is determined by multiplying the number of performance share units by a Monte-Carlo simulation model value as of the grant date and multiplying the number of RSUs by our Common Share closing price on the grant date, adjusted for the delay in the payment of dividends until vesting.
The following sets forth the February 5, 2014 grant day value of Mr. Frederico's equity under U.S. GAAP compared against the Compensation Committee's target nominal value. When we prepare the Summary Compensation Table, we report the value of the grants using U.S. GAAP., in accordance with the SEC's rules.

	Equity Granted (Shares)	U.S. GAAP Value per Share	U.S. GAAP Value	Compensation Committee Target Nominal Value	% Difference
Performance share units	71,541	$25.17	$1,800,687	$1,875,000	-4%
RSUs	82,635	$21.86	$1,806,401	$1,875,000	-4%
Total			$3,607,088	$3,750,000	-4%

CEO Reported Pay versus Realized Pay
To supplement the disclosure in the Summary Compensation Table on page 56, which is determined under SEC rules, we have included the additional tables below, which show the difference between our CEO's compensation as reported in the Summary Compensation Table versus the compensation he actually received over the relevant period.
The primary difference between the Summary Compensation Table Reported Value and the Actual Realized Value is due to Mr. Frederico's equity grants. Under the SEC's rules, the Summary Compensation Table for a given year must disclose the grant date value of an executive officer's equity long-term incentive compensation granted in that year, even though such equity grants constitute an incentive for future performance, not current cash compensation, and will not actually be received by the executive officer until a future year, if at all, and the value of this pay when realized may differ significantly from the grant date value shown in the Summary Compensation Table.

CEO Total Compensation
Year	Summary Compensation Table Reported Value(1)	Actual Realized Value(2)	Variation Between Actual Realized Value versus Summary Compensation Table Reported Value	% Difference
2013	$7,493,037	$12,819,959	$5,326,922	71%
2012	$13,363,715	$9,351,059	-$4,012,656	-30%
2011	$9,583,509	$8,694,101	-$889,408	-9%

(1)
Summary Compensation Table Reported Value includes the total of all elements of compensation as reported in the Summary Compensation Table pursuant to SEC rules, including the grant date value of equity awards granted in February 2011 for 2010 performance and in February 2012 (which constituted a two-year grant for 2011 and 2012 performance. No equity award was granted to our CEO in February 2013 due to the two-year nature of the February 2012 grant.

(2)
Actual Realized Value represents compensation actually received by our CEO relating to the particular year shown. We begin with the compensation shown in the Total column of the Summary Compensation Table on page 56 and made the following adjustments:

•	Deducted the aggregate grant date fair value of equity awards (reflected in the Stock Awards and Option Awards columns of the Summary Compensation Table); and

•
Added the value realized from the vesting of RSUs and the net gain from the exercise of stock options, before payment of applicable withholding taxes (reflected in the 2013 Option Exercises and Stock Vested table on page 62).

The tables below illustrate further the difference between the reported value of Mr. Frederico's equity in a given year, and his actual realized value in that time.

CEO Restricted Stock Units
Year	Summary Compensation Table Reported Value(1)	Vesting Shares(2)	Actual Realized Value of Vesting Shares(2)	Variation Between Actual Realized Value versus Summary Compensation Table Reported Value
2013	—	108,294	$2,001,922	$2,001,922
2012	$4,600,440	118,699	$2,037,478	-$2,562,962
2011	$2,364,800	97,881	$1,475,392	-$889,408

(1)
Summary Compensation Table Reported Value represents the grant date value of restricted stock awards and restricted share unit awards granted in February 2011 for 2010 performance and in February 2012 (which constituted a two-year grant for 2011 and 2012 performance). No equity award was granted to our CEO in February 2013 due to the two-year nature of the February 2012 grant.

(2)
Represents compensation actually received by our CEO during the applicable year, as reported on his Form W-2 for each of the years shown. Consists of the market value at vesting of previously granted shares that vested during the applicable year. Excludes the value of new/unvested restricted stock and restricted share unit awards that will not actually be received until a later date.

CEO Stock Options
Year	Summary Compensation Table Reported Value(1)	Actual Realized Value of Vested Options (2)	Variation Between Actual Realized Value versus Summary Compensation Table Reported Value
2013	—	$3,325,000	$3,325,000
2012	$1,449,694	—	-$1,449,694
2011	—	—	—

(1)
Summary Compensation Table Reported Value represents the grant date value of stock option awards granted in February 2012 (which constituted a two-year grant for 2011 and 2012 performance). No stock options were granted in 2011 to any of the executive officers. No stock options were granted to our CEO in February 2013 due to the two-year nature of the February 2012 grant.

(2)
Represents compensation actually received by our CEO during the applicable year, as reported on his Form W-2 for each of the years shown. Consists of the net gain from the exercise of stock options, before payment of applicable withholding taxes. In December 2013, Mr. Frederico exercised stock options scheduled to expire in April 2014. Excludes the value of new/unvested/unexercised stock options.

Other Named Executive Officers
The CEO's recommendations for the other named executive officers are based on his review of performance and our pay mix principles. The following highlights the specific individual and business achievements considered by the CEO when making his pay recommendations to the Compensation Committee.
James M. Michener, General Counsel
All legal, corporate governance and human resources functions performed well under Mr. Michener in 2013:

•
Mr. Michener developed a plan, together with our Chief Financial Officer, to improve our capital flexibility. He secured the necessary regulatory and tax approvals in the United Kingdom to enable us to become a tax resident of the United Kingdom and also obtained the agreement of the NYDFS to become our group regulator.

•
Mr. Michener, together with our Chief Financial Officer, was instrumental in developing and executing a plan to launch MAC as a new financial guaranty insurer that provides insurance only on debt obligations in the U.S. public finance markets, including the completion of several related transactions such as the cessions of an aggregate of $111 billion of par of U.S. public finance business from AGM and AGC to MAC.

•
Mr. Michener, together with our Chief Financial Officer, obtained the approval of the NYDFS for AGM, and of the MIA for AGC, to reassume all outstanding contingency reserves ceded to AG Re and to cease ceding further contingency reserves to AG Re. When the first of three annual installments of the contingency reserve reassumption was implemented, AG Re was able to release approximately $130 million of assets from its trust accounts securing AG Re's reinsurance of AGM and AGC, after adjusting for increases in the amounts required to be held in such accounts due to changes in asset values and potential claim payments, thereby increasing our liquidity.

•
Mr. Michener oversaw the completion of the NYDFS' and MIA's examinations of AGC, AGM, MAC and other affiliates. The NYDFS and MIA did not identify any material issues in their examination reports, which reflects well on his regulatory compliance leadership.

•	Mr. Michener oversaw our litigation efforts and the documentation of our RMBS and public finance settlement agreements.

Robert B. Mills, Chief Operating Officer
All corporate administration and internal audit functions performed well under Mr. Mills in 2013:

•
Mr. Mills negotiated a number of the settlements we were able to reach with providers of R&W and finalized the negotiations in the remainder. He was instrumental in causing R&W providers to pay or agree to pay over $700 million (gross of reinsurance) in respect of their R&W liabilities in 2013. As of December 31, 2013, after taking into account earlier U.S. RMBS settlement agreements that Mr. Mills was also involved in, and loan repurchases made pursuant to demands we made under his supervision, we have succeeded in causing R&W providers to pay or agree to pay approximately $3.6 billion (gross of reinsurance) in respect of their R&W liabilities

•
Mr. Mills has direct responsibility for our RMBS servicing efforts, in which we seek to mitigate RMBS losses by influencing mortgage servicing, including, if possible, causing the transfer of servicing or establishing special servicing arrangements. As a result of Mr. Mills' efforts, as of December 31, 2013, $2.3 billion net insured par of our transactions had mortgage loans that had been transferred to another servicer and $843 million net insured par of our transactions was subject to special servicing arrangements.

•
Mr. Mills is overseeing the development several potential new lines of business for our Company, including a business through AG & Company, our management consulting arm, which we established under Mr. Mills’ direction in 2013 to fill a need for better servicing of RMBS. In 2013, we entered into an agreement with a significant investor in RMBS to advise the investor on its rights with respect to the loans backing the RMBS transactions to which they have significant exposure. Mr. Mills is leading us in discussions with other potential investors.

Russell B. Brewer, Chief Surveillance Officer
All surveillance functions performed well under Mr. Brewer in 2013:

•
Mr. Brewer played a critical role in our discussions with the rating agencies over our financial strength ratings. He was instrumental in refuting the rationale behind Moody's qualitative rating factors when that rating agency had placed us on Credit Watch in 2012. He was also key to our being able to obtain financial strength ratings of AA+ from Kroll Bond Rating Agency and AA- from S&P prior to the launch of our subsidiary MAC in 2013. Mr. Brewer continues to engage with the rating agencies over the financial strength ratings they assign us and over their review of the transactions we insure.

•
Mr. Brewer chaired our management's U.S. Risk Management Committee and led the surveillance of our insured portfolio. Our risk management skills is one of the primary reasons investors purchase our financial guaranty insurance and under Mr. Brewer's direction, we monitor our insured portfolio for deterioration in credit quality and work with obligors to remediate potential issues.

•
Mr. Brewer was instrumental in developing and implementing strategies on transactions that are experiencing loss or could possibly experience loss. He was active in our negotiations with various U.S. public finance obligors, including Jefferson County, Alabama, Harrisburg, Pennsylvania, Stockton, California, and Detroit, Michigan. He also participated in the negotiations of settlements with R&W providers in our U.S. RMBS transactions.

•	Mr. Brewer was responsible for providing all credit performance data for our reserve committees.
Robert A. Bailenson, Chief Financial Officer
All finance and accounting functions performed well under Mr. Bailenson in 2013:

•
Mr. Bailenson developed a plan, together with our General Counsel, to improve our ability to manage our capital efficiently throughout our group. Through his efforts, we were able to become a tax resident of the United Kingdom in 2013.

•
Under Mr. Bailenson's leadership, during 2013, we repurchased a total of 12.5 million Common Shares for approximately $264 million under a $315 million share repurchase authorization. In connection with our share repurchase program, Mr. Bailenson negotiated the purchase of 5 million

Common Shares in 2013 from funds associated with WL Ross & Co. LLC and its affiliates and our director Mr. Ross. Also under Mr. Bailenson's leadership, we established in November 2013 a new share repurchase authorization of $400 million, from we expect to repurchase Common Shares from time to time in the open market or in privately negotiated transactions, at our discretion.

•
Mr. Bailenson, together with our General Counsel, was instrumental in developing and executing a plan to launch MAC as a new financial guaranty insurer that provides insurance only on debt obligations in the U.S. public finance markets.

•
Mr. Bailenson, together with our General Counsel, obtained the approval of the NYDFS for AGM, and of the MIA for AGC, to reassume all outstanding contingency reserves ceded to AG Re and to cease ceding further contingency reserves to AG Re.

•
Mr. Bailenson renegotiated our excess of loss reinsurance facility, thereby providing us with capital relief. The new facility covers covers certain U.S. public finance credits insured or reinsured by AGC, AGM and MAC as of September 30, 2013, excluding credits that were rated non-investment grade as of December 31, 2013 and subject to certain per credit limits. The facility attaches when AGC’s, AGM’s and MAC’s net losses (net of AGC’s and AGM's reinsurance (including from affiliates) and net of recoveries) exceed $1.5 billion in the aggregate. The facility covers a portion of the next $500 million of losses, with the reinsurers assuming pro rata in the aggregate $450 million of the $500 million of losses and AGC, AGM and MAC jointly retaining the remaining $50 million of losses.

2013 Compensation Decisions — Other Executive Officers. In addition to reviewing the individual achievements of the named executive officers, Mr. Frederico looked at the management team as a group, and determined that the executive officers worked well together to achieve our Company's goals. In making his compensation recommendations, Mr. Frederico also determined to respond to comments from our shareholders and Cook’s recommendation by weighting the long-term incentive compensation mix of the group more towards equity grants from PRP grants. For the named executive officers reporting to Mr. Frederico as a group, whereas the PRP award constituted 64% of their 2012 long-term incentive compensation, it only comprises 30% of their 2013 long-term incentive compensation. The Compensation Committee considered Mr. Frederico's recommendations and also the overall performance of our Company when approving the compensation recommendations.
The Compensation Committee's decisions for 2013 performance for the named executive officers other than Mr. Frederico are reflected in the following table:

	James M. Michener	Robert B. Mills	Russell B. Brewer II	Robert A. Bailenson
Fixed Compensation - Base Salary(1)	$475,000	$520,000	$370,000	$450,000
Incentive Compensation
Annual Cash Compensation	$1,100,000	$750,000	$800,000	$800,000
Deferred Cash Compensation (PRP)	$315,000	$250,000	$315,000	$300,000
Performance-Based Equity and Time-Based Equity Target Values(2)	$735,000	$580,000	$735,000	$700,000
Total Incentive Compensation	$2,150,000	$1,580,000	$1,850,000	$1,800,000
Total Direct Compensation	$2,625,000	$2,100,000	$2,220,000	$2,250,000

(1)
In February 2014, the Compensation Committee increased the base salaries for these executive officers as follows: Mr. Michener, $500,000; Mr. Brewer, $390,000, Mr. Bailenson, $475,000. The base salary for Mr. Mills did not change.

(2)	Amounts reflect the Compensation Committee's target value of performance-based equity and the time-based equity granted.
As discussed in the section entitled "Performance Share Unit Price Hurdles — Utilization of Price Hurdles to Determine Equity Grants" under "Overview of Changes for 2013 Compensation" in this "Decisions on 2013 Compensation" section of this Compensation Discussion and Analysis, for the 2013 compensation of named executive officers other than Mr. Frederico, the Compensation Committee determined the number of performance share units and RSUs by dividing a price calculated according to a methodology recommended by Cook into a target nominal value. Under U.S. GAAP, the value of the equity is determined by multiplying the number of performance share units by $25.17 (a Monte-Carlo simulation model value as of the grant date) and multiplying the number of RSUs by $21.86 (our Common Share closing price on the grant date, adjusted for the delay in the payment of dividends until vesting).
The following sets forth the February 5, 2014 grant day value of the performance share units and RSUs of the named executive officers other than Mr. Frederico under U.S. GAAP compared against the Compensation Committee's target nominal value. When we prepare the Summary Compensation Table, we report the value of the grants using U.S. GAAP., in accordance with the SEC's rules.

		Equity Granted (Shares)	U.S. GAAP Value per Share	U.S. GAAP Value	Compensation Committee Target Nominal Value	% Difference
James M. Michener	Performance share units	14,021	$25.17	$352,909	$367,500	-4%
	RSUs	16,197	$21.86	$354,066	$367,500	-4%
Robert B. Mills	Performance share units	11,064	$25.17	$278,481	$290,000	-4%
	RSUs	12,781	$21.86	$279,393	$290,000	-4%
Russell B. Brewer II	Performance share units	14,021	$25.17	$352,909	$367,500	-4%
	RSUs	16,197	$21.86	$354,066	$367,500	-4%
Robert A. Bailenson	Performance share units	13,354	$25.17	$336,120	$350,000	-4%
	RSUs	15,425	$21.86	$337,191	$350,000	-4%

PRP Payouts
In addition, each of the executive officers received cash distributions in March 2014 resulting from PRP awards granted in February 2010, 2011 and 2012 that vested on December 31, 2013.
For any given installment of a PRP grant, the cash payout is determined as follows:

•	The principal amount granted is divided into three installments

•	For the relevant installment, the portion of principal associated with such installment and the performance period relating to such installment, are set out in the terms of the award

•	The percentage change in the adjusted book value (ABV) per share for the relevant performance period is determined

•	The operating return on equity (ROE) for the relevant performance period is determined

•	The sum of 50% of the percentage change in the ABV per share and of 50% of the operating ROE is calculated

•
The award payment for each installment is the product of (i) the sum of 1 plus 50% of the percentage change in the ABV per share plus 50% of the operating ROE multiplied by (ii) the portion of principal associated with the installment multiplied by (iii) the principal amount granted

For the executive officers, no amount is payable if the growth in our ABV per share for the applicable performance period is negative and if our operating ROE is not at least 3% on average for each year in the applicable performance period. However, if, in a subsequent performance period, there is either positive growth in our ABV per share or our operating ROE is at least 3% on average for each year in the applicable performance period, and the executive officer remains employed at our Company, than the executive officer will receive the forfeited payment.

The following table sets forth the calculation of the payments on the installments of the PRP awards granted in February 2010, 2011 and 2012 that vested on December 31, 2013:

Grant Date	Performance Period Beginning Date	Performance Period End Date	Portion of Principal Associated with Installment	Percentage Change in ABV per Share	Operating ROE	50% of Percentage Change in ABV per Share + 50% of Operating ROE
February 2010	January 1, 2010	December 31, 2013	50%	2.8%	46.9%	24.8%
February 2011	January 1, 2011	December 31, 2013	25%	1.4%	32.0%	16.7%
February 2012	January 1, 2012	December 31, 2013	25%	0.5%	20.0%	10.3%
Applying these percentages to the named executive officers' respective grants resulted in the following individual PRP payouts for amounts vested on December 31, 2013:

February 2014 PRP Payouts from February 2010, 2011 and 2012 Awards
Dominic J. Frederico	$2,188,800
James M. Michener	$1,292,350
Robert B. Mills	$1,022,850
Russell B. Brewer II	$623,325
Robert A. Bailenson	$623,325
Executive Compensation Conclusion
We believe that the total compensation and components of compensation awarded to the executive officers are designed to reward performance and motivate the officers to increase shareholder value and that they are therefore appropriate and in the best interests of our Company and our shareholders. Our strategy requires exceptionally qualified experienced management in senior financial guaranty executive, finance and legal positions. The economic crisis beginning in 2007 demonstrated the need for experience and the ability to deal with adverse market conditions and take advantage of market opportunities. We are the only legacy financial guaranty insurer continuing to write new business today and our Company is now well-positioned for potential growth. During this critical period in our Company's history, it is essential that we retain and motivate our executive officers and staff. The Compensation Committee and the other independent directors believe that the various elements of total compensation have worked well together to attract and properly reward management for their performance.
We have adjusted our executive compensation program in consideration of our shareholder interactions, including modifications to our 2014 long-term incentive awards to focus more on equity awards and less on cash; to grant equity with generally more performance-based and less time-based vesting; to simplify the array of incentive compensation; and to award all executive officers a one-year incentive compensation grant.
Compensation Governance
The Role of the Board's Compensation Committee
The Compensation Committee, comprised solely of independent directors, oversees all aspects of our executive compensation program. The Compensation Committee has responsibility for:

•	Establishing executive compensation policies

•	Determining the compensation of our CEO

•	Reviewing our CEO's compensation recommendations regarding other senior officers and determining appropriate compensation for such officers
Our Board has adopted a Compensation Committee Charter to govern the Compensation Committee's activities. The charter, which may be found on our website at assuredguaranty.com/governance, is reviewed annually by the

Compensation Committee. Under its charter, the Compensation Committee is authorized to obtain assistance by retaining compensation, legal, accounting and other expert consultants.
The Role of Independent Consultants
The Compensation Committee is authorized under its charter to engage outside advisors at our expense. Over the past eight years, including in 2013, the Compensation Committee has engaged Cook as its independent compensation consultant and considered advice and information from the firm in determining the amount and form of compensation for executive officers. As part of its engagement by the Compensation Committee, in 2011 and 2012, Cook advised the Compensation Committee about changes to implement to our executive compensation program. Cook has not provided any additional consulting service to us beyond its role as consultant to the Compensation Committee.
In 2013, Cook's work for the Compensation Committee included analyzing our compensation practices in light of best practices, reviewing our comparison group of companies, collecting and providing relevant market data, reviewing data and analyses provided by other consultants and updating the Compensation Committee with respect to evolving governance trends.
The Compensation Committee has considered the independence of Cook in light of new SEC rules and NYSE listing standards. It has requested and received a letter from Cook affirming:

•	its independence

•	that Cook undertook no work with or for our management during the past year that was not approved in writing by the Chairman of the Compensation Committee

•	that Cook will undertake no work with or for our management, other than work they perform for us on matters under our purview and control and related to our charter
The Compensation Committee discussed these considerations and concluded that Cooks' work did not raise any independence or conflict of interest issues.
Executive Compensation Comparison Group
The Compensation Committee examined pay data for the following 15 companies to review pay practices, identify compensation trends and benchmark its executive compensation decisions:

Allied World Assurance Company	Everest Re Group	Radian Group
Arch Capital Group	MBIA	RenaissanceRe Holdings
Aspen Insurance Holdings	MGIC Investment	Validus
Axis Capital Holdings	PartnerRe	White Mountains Insurance Group
Endurance Specialty	Platinum Underwriters	W. R. Berkley
In November 2013, Cook met with members of the Compensation Committee and the Chairman of the Board to review the comparison group from the prior year, discuss whether the companies continued to be reasonable in terms of business model and size, and identify other companies that could be considered for inclusion in the group.
Cook noted that certain proxy advisor groups criticize companies for including much larger companies within their comparison group and therefore recommended that XL Group and Markel Insurance Company be deleted due to their large size compared to the size of our Company; Alterra Capital Holdings was deleted because it had been acquired by Markel Insurance Company during 2013. Cook recommended that these companies be replaced by Endurance Specialty, Validus and White Mountains Insurance Group, which are more similar to us in size.
The Compensation Committee approved these recommendations. However, it noted that because Assured Guaranty is the only active public financial guaranty insurance company in the market today, the comparison group, which consists primarily of mortgage finance and property and casualty insurance and reinsurance companies, has limitations and the Compensation Committee makes only limited use of the group. The Compensation Committee noted that if we were hiring business leaders for our Company, we would not generally recruit from the companies in the comparison group.
The Compensation Committee compared our executive compensation to the executive compensation at the comparison group using 2012 data, the most recent data available, to determine if the Company's compensation decisions are generally consistent with those of the comparison group. Cook has advised the Compensation Committee that our compensation decisions and practices are generally consistent with those of the comparison group.
Executive Officer Recoupment Policy
Our Board of Directors adopted a recoupment policy in February 2009 pursuant to which :

•
If an executive officer engages in misconduct related to a restatement of our financial results, then the Compensation Committee may rescind the officer's option exercises that occurred within 12 months after the restated period, and also recoup the amount of cash bonus payments to the officer in excess of the amount that would have been paid if the correct financial results had been known to the Compensation Committee at the time of the original bonus award.

•
If an executive officer receives incentive compensation based on achievement of a level of objectively quantifiable performance goals, and the level of achievement of those goals is later determined to have been overstated, the Compensation Committee may recoup the amount of any payment in excess of the amount that would have been paid if the correct level of performance had been known. The PRP is an example of an arrangement that requires achievement of objectively quantifiable performance goals.

Stock Ownership Guidelines
To demonstrate our commitment to build shareholder value, the Board of Directors adopted management stock ownership guidelines. Our guidelines do not mandate a time frame by which this ownership must be attained, but each executive officer must retain 100% of his after-tax receipt of Company stock until he reaches his ownership goal. Please see "Information About Our Common Share Ownership — How Much Stock is Owned by Directors and Executive Officers" for detailed information on the executive officers' stock ownership.
The chart below shows the guideline for each of our executive officers and his stock ownership as of March 10, 2014, the record date, using $26.02, the closing price of one of our Common Shares on the NYSE on such date.

Named Executive Officer	Guideline	Current Ownership
Dominic J. Frederico	7 × Salary	30.8 × Salary
James M. Michener	5 × Salary	11.1 × Salary
Robert B. Mills	5 × Salary	10.5 × Salary
Russell B. Brewer II	5 × Salary	3.1 × Salary
Robert A. Bailenson	5 × Salary	5.8 x Salary
These ownership levels include shares owned and vested share units credited to Mr. Frederico's, Mr. Bailenson's and Mr. Michener's non-qualified retirement plans. Unvested RSUs, unvested performance share units and unexercised options do not count towards the guidelines.
Mr. Bailenson's guideline of 2 × salary was increased to 5 × salary in May 2011 upon his promotion to Chief Financial Officer. Mr. Brewer joined our Company in 2009 when we acquired Financial Security Assurance Holdings Ltd.
Anti-Hedging Policy
We adopted an anti-hedging policy in 2013 that explicitly prohibits employees and directors from hedging our Common Shares.
Anti-Pledging Policy
Our stock trading policy continues to generally prohibit employees and directors from pledging our Common Shares. Pledging of our Common Shares would require approval of both our General Counsel and the Nominating and Governance Committee. Although they may grant such approval in unusual circumstances, there have been no such transactions to date.

Award Timing
As has been the practice in the past, the Compensation Committee meets during our February board meeting to make executive compensation decisions with respect to the previous year's performance. The Compensation Committee follows this schedule because the February meeting is the earliest practical opportunity to review the prior year's financial results and the performance of the executive officers. At the February board meeting, the Compensation Committee discusses its compensation recommendations with the directors who are not on the Compensation Committee. All independent directors approve executive officer salary increases (if any), cash bonus awards, PRP awards and equity awards. PRP and cash bonus awards are not paid until after the filing of our Annual Report on Form 10-K for the previous year with the SEC.
Post-Employment Compensation
Retirement Benefits
We maintain tax-qualified and non-qualified defined contribution retirement plans for our executive officers and other eligible employees. We do not maintain any defined benefit pension plans. All retirement benefits are more fully described under "Potential Payments Upon Termination or Change in Control" on pages 63 to 67.

Benefit under defined contribution plans	Description
Core contribution	We contribute 6% of each employee's salary and cash bonus compensation, which we refer to as eligible compensation
Company match	We match 100% of the employee's contribution, up to 6% of eligible compensation
Severance
Under the severance plan we adopted in February 2012:

•
Following the executive officer's involuntary termination without cause or voluntary termination for good reason and subject to the executive signing a release of claims, the executive will receive a lump-sum payment in an amount equal to one year's salary plus his average bonus amount over the preceding 3-year period, plus a pro-rata bonus for the year of termination and an amount equal to one year of medical and dental premiums.

•
The executive officer's receipt of severance benefits is subject to his compliance with non-competition, non-solicitation, and confidentiality restrictions during his employment and for a period of one year following termination of employment.

Change in Control Benefits
We provide change in control benefits to encourage executives to consider the best interests of shareholders by stabilizing any concerns about their own personal financial well-being in the face of a change in control of our Company. Based on shareholder input and changing market trends, we modified our change in control provisions as follows:

•	All long-term incentive awards granted after April 2011 require employment termination (double-trigger) following a change in control before these awards will vest

•	Such awards will vest upon a change in control if the acquirer does not assume the awards

•	We no longer provide excise tax reimbursements and gross-up payments in the case of a change in control
Detailed information is provided under "Potential Payments Upon Termination or Change in Control" on pages 63 to 67.

Tax Treatment
Internal Revenue Code (IRC) Section 162(m) generally limits the deductibility of compensation paid to our CEO and three other named executive officers other than our Chief Financial Officer to $1 million during any fiscal year unless such compensation is "performance-based" under Section 162(m). Generally, we intend to structure our compensation arrangements in a manner that would comply with Section 162(m). However, the Compensation Committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and the Compensation Committee maintains the flexibility to grant awards or pay amounts pursuant to the Company's compensation arrangements that are non-deductible if they believe it is in the best interest of our Company and our shareholders.
In addition, IRC Section 409A imposes restrictions on nonqualified deferred compensation plans. We maintain deferred compensation plans for the benefit of our employees, including nonqualified deferred compensation plans that provide for employee and employer contributions in excess of the IRS defined contribution plan limits. The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A, and we have reviewed and, where appropriate, have amended each of our deferred compensation plans to meet the requirements.
Finally, IRC Section 457A imposes restrictions on nonqualified deferred compensation plans maintained by a nonqualified entity (which generally includes an entity in a jurisdiction that is not subject to U.S. income tax or a comprehensive foreign income tax).  The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 457A for benefits accrued or awards granted on or after January 1, 2009 (the effective date of Section 457A).  Also, as noted below, we have amended certain deferred compensation plans in which benefits were accrued or awards granted prior to January 1, 2009 to provide that such benefits shall be distributed in a single lump-sum payment on January 1, 2017 (to the extent not previously distributed) to satisfy the requirements of Section 457A.
Non-GAAP Financial Measures
This proxy statement references the following financial measures that are not in accordance with U.S. GAAP:

operating income	adjusted book value (ABV)
operating shareholders' equity	PVP or present value of new business production
operating return on equity (ROE)
Although the financial measures identified as non-GAAP should not be considered substitutes for U.S. GAAP measures, Assured Guaranty's management and Board consider them key performance indicators and employ them as well as other factors in determining senior management incentive compensation. Other than operating ROE, the definitions of the non-GAAP financial measures that are used in this proxy statement can be found on pages 97 to 101 of our Company's Annual Report on Form 10-K for the year ended December 31, 2013.
Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. We believe that operating ROE is a useful measure to evaluate our Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate the price of our Common Shares and as the basis of their decision to recommend, buy or sell the Common Shares. We use operating ROE in the calculation of the amount that is distributable under our PRP, as described in greater detail under the "Decisions on 2013 Compensation — PRP Payouts" section of the Compensation Discussion and Analysis section of this proxy statement.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Company's Annual Report on Form 10-K for the year ended December 31, 2013 and this proxy statement. The foregoing report has been approved by all members of the Compensation Committee.

Francisco L. Borges, Chairman
G. Lawrence Buhl
Stephen A. Cozen

2013 SUMMARY COMPENSATION TABLE
The following table provides compensation information for 2013, 2012 and 2011 for our named executive officers.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2) (3)	Option Awards (2) (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total (2)
Dominic J. Frederico,	2013	$950,000	$3,500,000	—	—	$2,188,800	$854,237	$7,493,037
President and Chief	2012	$900,000	$3,300,000	$4,600,440	$1,449,694	$2,249,075	$864,506	$13,363,715
Executive Officer	2011	$900,000	$3,200,000	$2,364,800	—	$2,151,225	$967,484	$9,583,509
James M. Michener,	2013	$475,000	$1,100,000	$370,930	$99,428	$1,292,350	$382,653	$3,720,361
General Counsel	2012	$450,000	$800,000	$367,989	$115,969	$1,297,125	$359,798	$3,390,881
	2011	$450,000	$800,000	$443,400	—	$1,008,625	$411,081	$3,113,106
Robert B. Mills,	2013	$520,000	$750,000	$212,143	$67,402	$1,022,850	$144,900	$2,717,295
Chief Operating	2012	$520,000	$600,000	$229,993	$72,481	$840,000	$165,515	$2,427,989
Officer	2011	$520,000	$700,000	$369,500	—	$972,000	$224,209	$2,785,709
Russell B. Brewer II,	2013	$370,000	$800,000	$370,930	$99,428	$623,325	$155,900	$2,419,583
Chief SurveillanceOfficer	2012	$350,000	$700,000	$367,989	$115,969	$282,500	$140,411	$1,956,869
Robert A. Bailenson,	2013	$450,000	$800,000	$270,436	$65,360	$623,325	$139,250	$2,348,371
Chief Financial	2012	$425,000	$700,000	$275,992	$86,977	$480,200	$142,739	$2,110,908
Officer	2011	$375,000	$700,000	$369,500	—	$371,150	$142,305	$1,957,955

(1)	Payment for bonuses for 2013, 2012 and 2011 were made in 2014, 2013 and 2012, respectively.

(2)
As further discussed in "Executive Compensation—Compensation Discussion and Analysis", equity awards granted to our CEO in 2012 constituted a two-year grant and he did not receive any equity awards in 2013.

(3)	This column represents the grant date value of restricted stock awards and restricted share unit awards granted in 2013, 2012 and 2011 for 2012, 2011 and 2010 performance, respectively.

(4)	No options were granted in 2011. This column represents the grant date value of stock option awards granted in 2013 and 2012 for 2012 and 2011 performance, respectively.

(5)
This column represents the vesting date value of PRP awards granted in 2008, 2009, 2010, 2011 and 2012 that vested on December 31, 2013, December 31, 2012 and December 31, 2011 and were paid in March 2014, 2013 and 2012, respectively.

(6)	All other compensation consists of the benefits set forth in the table below for 2013.
Contributions to defined contribution retirement plans include contributions with respect to salary and annual bonus.
The Miscellaneous category within All Other Compensation includes business related spousal travel, Bermuda travel stipend, personal use of a corporate apartment and matching gift donations.

	D. Frederico	J. Michener	R. Mills	R. Brewer	R. Bailenson
Employer Contribution to Retirement Plans	$510,000	$153,000	$134,400	$128,400	$138,000
Bermuda Housing Allowance	$252,000	$144,000	—	—	—
Bermuda Car Allowance	$20,000	$15,000	—	—	—
Tax Preparation/ Financial Planning	$38,437	$36,853	—	$17,500	$1,250
Non-U.S. Club Fees	$8,800	$8,800	—	—	—
Miscellaneous	$25,000	$25,000	$10,500	$10,000	—
Total	$854,237	$382,653	$144,900	$155,900	$139,250

EMPLOYMENT AGREEMENTS
In February 2012, our Company and the named executive officers who had employment agreements agreed to terminate those employment agreements. This action was in addition to the April 2011 waivers by those named executive officers of rights to certain tax-gross up payments, to single-trigger equity vesting following a change in control, and to severance payable following a change in control in the event of a termination for any reason. None of our named executive officers currently have any employment agreements with the Company.
PERQUISITE POLICY
In conjunction with the termination of the employment agreements, our Company has established a perquisite policy pursuant to which we provide executive officers certain perquisites that are not available to employees generally. These include tax preparation, financial planning, annual executive medical exams and, for our executive officers located in Bermuda, housing and car allowances, Bermuda club memberships, and family travel stipend. The executive officers are no longer reimbursed for U.S. club fees or the executive health plan. Because perquisites are no longer governed by employment agreements that require executive officer consent to changes, they may be modified by the Compensation Committee. Accordingly, it is easier for our Company to update and change the perquisites we provide to executive officers as we deem appropriate through amendments to the perquisite policy than it was previously with the employment agreements.
SEVERANCE POLICY
Our Company adopted a severance policy to replace termination provisions that previously had been addressed in employment contracts. For further detail, see the discussion in "Executive Compensation—Compensation Discussion and Analysis" on page 29 and "Executive Compensation—Potential Payments Upon Termination or Change of Control—Severance Policy" on page 67.
EMPLOYEE STOCK PURCHASE PLAN
We maintain a broad based employee stock purchase plan that gives our eligible employees the right to purchase our Common Shares through payroll deductions at a purchase price that reflects a 15% discount to the market price of our Common Shares on the first or last day of the relevant subscription period, whichever is lower. No participant may purchase more than $25,000 worth of Common Shares under this plan in any calendar year. In 2013, Mr. Frederico, Mr. Mills and Mr. Stern participated in the employee stock purchase plan to the maximum extent possible.
INDEMNIFICATION AGREEMENTS
We enter into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Bye-Laws which require us to indemnify our directors and officers for acts done, concurred in or omitted in or about the execution of their duties in their respective offices.

•
The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity.

•	The indemnification agreements provide for advancement of expenses.

•
These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. To the extent that indemnification is unavailable, the agreements provide for contribution.

•	The indemnification agreements set forth procedures relating to indemnification claims.

•	The agreements also provide for maintenance of directors' and officers' liability insurance.
2013 GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning grants of plan-based awards for our named executive officers made during 2013.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target (1)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Exercise or Base Price of Option Awards (per share)	Grant Date Fair Value of Stock and Option Awards (5)
				Threshold	Target	Maximum
Dominic J. Frederico	Feb. 7, 2013		$1,500,000	—	—	—	—	—	—
James M.	Feb. 7, 2013		$800,000	—	—	—	—	—	—
Michener	Feb. 7, 2013	(2)	—	2,800	8,000	16,000	—	—	$236,320
	Feb. 7, 2013	(3)	—	—	—	—	7,000	—	$134,610
	Feb. 7, 2013	(4)	—	4,260	12,170	—	—	$19.24	$99,428
Robert B.	Feb. 7, 2013		$500,000	—	—	—	—	—	—
Mills	Feb. 7, 2013	(2)	—	1,568	4,480	8,960	—	—	$132,339
	Feb. 7, 2013	(3)	—	—	—	—	4,150	—	$79,804
	Feb. 7, 2013	(4)	—	2,888	8,250	—	—	$19.24	$67,402
Russell B.	Feb. 7, 2013		$600,000	—	—	—	—	—	—
Brewer II	Feb. 7, 2013	(2)	—	2,800	8,000	16,000	—	—	$236,320
	Feb. 7, 2013	(3)	—	—	—	—	7,000	—	$134,610
	Feb. 7, 2013	(4)	—	4,260	12,170	—	—	$19.24	$99,428
Robert A.	Feb. 7, 2013		$600,000	—	—	—	—	—	—
Bailenson	Feb. 7, 2013	(2)	—	2,065	5,900	11,800	—	—	$174,286
	Feb. 7, 2013	(3)	—	—	—	—	5,000	—	$96,150
	Feb. 7, 2013	(4)	—	2,800	8,000	—	—	$19.24	$65,360

(1)
This column represents a PRP award that vests 25% after a two year performance period; 25% after a three year performance period and 50% after a four year performance period. Awards will increase or decrease in value based 50% on the change in our ABV per share, as defined, and 50% on our operating ROE, over each performance period. For the executive officers, no amount is payable if the growth in our ABV per share for the applicable performance period is negative and if our operating ROE is not at least 3% on average for each year in the applicable performance period. However, if, in a subsequent performance period, there is either positive growth in our ABV per share or our operating ROE is at least 3% on average for each year in the applicable performance period, and the executive officer remains employed at our Company, then the executive officer will receive the forfeited payment.

(2)
Represents a performance share unit award.  The performance share units will vest at the end of a three-year vesting period based on performance during such period based on the highest 40-day average share price during such period as described above and continued employment through the end of the applicable three-year period, with limited exceptions.  The number of performance share units listed in the Threshold column represents the number of performance share units which shall become vested based on achievement of 35% of the performance target (a 40-day average share price of $18 during the performance period); the number of performance share units listed in the Target column represents the number of performance share units which shall become vested based on achievement of 100% of the performance target (a 40-day average share price of $24 during the performance period); and the number of performance share units listed in the Maximum column represents the number of performance share units which shall become vested based on achievement of 200% of the performance target (a 40-day average share price of $30 during the performance period).  If at least 35% of the performance target is not achieved during the performance period, all of the performance share units will be forfeited.

(3)	Represents a time-based RSU award. Restrictions lapse on the third anniversary of the grant date of the award, subject to continued employment.

(4)
Represents a performance stock option award.  The option will vest at the end of a three-year vesting period based on performance during such period based on the highest 40-day average share price during such period as described above and continued employment through the end of the applicable three-year period, with limited exceptions.  The number of shares listed in the Threshold column represents the right to purchase the number of shares subject to the option which shall become vested based on achievement of 35% of the performance target (a 40-day average share price of $18 during the performance period); and the number of shares listed in the Target column represent right to purchase the number of shares subject to the option which shall become vested based on achievement of 100% of the performance target (a 40-day average share price of $30 during the performance period).  Because vesting for the option cannot exceed 100%, no shares are listed in the Maximum column.  If at least 35% of the performance target is not achieved during the performance period, the right to purchase all of the shares subject to the option shall be forfeited.

(5)
This column discloses the aggregate grant date fair market value computed in accordance with U.S. GAAP, which is $29.54 per target share for performance share units, $19.23 per share for RSUs, and $8.17 per target share for performance stock options. For all assumptions used in the valuation, see note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013
The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2013.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price (per share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dominic J.	166,667	—		—		$18.03	2/10/2015	—		—	—	—
Frederico	166,667	—		—		$25.50	2/2/2016	—		—	—	—
	166,667	—		—		$26.70	2/8/2017	—		—	—	—
	200,000	—		—		$23.27	2/14/2018	—		—	—	—
	100,000	—		—		$7.44	2/5/2019	—		—	—	—
	100,000	—		—		$19.79	2/24/2020	—		—	—	—
	—	87,925	(1)	96,985	(1)	$17.44	2/9/2019	—		—	—	—
	—	—		—		—	—	25,000	(3)	$589,750	—	—
	—	—		—		—	—	80,000	(4)	$1,887,200	—	—

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price (per share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	—	—		—		—	—	86,697	(5)	$2,045,182	—		—
	—	—		—		—	—	100,919	(6)	$2,380,679	12,004	(6)	$283,174
James M.	50,000	—		—		$18.03	2/10/2015	—		—	—		—
Michener	50,000	—		—		$25.50	2/2/2016	—		—	—		—
	50,000	—		—		$26.70	2/8/2017	—		—	—		—
	30,000	—		—		$23.27	2/14/2018	—		—	—		—
	20,000	—		—		$7.44	2/5/2019	—		—	—		—
	40,000	—		—		$19.79	2/24/2020	—		—	—		—
	—	7,034	(1)	7,758	(1)	$17.44	2/9/2019	—		—	—		—
	—	5,787	(2)	6,383	(2)	$19.24	2/7/2020	—		—	—		—
	—	—		—		—	—	7,500	(3)	$176,925	—		—
	—	—		—		—	—	15,000	(4)	$353,850	—		—
	—	—		—		—	—	6,936	(5)	$163,620	—		—
	—	—		—		—	—	8,072	(6)	$190,418	960	(6)	$22,646
	—	—		—		—	—	7,000	(7)	$165,130	—		—
	—	—		—		—	—	7,150	(8)	$168,669	850	(8)	$20,052
Robert B.	80,000	—		—		$18.03	2/10/2015	—		—	—		—
Mills	80,000	—		—		$25.50	2/2/2016	—		—	—		—
	80,000	—		—		$26.70	2/8/2017	—		—	—		—
	40,000	—		—		$23.27	2/14/2018	—		—	—		—
	20,000	—		—		$7.44	2/5/2019	—		—	—		—
	40,000	—		—		$19.79	2/24/2020	—		—	—		—
	—	4,396	(1)	4,849	(1)	$17.44	2/9/2019	—		—	—		—
	—	3,923	(2)	4,327	(2)	$19.24	2/7/2020	—		—	—		—
	—	—		—		—	—	7,500	(3)	$176,925	—		—
	—	—		—		—	—	12,500	(4)	$294,875	—		—
	—	—		—		—	—	4,335	(5)	$102,263	—		—
	—	—		—		—	—	5,045	(6)	$119,012	600	(6)	$14,154
	—	—		—		—	—	4,150	(7)	$97,899	—		—
	—	—		—		—	—	4,004	(8)	$94,454	476	(8)	$11,229
Russell B.	10,000	—		—		$19.79	2/24/2020	—		—	—		—
Brewer II	—	7,034	(1)	7,758	(1)	$17.44	2/9/2019	—		—	—		—
	—	5,787	(2)	6,383	(2)	$19.24	2/7/2020	—		—	—		—
	—	—		—		—	—	5,000	(3)	$117,950	—		—
	—	—		—		—	—	15,000	(4)	$353,850	—		—
	—	—		—		—	—	6,936	(5)	$163,620	—		—
	—	—		—		—	—	8,072	(6)	$190,418	960	(6)	$22,646
	—	—		—		—	—	7,000	(7)	$165,130	—		—
	—	—		—		—	—	7,150	(8)	$168,669	850	(8)	$20,052
Robert A.	10,000	—		—		$18.03	2/10/2015	—		—	—		—
Bailenson	12,000	—		—		$25.50	2/2/2016	—		—	—		—
	16,000	—		—		$26.70	2/8/2017	—		—	—		—

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price (per share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	10,000	—		—		$23.27	2/14/2018	—		—	—		—
	10,000	—		—		$7.44	2/5/2019	—		—	—		—
	20,000	—		—		$19.79	2/24/2020	—		—	—		—
	—	5,275	(1)	5,819	(1)	$17.44	2/9/2019	—		—	—		—
	—	3,804	(2)	4,196	(2)	$19.24	2/7/2020	—		—	—		—
	—	—		—		—	—	5,000	(3)	$117,950	—		—
	—	—		—		—	—	12,500	(4)	$294,875	—		—
	—	—		—		—	—	5,202	(5)	$122,715	—		—
	—	—		—		—	—	6,054	(6)	$142,814	720	(6)	$16,985
	—	—		—		—	—	5,000	(7)	$117,950	—		—
	—	—		—		—	—	5,273	(8)	$124,390	627	(8)	$14,791

(1)
These options will vest on February 9, 2015, subject to continued employment and achievement of performance goals, as defined. As of December 31, 2013, the highest 40-day average price of our Common Shares was $23.02. Accordingly, approximately 47.55% of the options will vest, subject to the other conditions of the performance equity, but not before the end of the three-year performance period.

(2)	These options will vest on February 7, 2016, subject to continued employment or agreement terms relating to retirement and achievement of performance goals, as defined.

(3)
These units vested on February 24, 2014. As of December 31, 2013, the highest 40-day average price of our Common Shares was $23.02. Accordingly, approximately 47.55% of the options will vest, subject to the other conditions of the performance equity, but not before the end of the three-year performance period.

(4)	One half of these units vested on February 9, 2014 and one half of these units will vest on February 9, 2015, subject to continued employment or agreement terms relating to retirement.

(5)	These units will vest on February 9, 2015, subject to continued employment.

(6)
These units will vest on February 9, 2015, subject to continued employment and achievement of performance goals, as defined. As of December 31, 2013, the highest 40-day average price of our Common Shares was $23.02. Accordingly, approximately 89.37% of the units will vest, subject to the other conditions of the performance equity, but not before the end of the three-year performance period.

(7)	These units will vest on February 7, 2016, subject to continued employment or agreement terms relating to retirement.

(8)
These units will vest on February 7, 2016, subject to continued employment or agreement terms relating to retirement and achievement of performance goals, as defined. As of December 31, 2013, the highest 40-day average price of our Common Shares was $23.02. Accordingly, approximately 89.37% of the units will vest, subject to the other conditions of the performance equity, but not before the end of the three-year performance period.

2013 OPTION EXERCISES AND STOCK VESTED
The following table provides information concerning option exercises by, and vesting of restricted stock awards of, our named executive officers during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting (3)	Value Realized on Vesting (4)
Dominic J. Frederico	500,000	$3,325,000	108,294	$2,001,922
James M. Michener	160,000	$870,400	23,775	$440,065
Robert B. Mills	240,000	$1,420,800	22,476	$415,384
Russell B. Brewer II	—	—	13,075	$247,370
Robert A. Bailenson	25,000	$134,000	15,807	$294,239

(1)	This column represents gross shares exercised, not reduced by shares withheld to pay for personal income tax and not reduced by shares swapped to pay for the option price.

(2)	The value realized on exercise represents the value of gross shares received, not reduced by shares withheld to pay for personal income tax, but reduced by shares swapped to pay for the option price.

(3)	This column represents gross shares vesting, not reduced by shares withheld to pay for personal income tax.

(4)
The value of a restricted share upon vesting is the fair market value of the stock on the vesting date. This column represents the value of gross shares vesting, not reduced by shares withheld to pay for personal income tax.

NONQUALIFIED DEFERRED COMPENSATION
The following table sets forth information concerning nonqualified deferred compensation of our executive officers. The amounts set forth in this table include only contributions made and earnings received during 2013 and do not include contribution and earnings with respect to the 2013 bonus paid in 2014.

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Withdrawals/ Distributions	Aggregate Earnings in Last FY	Aggregate Balance at Last FYE (3)
Dominic J. Frederico	$239,700	$479,400	—	$2,988,144	$11,597,062	(4)
James M. Michener	$61,200	$122,400	—	$547,572	$2,540,563
Robert B. Mills	$51,900	$103,800	—	$283,706	$2,128,673
Russell B. Brewer II	$48,900	$97,800	—	$275,076	$2,246,281
Robert A. Bailenson	$53,700	$107,400	—	$508,746	$1,648,444

(1)	The amounts in this column are also included in the Summary Compensation Table, in the Salary column, as follows:

Name	2013 Amount	2012 Amount
Dominic J. Frederico	$48,000	$45,000
James M. Michener	$24,000	$22,500
Robert B. Mills	$26,000	$26,000
Russell B. Brewer II	$18,500	$17,500
Robert A. Bailenson	$22,500	$21,250

(2)	The amounts in this column are included in the Summary Compensation Table, in the All Other Compensation column as the employer contribution to the retirement plans.

(3)	Of the totals in this column, the following totals have been previously reported in the Summary Compensation Table for previous years:

Name	2013 Amount	2012 Amount
Dominic J. Frederico	$5,306,540	$4,613,540
James M. Michener	$1,518,125	$1,338,125
Robert B. Mills	$1,455,713	$1,281,113
Russell B. Brewer II	$144,000	—
Robert A. Bailenson	$789,310	$631,810

(4)	$1,612,387 was assumed from the ACE Limited Supplemental Retirement Plan at our IPO.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following tables quantify the potential payments upon termination or change of control that our named executive officers would receive assuming that the relevant termination event had occurred on December 31, 2013.
Termination Due to Death or Disability

Name	Unvested PRP	Unvested Restricted Stock	Unvested Stock Options	Total
Dominic J. Frederico	$3,475,000	$6,298,035	$758,131	$10,531,166
James M. Michener	$1,900,000	$1,064,475	$78,294	$3,042,769
Robert B. Mills	$1,350,000	$795,966	$49,867	$2,195,833
Russell B. Brewer II	$1,300,000	$1,005,500	$78,294	$2,383,794
Robert A. Bailenson	$1,300,000	$806,416	$57,085	$2,163,501
Termination Due to Retirement

Name	Unvested PRP (1)	Unvested Restricted Stock	Unvested Stock Options	Total
Dominic J. Frederico	$3,475,000	$2,476,950	—	$5,951,950
James M. Michener	$1,900,000	$530,775	—	$2,430,775
Robert B. Mills	$1,350,000	$471,800	—	$1,821,800
Russell B. Brewer II	$1,300,000	$471,800	—	$1,771,800
Robert A. Bailenson (2)	—	—	—	—

(1)	PRP payouts may be zero if minimum performance criteria is not met in each performance period.

(2)
Mr. Bailenson had not reached retirement age by December 31, 2013. Upon retirement, Mr. Bailenson will become fully vested in respect of his unvested PRP, restricted stock and stock option awards granted prior to and subsequent to 2013.

Termination Without Cause Payments(1)

Name	Salary Continuation	Bonus	Benefits	Unvested Restricted Stock	Unvested Stock Options	Total
Dominic J. Frederico	$950,000	$3,366,667	$36,744	$6,298,035	$758,131	$11,409,577
James M. Michener	$475,000	$850,000	$35,948	$1,064,475	$78,294	$2,503,717
Robert B. Mills	$520,000	$766,667	$16,698	$795,966	$49,867	$2,149,198
Russell B. Brewer II	$370,000	$700,000	$24,407	$1,005,500	$78,294	$2,178,201
Robert A. Bailenson	$450,000	$666,667	$24,407	$806,416	$57,085	$2,004,575

(1)	No unvested PRP payments are payable upon a termination without cause.

Change-in-Control Severance(1)

Name	Salary Continuation	Bonus	Benefits	Unvested Restricted Stock	Unvested Stock Options	Total
Dominic J. Frederico	$950,000	$3,366,667	$36,744	$6,902,818	$540,737	$11,796,966
James M. Michener	$475,000	$850,000	$35,948	$1,218,600	$68,429	$2,647,977
Robert B. Mills	$520,000	$766,667	$16,698	$885,420	$44,100	$2,232,885
Russell B. Brewer II	$370,000	$700,000	$24,407	$1,159,625	$68,429	$2,322,461
Robert A. Bailenson	$450,000	$666,667	$24,407	$920,688	$48,990	$2,110,752

(1)	No unvested PRP payments are payable upon a change in control.
The salary continuation, bonus and benefits columns in the Termination Without Cause Payments table and the Change-in-Control Severance table represent amounts that would be payable to each executive officer under the terms of the severance policy for executive officers. Under the terms of the policy, each executive officer receives one year of salary, the average of the last three annual bonus amounts, a pro-rata annual bonus payment for the year of termination and one year of benefits which represent medical plan and dental plan premiums paid by our Company at the same level as was paid just prior to termination.
With respect to the termination due to retirement, vesting of PRP, restricted stock and stock options takes place over time. However, we have not discounted these amounts receivable in the future following retirement in the Termination Due to Retirement table. The amount included for the payout of the unvested PRP following retirement was calculated assuming 100% vesting based on assumed performance over the remainder of the applicable performance period.  The value of the actual payment amount may vary from this assumed amount depending on actual performance over the remainder of the performance period following retirement.  No amount was included for 2012 performance share units or 2012 performance stock options because such grants would be forfeited by the executive in the event of a retirement prior to vesting.
The aggregate qualified and non-qualified defined contribution retirement account balances as of December 31, 2013 for Messrs. Frederico, Michener, Mills, Brewer and Bailenson are as follows, respectively: $12,046,501, $3,295,220, $2,730,511, $4,582,452 and $3,025,381. Retirement account balances will be paid upon termination in accordance with the terms of the plans, as described below.
If an executive officer had been terminated for cause on December 31, 2013, he would not have received any severance payments and would have forfeited all unvested PRP, restricted stock and stock options, receiving only salary payments through the termination date and vested retirement benefits under our Company's retirement plans.
For the purpose of these tables, the value of RSUs has been determined by multiplying the number of shares of unvested RSUs on December 31, 2013 by the closing price of our Common Shares on December 31, 2013, which was $23.59. Similarly, we calculated the value of unvested options by multiplying the number of unvested options by the difference between the closing price of our Common Shares on December 31, 2013 and the applicable exercise price.
For purposes of the Termination due to Death and Disability and Termination Without Cause tables, the amount included for the pro-rata portion of the performance share units and performance stock options which may become vested following such termination was calculated assuming 100% vesting based on assumed performance over the remainder of the applicable performance period and assuming a value of $23.59 per share of Common Shares on the date of distribution (the closing price of our Common Shares on December 31, 2013).  The percentage of the pro-rata portion of the performance share units and performance stock options which ultimately becomes vested and the value of the actual distribution of the shares with respect to such performance share units and performance stock options may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the applicable performance period and the value of our Common Shares on the date of distribution.
Severance payments, PRP vesting, restricted stock vesting, stock option vesting and retirement plan contributions assume no subsequent employment after termination. Certain rights to vesting and distributions following  retirement or a termination without cause are subject to continued compliance with applicable restrictive covenants and may be forfeited by the executive in the event of a violation of such covenants (and in certain circumstances, the executive may be required to repay certain amounts in the event of a violation of such covenants).

Assured Guaranty Non-Qualified Retirement Plans
All the executive officers participate in a non-qualified defined contribution retirement plan through an Assured Guaranty employer. These plans generally permit distributions only following a participant's termination of employment, and each of the plans imposes some additional restrictions on distributions as described below. A change in control under the current provisions of these plans does not entitle a participant to payment. Below is an overview of each plan.
Assured Guaranty Ltd. Supplemental Employee Retirement Plan (AGL SERP)
The AGL SERP is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified Assured Guaranty Ltd. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and 6% employer contributions that would have been made under the Assured Guaranty Ltd. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions.

•
A participant does not vest in the employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by a specified Assured Guaranty employer.

•
Distribution of a participant's account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant's account balances is at least $50,000.

•
A participant who is considered to be a specified employee as defined in IRC Section 409A and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.

•	To satisfy the requirements of IRC Section 457A, U.S. taxpayers will not accrue additional benefits under the plan on and after January 1, 2009.
Additionally, benefits that were accrued prior to January 1, 2009 that would otherwise be subject to IRC Section 457A shall be distributed in a single lump-sum payment on January 1, 2017 (to the extent not previously distributed) to satisfy the requirements of IRC Section 457A.
No new benefits accrued in the AGL SERP after 2012. Accrued benefits of executive officers in the AGL SERP (other than participant account balances invested in the employer stock fund) were transferred from the AGL SERP to the AGC SERP in 2012. Additional benefits for the executive officers accrue in the AGC SERP described below.
Assured Guaranty Corp. Supplemental Executive Retirement Plan (AGC SERP)
The AGC SERP is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified Assured Guaranty Corp. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and 6% employer contributions that would have been made under the Assured Guaranty Corp. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions.

•
A participant does not vest in employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by a specified Assured Guaranty employer.

•
Distribution of a participant's account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant's account balances is at least $50,000.

•
A participant who is considered to be a specified employee as defined in IRC Section 409A and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.

•
Benefits that were accrued prior to January 1, 2009 that would otherwise be subject to IRC Section 457A shall be distributed in a single lump-sum payment on January 1, 2017 (to the extent not previously distributed) to satisfy the requirements of IRC Section 457A.

Equity and Incentive Plans
All the executive officers have received awards pursuant to our Company's long-term equity incentive plan and participate in the PRP. For awards granted prior to April 21, 2011 to executive officers, a change in control of our Company accelerates vesting of some equity awards made under the equity incentive plans, and RSUs will be distributed on a "change in control" if it satisfies the definition of change in control under IRC Section  409A of the Internal Revenue Code. Below is an overview of the plans.
Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended in 2009, provides for the grant of non-qualified and incentive stock options, stock appreciation rights, full value awards, which include awards such as restricted shares, RSUs or performance share units, and cash incentive awards to employees selected by the Compensation Committee. The Compensation Committee specifies the terms of the award, including the vesting period applicable to the award, at the time it grants the award to the employee, and includes the terms in an award agreement between the employee and our Company.

•
For awards granted prior to 2012, a participant generally vests in restricted stock awards over four years of continued employment and in option awards over three years of continued employment, but if a change in control occurs or if the participant terminates employment as a result of death or disability, then the participant immediately vests in any outstanding awards. For awards granted prior to 2012, in the event of retirement, prior equity grants to an executive officer will continue to vest and options will be exercisable for their original term.

•
For performance share units and performance stock options granted from 2012 through 2014, the participant will vest at the end of a three-year vesting period based on performance during such period based on the highest 40-day average share price during such period as described above and the continued employment of the participant through the end of such three-year period with limited exceptions as described below. For such awards, the participant is entitled to pro-rata vesting in the event of termination prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or, for awards granted in 2013 and 2014, a voluntary termination due to retirement, if certain requirements are met and if, and only to the extent that, the performance conditions are satisfied at the end of the applicable performance period. In the event of a change in control, the performance share units and options vest only to the extent that the performance conditions are satisfied at the time of the change in control and only if the participant remains employed through the end of the three-year vesting period, provided, however that the vesting of the performance share units and performance stock options shall be accelerated following such change in control in the event of termination following the change in control but prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or in the event that the acquirer does not agree to continue such award following the change in control.

•
For RSUs granted from 2012 through 2014, the participant will vest at the end of a three-year vesting period if the participant remains employed through the end of such period. Such vesting may be accelerated in the event of termination prior to the end of the vesting period due to death or disability or in the event of a change in control where the acquirer does not agree to continue such award following the change in control. Additionally, the participant may remain entitled to continued vesting of such RSUs following an involuntary termination without cause, a voluntary termination for good reason or, for awards granted in 2013 and 2014, a voluntary termination due to retirement during the vesting period if certain requirements are met, including the participant signing of a release of claims against our Company and continuing to comply with applicable restrictive covenants.

As discussed in "Proposal No. 3: Approval of Amendment to Long-Term Incentive Plan", we are presenting a proposal at the Annual General Meeting to amend this plan, including to increase the maximum number of Common Shares that may be delivered to plan participants and their beneficiaries under the plan.
Assured Guaranty Ltd. Performance Retention Plan was established in 2006, to permit the grant of cash-based awards to selected employees. PRP awards may be treated as nonqualified deferred compensation subject to the rules of IRC Section 409A. The PRP is a sub-plan under our Company's Long-Term Incentive Plan (enabling awards under the plan to be performance based compensation exempt from the $1 million limit on tax deductible compensation). The revisions also give the Compensation Committee greater flexibility in establishing the terms of performance retention awards, including the ability to establish different performance periods and performance objectives.
Beginning in 2008, our Company integrated PRP awards into its long-term incentive compensation program and substantially increased the number and amount of these awards. Generally, each PRP award is divided into three installments, with 25% of the award allocated to a performance period that includes the year of the award and the next year, 25% of the award allocated to a performance period that includes the year of the award and the next two years, and 50% of the award allocated to a performance period that includes the year of the award and the next three years. Each installment of an award vests if the participant remains employed through the end of the performance period for that installment (or vests on the date of the participant's death, disability, or retirement if that occurs during the performance period). Payment for each performance period is made at the end of that performance period. One half of each installment is increased or decreased in proportion to the increase or decrease of per share adjusted book value during the performance period, and one half of each installment is increased or decreased in proportion to the operating return on equity during the performance period. However, if, during the performance period, a participant dies or becomes permanently disabled while employed, the amount for any such incomplete performance period shall equal the portion of the award allocated to such performance period. A limited number of awards have cliff vesting in four or five years. Operating ROE and ABV are defined in each PRP award agreement. For more information on the vesting schedules of recent PRP awards see "Compensation Discussion and Analysis—Variable Compensation."
In the case of the executive officers, if a payment would otherwise be subject to the $1 million limit on tax deductible compensation, no payment will be made unless performance satisfies a minimum threshold—for the applicable performance period, there must be positive growth in our ABV per share and our operating ROE must have been at least 3% on average for each year in the applicable performance period. If a payment is forfeited because the minimum threshold is not satisfied, but in a subsequent performance period, there is either positive growth in our ABV per share or our operating ROE is at least 3% on average for each year in the applicable performance period, and the executive officer remains employed at our Company, then the executive officer will receive the forfeited payment.
As described above, the performance goals used to determine the amounts distributable under the PRP are based on our Company's operating ROE and growth in per share ABV, or in the case of the 2007 awards, growth in ABV, as defined. The Compensation Committee believes that management's focus on achievement of these performance goals will lead to increases in our Company's intrinsic value.
Employment Agreements
As described above in "Executive Compensation—Employment Agreements," each executive officer had been a party to an employment agreement that provides post employment benefits. However, those agreements were terminated in February 2012 and the Company currently does not have any employment agreements with any executive officer.
Severance Policy
We previously provided severance benefits to executive officers pursuant to their employment agreements. Upon the elimination of the employment agreements, and in conjunction with the compensation changes adopted by the Compensation Committee in February 2012, we established the severance policy for executive officers. Under the policy, following the executive's involuntary termination without cause or voluntary termination for good reason and subject to the executive signing a release of claims, the executive will receive a lump-sum payment in an amount equal to one year's salary plus his average bonus amount over the preceding 3-year period, plus a pro-rata annual bonus amount for the year of termination and an amount equal to one year of medical and dental premiums. In addition, the executive's receipt of severance benefits is subject to his compliance with non-competition, non-solicitation, and confidentiality restrictions during his employment and for a period of one year following termination of employment. We, in our discretion, may choose to pay the executive the severance benefits described above to an executive who terminates employment for a reason other than involuntary termination without cause or voluntary termination for good reason, in which case the executive will also be subject to non-competition, non-solicitation, and confidentiality restrictions following his termination of employment.

AUDIT COMMITTEE REPORT
The Audit Committee consists of four members of the Board of Directors. Each Audit Committee member is independent, within the meaning of the NYSE listing standards, of our Company and our management and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards. In addition, the Board of Directors has determined that Mr. Kenny, Ms. Howard, Mr. Leathes and Mr. O'Kane are each audit committee financial experts within the meaning of the rules of the SEC, as that term is defined under Item 407(d) of Regulation S-K.
The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on our website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of our financial statements and financial reporting process, the system of internal controls, the audit process, the performance of our internal audit process and the performance, qualification and independence of our independent auditors, PwC.
Our Company's management prepares our consolidated financial statements in accordance with U.S. GAAP and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting and for performing an assessment of the effectiveness of these controls. PwC audits our year-end financial statements and reviews interim financial statements. PwC also audits the effectiveness of our internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, PwC and other advisors. We have also retained Ernst & Young LLP, which we refer to as E&Y, to provide services to support its internal audit program and compliance with Sarbanes-Oxley Section 404. The Audit Committee has adopted an Internal Audit Charter.
The Audit Committee held five meetings in 2013. Audit Committee meetings are usually held in conjunction with the quarterly meetings of the Board of Directors. At all of its quarterly meetings, the Audit Committee met with management, PwC, E&Y, the Chief Financial Officer and the General Counsel or Deputy General Counsel to review, among other matters, the overall scope and plans for the internal and independent audits, and the results of such audits; critical accounting estimates and policies; the status of our loss reserves and compliance with our conflict of interest, regulatory compliance and code of conduct policies. At each quarterly meeting the Audit Committee also reviewed underwriting and risk management with the Chief Risk Officer, the Chief Surveillance Officer, and the Chief Credit Officer. The Audit Committee coordinates the oversight of underwriting and risk management with the Risk Oversight Committee. At its meetings in February 2013 the Audit Committee reviewed and approved our Company's December 31, 2012 audited consolidated financial statements and Annual Report on Form 10-K. The Committee also at that time reviewed our Company's program to ensure compliance with the requirements of Sarbanes-Oxley Section 404 and its internal controls over financial reporting, including controls to prevent and detect fraud.
The Audit Committee also met with management and PwC in February 2014, over the course of two meetings, to review our Company's program to ensure compliance with the requirements of Sarbanes-Oxley Section 404 and its internal controls over financial reporting, to review results of operations and audit results, and approve our Company's December 31, 2013 audited consolidated financial statements and Annual Report on Form 10-K. The Audit Committee also reviewed drafts of the 2014 proxy statement and approved this Audit Committee Report at the second of its February 2014 meetings.
At each meeting in 2013 and February 2014, the Audit Committee met in executive session (i.e., without management present) with representatives of PwC to discuss the results of their examinations and their evaluations of our Company's internal controls and overall financial reporting. Similar executive sessions are held at least annually with representatives of E&Y. At each quarterly meeting, E&Y has the opportunity to address pending issues with the Audit Committee and semi-annually specifically reviewed the results of internal audits and the overall internal audit program. Portions of quarterly meetings were dedicated to further education of Audit Committee members.
The Audit Committee has also discussed with PwC all the matters required to be discussed by U.S. GAAP, including those described in Public Company Accounting Oversight Board AS 16. These discussions included:

•	the auditor's judgments about the quality, not just the acceptability, of our Company's accounting principles as applied in its financial reporting;

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates;

•	disagreements with management over the application of accounting principles, of which there were none, the basis for management's accounting estimates, and disclosures in the financial statements; and

•	any significant audit adjustments and any significant deficiencies in internal control.
The Audit Committee also reviewed all other material written communications between PwC and management. The Audit Committee has also discussed with PwC their independence from our Company and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the Audit Committee concerning independence.
Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our Company's management and PwC, the Audit Committee recommended to the Board of Directors that the December 31, 2013 audited consolidated financial statements be included in our Company's Annual Report on Form 10-K.
The foregoing report has been approved by all members of the Audit Committee.

Patrick W. Kenny, Chairman
Bonnie L. Howard
Simon W. Leathes
Michael T. O'Kane

PROPOSAL NO. 2: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
________________________________________________________________________________________________________________________

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Item 402 of Regulation S-K, which is the SEC's rule setting forth executive compensation disclosure requirements. Proposal No. 2 is Item 2 on the proxy card.
As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," and highlighted in the "Compensation Highlights" of such section, our executive compensation program is designed to attract, motivate, and retain talented executives who possess the skills required to formulate and drive our Company's strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders' interests and current market practices. Please read the "Compensation Discussion and Analysis" discussion for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.
We believe that our executive compensation programs are structured in the best manner possible to support our Company and our business objectives. We are asking our shareholders to indicate their support for our named executive officer compensation as described on pages 29 to 69 of this proxy statement, which include the "Compensation Discussion and Analysis" section and the compensation tables and related narrative disclosure. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote "FOR" the following resolution at the Annual General Meeting:
"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."
The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review the voting results carefully.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF EXECUTIVE COMPENSATION.

PROPOSAL NO. 3: APPROVAL OF THE ASSURED GUARANTY LTD. 2004
LONG-TERM INCENTIVE PLAN AS AMENDED THROUGH THE THIRD AMENDMENT
________________________________________________________________________________________________________________________

A proposal will be presented at the Annual General Meeting to approve the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended and restated as of May 7, 2009 (the “LTIP”) and as amended through the third amendment (the "Third Amendment") (the LTIP as amended through the Third Amendment is referred to as the “Plan”). Proposal No. 3 is Item 3 on the proxy card.
On February 5, 2014, the Board of Directors adopted the Third Amendment to the LTIP, subject to shareholder approval. The Third Amendment will increase the number of Common Shares reserved for delivery under the Plan by 7,700,000 Common Shares, increase the number of incentive stock options which may be granted under the Plan, and delete the plan sub-limit on the number of Common Shares which can be issued in settlement of full value awards. The Third Amendment will become effective upon shareholder approval. Under New York Stock Exchange rules, shareholder approval is required for increases to the number of shares reserved under the LTIP and for changes in applicable limits of the types of awards which can be granted pursuant to the LTIP. Additionally, to enable us to grant performance-based compensation that is exempt from the $1 million limit on tax-deductible compensation, the performance goals of the Plan must be periodically resubmitted to and approved by the shareholders. Shareholder approval of the Plan will constitute approval of the performance measurement criteria set forth in the Plan. The Third Amendment also makes certain other technical and clarifying changes. A summary of the material provisions of the Plan, including the changes being made by the Third Amendment, is set forth below. A copy of the Plan is set forth in Exhibit A.
The LTIP originally became effective as of April 21, 2004 (the "LTIP Effective Date") and will continue in effect until terminated by the Board; provided, however, that, if the Plan is approved by shareholders at the 2014 Annual General Meeting, no awards may be granted under the Plan on or after the ten-year anniversary of the date of such approval. Any awards that are outstanding after termination of the Plan will remain subject to the terms of the Plan.
The Board previously adopted the first amendment to the LTIP in 2012 and the second amendment to the LTIP in 2014. The first amendment added provisions that prohibit the surrender of underwater options or SARs for a cash payment except as approved by our shareholders and that prohibit the repricing of any option or SAR without shareholder approval.  The second amendment added provisions that prohibit the surrender of underwater options or SARs for the grant of any other award under the LTIP except as approved by our shareholders, that prohibit the award of the right to receive dividend or dividend equivalent payments with respect to stock options and SARs, that prohibit the payment of dividends or dividend equivalents with respect to full value awards subject to vesting based on the satisfaction of performance objective prior to the date that such full value award (or applicable potion thereof) becomes vested and is settled, and that make certain other technical and clarifying changes.
As of March 10, 2014, a total of 2,430,229 Common Shares remained available for future issuance under the LTIP (grants of dividend equivalents of RSUs have reduced the number of shares available for future issuance). This total does not give effect to the additional Common Shares that are the subject of the amendment submitted for approval at the Annual General Meeting. The number of Common Shares to be issued upon exercise of outstanding options was 3,427,986 with a weighted-average exercise price of outstanding options of $20.80 and a weighted average remaining contractual term of 3.7 years. As of March 10, 2014, the outstanding number of shares of unvested restricted stock and unvested restricted stock units was 1,174,360. The closing price for the Common Shares on the NYSE on March 10, 2014 was $26.02 per share.
If the Plan is not approved, the increase in reserved shares, and the other changes made by the Third Amendment will not take effect.
Purpose
The Plan has been established by the Company to:

•	attract and retain persons eligible to participate in the Plan;

•	motivate eligible individuals to whom awards under the Plan will be granted by means of appropriate incentives, to achieve long-range goals;

•	provide incentive compensation opportunities that are competitive with those of other similar companies; and

•
further identify participants' interests with those of the Company's other shareholders through compensation that is based on the Company's Common Shares; and thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

The Company has proposed the Third Amendment primarily to increase the number of Common Shares available at this time due to the lower number of Common Shares available for issuance and because it believes in the merits of linking executives' overall compensation opportunities to the enhancement of long-term shareholder return. The Company uses equity-based compensation, such as options and other share-related awards, as key elements of its executives' compensation packages. For example, for 2013 compensation, in response to comments from our shareholders and Cook’s recommendation, the Compensation Committee decided the compensation mix for the executive officers would be comprised of a significant shift from PRP to equity grants. Because the Company believes it is important for the employees and directors of the Company and its subsidiaries to have an equity interest in the Company so that their interests are aligned with shareholder interests, and to be eligible to receive cash incentive awards, the Board of Directors has approved the Plan, and is recommending that shareholders approve the Plan. Approval of the Plan will help to achieve this goal and is necessary in order for the Company to continue making equity awards to employees and directors at competitive levels.
To achieve these objectives, the Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights, which we refer to as "SARs", full value awards, which include awards such as restricted stock or restricted stock units, and cash incentive awards.
Also, to preserve a tax deduction for compensation and expenses, the Company is submitting the Plan for approval by the shareholders to satisfy the requirement that the performance goals be periodically approved by shareholders as a condition of satisfying the performance-based compensation exception to the $1 million limits on US tax-deductible compensation.
General Description
The Plan provides that it is administered by a committee of two or more members of the Board of Directors of the Company who are selected by the Board. The Board has designated the Compensation Committee of the Board to serve as the committee administering the Plan. The Compensation Committee selects those persons who shall become participants (who can be employees of the Company or any of its subsidiaries or consultants, directors or other persons providing services to the Company or any of its subsidiaries), determines the types of awards to be granted and establishes the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Compensation Committee may delegate all or any portion of its responsibilities or powers under the Plan to persons selected by it. If the Compensation Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Compensation Committee.
If the Plan, as amended through the Third Amendment, is approved by shareholders, the maximum number of Common Shares that may be delivered to participants and their beneficiaries under the Plan shall be increased by 7,700,000 Common Shares, for a total of 18,670,000 Common Shares. Any Common Shares covered by an award that are not delivered on an unrestricted basis, for example, because the award is forfeited, canceled, settled in cash, or used to satisfy the applicable tax withholding obligation, shall not be deemed to have been delivered for this purpose. If the exercise price of any option granted under the Plan, or the tax withholding obligation with respect to any Award granted under the Plan, is satisfied by tendering Common Shares to the Company, only the number of Common Shares issued net of the shares tendered shall be deemed delivered for purposes of determining the number of Common Shares available for delivery under the Plan. The maximum number of Common Shares that may be delivered pursuant to full value awards intended to be performance-based compensation, as described below, granted to any one participant during any one-calendar-year period, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, may not exceed 1,250,000 Common Shares. For cash awards intended to be performance-based compensation granted to any one participant for any performance period may not exceed $500,000 multiplied by the number of months in such performance period. Additionally, if the Plan, as amended through the Third Amendment, is approved by shareholders, the limit on the number of shares that may be delivered pursuant to incentive stock options shall be increased by 7,700,000 Common Shares for a new limit of 18,670,000 Common Shares, and the limit on the maximum number of Common Shares that may be delivered to participants and their beneficiaries under the LTIP as full value awards shall be removed from the Plan. The maximum number of Common Shares that may be covered by options and SARs granted to any one participant in any one calendar year may not exceed 2,500,000 Common Shares.
The Common Shares with respect to which awards may be made under the Plan shall be:

•	shares currently authorized but unissued;

•	to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or

•
shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company, as determined by the Chief Executive Officer or the Chief Financial Officer of the Company. The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the Common Shares to be so acquired, as determined by the Chief Executive Officer or the Chief Financial Officer of the Company. At the discretion of the Compensation Committee, an award under the Plan may be settled in cash or a replacement award rather than Common Shares.

The Compensation Committee may use Common Shares available under the Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.
In the event of a corporate transaction involving the Company, including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares, the Compensation Committee shall, in the manner it determines equitable in its sole discretion, adjust awards to reflect the transactions. Action by the Compensation Committee may include:

•	adjustment of the number and kind of shares which may be delivered under the Plan;

•	adjustment of the number and kind of shares subject to outstanding awards;

•	adjustment of the exercise price of outstanding options and SARs; and

•
any other adjustments that the Compensation Committee determines to be equitable, which may include, without limitation, replacement of awards with other awards which the Compensation Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment may be the excess of value of the Common Shares subject to the option at the time of the transaction over the exercise price.

Except as otherwise provided by the Compensation Committee, awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution.
The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.
All employees and directors of the Company or its subsidiaries, as well as consultants and other persons providing services to the Company or its subsidiaries, are eligible to become participants in the Plan, except that non-employees may not be granted incentive stock options. As of December 31, 2013, the Company and its subsidiaries had 326 employees. The specific employees who initially will be granted awards under the Plan and the type and amount of any such awards will be determined by the Compensation Committee. The awards that were made to executive officers under the Plan in 2013 are described in the "2013 Grants of Plan-Based Awards" table. Awards that were granted for 2013 performance under the Plan are described in "Compensation Discussion and Analysis — Individual Compensation Analysis."

Options
The Compensation Committee may grant an incentive stock option or non-qualified stock option to purchase the Common Shares at an exercise price determined under the option. Except as described below, the exercise price for an option shall not be less than the fair market value of a Common Share at the time the option is granted or, if greater, the par value, if any, of a Common Share. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company's shareholders or as adjusted for corporate transactions described above. Additionally, except as approved by the Company’s shareholders, in no event shall any option be surrendered in exchange for a cash payment or the grant of any other award if, at the time of such surrender, the exercise price of the option is greater than the then fair market value of a Common Share. The Plan does not permit the award of the right to receive dividend or dividend equivalent payments with respect to stock options.
The option shall be exercisable in accordance with the terms established by the Compensation Committee. The full purchase price of each Common Share purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the purchase price of an option shall be payable in cash, by promissory note, in Common Shares by actual delivery or by attestation (including shares otherwise distributable pursuant to the exercise of the option), valued at fair market value as of the day of exercise, or a combination thereof. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Common Shares acquired pursuant to the exercise of an option as the Compensation Committee determines to be desirable. In no event will an option expire more than ten years after the grant date.
Stock Appreciation Rights
An SAR entitles the participant to receive the amount, in cash or shares, by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee. The exercise price for an SAR shall not be less than the fair market value of a Common Share at the time the SAR is granted or, if less, the exercise price of the tandem option. The Compensation Committee may grant an SAR independent of any option grant and may grant and option and SAR in tandem with each other, and SARs and options granted in tandem may be granted on different dates but may have the same exercise price. The SAR shall be exercisable in accordance with the terms established by the Compensation Committee. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Common Shares acquired pursuant to the exercise of an SAR as the Compensation Committee determines to be desirable. In no event will an SAR expire more than ten years after the grant date. The Compensation Committee may grant an SAR independent of any option grant, and may also grant an option and SAR in tandem with each other.
The exercise price of an SAR may not be decreased after the date of grant nor may an SAR be surrendered to the Company as consideration for the grant of a replacement SAR or option with a lower exercise price, except as approved by the Company's shareholders or as adjusted for corporate transactions described above. Additionally, except as approved by the Company’s shareholders, in no event shall any SAR be surrendered in exchange for a cash payment or the grant of any other award if, at the time of such surrender, the exercise price of the SAR is greater than the then fair market value of a Common Share. The Plan does not permit the award of the right to receive dividend or dividend equivalent payments with respect to SARs.
Full Value Awards
The following types of "full value awards" may be granted, as determined by the Compensation Committee:

•	The Compensation Committee may grant Common Shares that may be in return for previously performed services, or in return for the participant surrendering other compensation that may be due.

•	The Compensation Committee may grant Common Shares that are contingent on the achievement of performance or other objectives during a specified period.

•
The Compensation Committee may grant Common Shares subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.

Any such awards shall be subject to such other conditions, restrictions and contingencies as the Compensation Committee determines. If the right to become vested in a full value award is conditioned on the completion of a specified period of service with the Company or the subsidiaries, without achievement of performance measures, as described below, or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will not be less than three years, subject to accelerated vesting, to the extent provided by the Compensation Committee, in the event of the participant's death, disability, retirement, change of control or involuntary termination. However, the Compensation Committee may grant full value awards that do not condition vesting on achievement of performance objectives, and such full value award shall not be subject to the requirements of the preceding sentence provided that the aggregate number of shares covered by awards described in this sentence may not exceed 933,500 shares (which is 5% of the total number of shares available for delivery under the Plan. No dividend or dividend equivalent payments with respect to full value awards subject to vesting based on the satisfaction of performance objectives shall be made prior to the date that such full value award (or applicable portion thereof) becomes vested and is settled.
Cash Incentive Awards
The Compensation Committee may grant cash incentive awards, including the right to receive payment of shares having the value equivalent to the cash otherwise payable that may be contingent on achievement of a participant's performance objectives over a specified period established by the Compensation Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee.
$1 Million Limit
A U.S. income tax deduction for the Company will generally be unavailable for the Company for annual compensation in excess of $1 million paid to any of the most highly compensated officers of a public corporation (not more than five). However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the Plan will satisfy the requirements for "performance-based compensation." The Compensation Committee may designate whether any full value awards or cash incentive awards being granted to any participant are intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Code. The performance measures that may be used for such awards shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures as selected by the Compensation Committee: gross premiums written; net premiums written; net premiums earned; net investment income; losses and loss expenses; underwriting and administrative expenses; operating expenses; cash flow(s); operating income; profits; earnings before interest and taxes; net income; stock price; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets.
Change in Control
The Plan provides that the occurrence of a change in control shall have such effect, if any, with respect to any award as set forth in the award agreement or, to the extent not prohibited by the Plan or the award agreement, as provided by the Compensation Committee. For the purposes of the Plan, a "change in control" is generally deemed to occur when:

•	Any person becomes the owner of 25% of the voting securities of the Company (but not including any acquisition of voting securities directly from the Company).

•
The majority of the Board of Directors consists of individuals other than Incumbent Directors, which term means the members of the Board of Directors on the LTIP Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.

•	The sale or other disposition of more than 50% of the operating assets of the Company, or the reorganization, merger, amalgamation, consolidation or other business combination involving the

Company, except the transaction will not be a Change in Control if it is a sale-leaseback or other arrangement resulting in the continued utilization of the assets being sold by the Company, and the transaction will not be a Change in Control if (i) the shareholders of the Company immediately before the transaction own more than 50% of the outstanding equity securities and voting power after the transaction; (ii) no person will have ownership of more than 25% of the parent company resulting from the transaction; and (iii) Incumbent Directors immediately prior to the transaction will constitute a majority of the board of the parent company resulting from the transaction.

•	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Amendment and Termination
The Plan may be amended or terminated at any time by the Board, and the Board or the Compensation Committee may amend any award granted under the Plan, provided that no amendment or termination may adversely affect the rights of any participant under any award granted prior to the date such amendment is adopted without the participant's written consent (except for adjustments for corporate transactions, as described above). The Board may not amend the provisions of the Plan related to repricing without approval of shareholders. The Plan provides that it will continue in effect until terminated by the Board, except that, if the Plan is approved by shareholders at the 2014 Annual General Meeting, no new awards may be granted under the Plan after the ten-year anniversary of such approval. Any awards that are outstanding after the plan's termination shall remain subject to the terms of the Plan.
United States Income Tax Considerations
The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the Plan based on current U.S. income taxation with respect to participants who are subject to U.S. income tax.
Non Qualified Options
The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
The exercise of a non-qualified option through the delivery of previously acquired shares will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such Common Shares determined at the time of exercise.
Neither the participant nor the transferee will realize taxable income at the time of a non arms' length transfer of a non-qualified option as a gift. Upon the subsequent exercise of the option by the transferee, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the option price. Upon a subsequent disposition of the Common Shares by the transferee, the transferee will generally realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the fair market value of the shares at the time of exercise. If a participant makes a gift of an option, and surrenders all dominion and control of the option, the gift should be complete for U.S. gift tax purposes at the time of transfer and should be valued at that time or, if later, at the time the option becomes vested. For gift and estate tax purposes, the gift of an option would generally cause the option and the Common Shares acquired by exercise to be excluded from the participant's estate. Special rules may apply if the participant makes a gift of an award to a charity or to a "living trust" under which the participant retains the right to revoke the trust or substantially alter its terms.
Incentive Stock Options
The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise or ending one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code.
The excess of the fair market value of the Common Shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the Common Shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the Common Shares within two years from the date of the grant of the incentive stock option or within one year after receiving the transfer of such Common Shares, then, upon disposition of such shares of stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
The exercise of an incentive stock option through the exchange of previously acquired Common Shares will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of a non-qualified option; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive incentive stock option treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition, which is a disposition before the end of the applicable holding period, occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.
If the exercise price of an incentive stock option is paid with Common Shares acquired through a prior exercise of an incentive stock option, gain will be realized on the shares given up and will be taxed as ordinary income if those shares have not been held for the minimum incentive stock option holding period, which holding period is two years from the date of grant and one year from the date of transfer, but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.
Stock Appreciation Rights
The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of Common Shares received will be taxable to the participant as ordinary income, and a corresponding deduction will be allowed to the Company. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Full Value Awards
A participant who has been granted a full value award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, if the grant is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of other objectives, assuming that the restrictions constitute a "substantial risk of forfeiture" for U.S. income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the participant and deductible as such by the Company.
Cash Incentive Awards
A participant will realize taxable income at the time the cash incentive award is distributed, and the Company will be entitled to a corresponding deduction.
Withholding of Taxes
Pursuant to the Plan, the Company may deduct, from any payment or distribution of shares under the Plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to the Company prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the Compensation Committee, a participant may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold Common Shares from any payment under the Plan or by the participant delivering shares of the Company to the Company. However, the number of such shares used to satisfy the withholding obligation with respect to the exercise of a stock option may not be more than the number required to satisfy the Company's minimum statutory withholding obligation based on minimum statutory withholding rates for U.S. federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income. Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined. The portion of the withholding that is satisfied with shares will be determined using the fair market value shares of Common Shares on the date when the amount of taxes to be withheld is determined.
The use of Common Shares to satisfy any withholding requirement will be treated, for U.S. income tax purposes, as a sale of such shares for an amount equal to the fair market value of the shares on the date when the amount of taxes to be withheld is determined. If previously-owned Common Shares are delivered by a participant to satisfy a withholding requirement, the disposition of such shares would result in the recognition of gain or loss by the participant for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.
Tax Deduction
The Company is not currently subject to U.S. corporate income taxes, other than withholding taxes on dividends or intercompany interest income. However, if an award is granted to a participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary will be entitled to a deduction equal to an amount which is equal to the amount of income includible in the participant's income.
A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the most highly compensated officers of a public corporation (not more than five). However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. If a U.S. subsidiary has an employee who is among its most highly compensated officers, that subsidiary's deduction will be subject to this limit. To preserve the deduction for the subsidiary, the Company has designed the Plan to enable awards thereunder to constitute "performance-based compensation" and not be counted toward the $1 million limit.
Change In Control
Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by a subsidiary.
Deferred Compensation
Awards granted pursuant to the Plan are generally not intended to constitute "deferred compensation" subject to section 409A of the Code. If an award does constitute "deferred compensation," it is intended to comply with section 409A of the Code. A violation of section 409A of the Code may subject a participant to immediate taxation of an award plus a 20 percent excise tax and interest. In addition, to the extent that the Plan is treated as a plan of a "nonqualified entity" (which generally includes an entity in a jurisdiction that is not subject to U.S. income tax or a comprehensive foreign income tax), income will be recognized by the recipient at the time of vesting, rather than the time of distribution.

Tax Advice
The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the Plan. A participant may also be subject to state and local taxes, or taxes in other jurisdictions, in connection with the grant of awards under the Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE ASSURED GUARANTY LTD. 2004 LONG-TERM INCENTIVE PLAN AS AMENDED THROUGH THE THIRD AMENDMENT.

EQUITY COMPENSATION PLANS INFORMATION
  The following table summarizes our equity compensation plans as of December 31, 2013:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,494,968	(1)	$20.64	3,433,126	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	3,494,968		$20.64	3,433,126

(1)
Includes Common Shares to be issued upon exercise of outstanding stock options and performance stock options granted under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan. Does not include purchase rights currently accruing under the Assured Guaranty Ltd. Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period, which is June 30, 2014. The purchase price under such plan is generally 85% of the lower of the fair market value of a Common Share on the first day of the subscription period or on the exercise date.

(2) Includes 243,730 Common Shares reserved for issuance under the Assured Guaranty Ltd. Employee Stock Purchase Plan. Includes 3,189,396 Common Shares available for stock options, restricted stock awards, RSUs, performance stock options and performance RSUs reserved for future issuance under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, without giving effect to the additional Common Shares that are the subject of the amendment submitted for approval at the Annual General Meeting. The grants of dividend equivalents of RSUs have reduced the number of shares available for future issuance.

PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
________________________________________________________________________________________________________________________

The appointment of independent auditors is approved annually by the Audit Committee and ratified by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of PwC as our independent auditor for the year ending December 31, 2014.
PwC served as our independent auditor for the year ending December 31, 2013. Our audited financial statements for the year ended December 31, 2013 will be presented at the Annual General Meeting. Representatives of PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting. Proposal No. 4 is Item 4 on the proxy card.
INDEPENDENT AUDITOR FEE INFORMATION
The following table presents fees for professional audit services rendered by PwC for the audit of our annual consolidated financial statements for 2013 and 2012 and fees for other services rendered by PwC for 2013 and 2012.

	2013	2012(5)
Audit fees(1)	$6,284,550	$5,475,550
Audit-related fees(2)	$240,450	$90,450
Tax fees(3)	$719,000	$204,510
All other fees(4)	$60,000	$509,518

(1)	We paid audit fees, including costs, for the years ended December 31, 2013 and December 31, 2012 for professional services rendered in connection with:

•	the audits of our consolidated financial statements, of management's assessment of internal controls over financial reporting and of the effectiveness of these controls

•	the statutory and GAAP audits of various subsidiaries

•	review of quarterly financial statements

(2)
Audit-related fees for the years ended December 31, 2013 and December 31, 2012 related to audits of the Company's employee benefit plans and review procedures in connection with management's implementation of the FASB Exposure Draft for the Insurance Contract Accounting Standards Update.

(3)
Of the total amount of tax fees for 2013, $136,000 related to tax compliance and $583,000 related to tax advice. Of the total amount of tax fees for 2012, $111,092 related to tax compliance and $93,418 related to tax advice.

Compliance-related tax fees for 2013 and 2012 were for professional services rendered in connection with the preparation of the 2012 and 2011 federal tax returns, respectively, as well as for compliance services rendered in connection with the preparation of the corporate tax return of Assured Guaranty Services (Australia) Pty Ltd.
Tax advice-related fees for 2013 were to assist AGL in becoming a tax resident of the United Kingdom. Tax advice-related fees for 2012 were for assistance with obtaining a refund for a prior year tax return, review of an amended prior year tax return and various income tax consulting matters.

(4)
Fees for 2013 related to industry and regulatory knowledge provided in connection with AGL becoming a tax resident of the United Kingdom. Fees for 2012 related to general support for documentation preparation and review, industry knowledge and project management provided in connection with the European Union's Solvency II insurance regulatory regime.

(5)
Subsequent to the filing of the Company's proxy statement on March 22, 2013 in connection with the 2013 Annual Meeting, we approved additional audit fees in an amount equal to $351,000 for professional services rendered by PwC in 2012. Accordingly, the amount of 2012 audit fees reported in this proxy statement has been updated to reflect the total amount of 2012 audit fees paid to PwC by our Company.

PRE-APPROVAL POLICY OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee pre-approved all of the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent auditor, PwC. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee's general pre-approval, the Audit Committee must review the service on a specific case by case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement terms and fees require specific pre-approval of the Audit Committee and management and the auditor will report actual fees versus the budget periodically throughout the year by category of service. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. Either the Audit Committee Chairman, the designated Committee member or the entire Audit Committee must pre-approve the provision of any significant additional audit fees in excess of the budgeted amount and/or any excess related to non-audit fees over the budgeted amount. All fees related to internal control work are pre-approved by the Audit Committee before such services are rendered. The Audit Committee pre-approved all of the fees described above pursuant to its pre-approval policies and procedures.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

PROPOSAL NO. 5: PROPOSALS CONCERNING OUR SUBSIDIARY,
ASSURED GUARANTY RE LTD.
________________________________________________________________________________________________________________________

In accordance with AGL's Bye-Laws, if AGL is required or entitled to vote at a general meeting of any direct non-United States subsidiary of AGL, AGL's directors must refer the matter to the shareholders of AGL and seek authority from AGL's shareholders for AGL's representative or proxy to vote in favor of the resolution proposed by the subsidiary. AGL's directors must cause AGL's representative or proxy to vote AGL's shares in the subsidiary pro rata to the votes received at the general meeting of AGL. In addition, AGL's Board of Directors, in its discretion, may require that the organizational documents of each subsidiary of AGL organized under the laws of a jurisdiction outside the United States contain provisions substantially similar to these provisions. As a consequence, we are proposing that our shareholders authorize AGL to vote in favor of the following matters to be presented at the next annual general meeting of our subsidiary, AG Re.
Proposal 5.1—Election of AG Re Directors. We propose that AGL be directed to elect the following eight directors of AG Re: Howard W. Albert, Robert A. Bailenson, Russell B. Brewer, II, Gary Burnet, Stephen Donnarumma, Dominic J. Frederico, James M. Michener and Robert B. Mills, with such persons constituting the entire board of directors of AG Re, to serve for one year terms commencing at the annual general meeting of AG Re. Each AG Re director is an officer of AGL or one of its subsidiaries and has consented to serve as directors of AG Re without fee if elected. We do not expect that any of the nominees will become unavailable for election as a director of AG Re, but if any nominees should become unavailable prior to the meeting, proxy cards, whether submitted by telephone, via the Internet or by mail, authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by AG Re's board of directors. Proposal 5.1 is Item 1B on the proxy card.
The biographies for these nominees are set forth below:
Howard W. Albert, age 54, has been Chief Risk Officer of AGL since May 2011. Prior to that, he was Chief Credit Officer of AGL from 2004 to April 2011. Mr. Albert joined Assured Guaranty in September 1999 as Chief Underwriting Officer of Capital Re Company, the predecessor to AGC. Before joining Assured Guaranty, he was a Senior Vice President with Rothschild Inc. from February 1997 to August 1999. Prior to that, he spent eight years at Financial Guaranty Insurance Company from May 1989 to February 1997, where he was responsible for underwriting guaranties of asset-backed securities and international infrastructure transactions. Prior to that, he was employed by Prudential Capital, an investment arm of The Prudential Insurance Company of America, from September 1984 to April 1989, where he underwrote investments in asset-backed securities, corporate loans and project financings.
Mr. Albert's experience in risk management, underwriting and credit and his position as the Chief Risk Officer of AGL make him valuable to the Board of Directors of AG Re.
Robert A. Bailenson, age 47, has been the Chief Financial Officer of AGL since June 2011. Prior to that, he had been the Chief Accounting Officer of AGL since May 2005 and has been with AGL and its predecessor companies since 1990. Mr. Bailenson also serves as the Chief Financial Officer of our Company's U.S. subsidiaries. He was Chief Financial Officer and Treasurer of AG Re from 1999 until 2003 and was previously the Assistant Controller of Capital Re Corp., which was acquired by ACE in 1999 and the parent holding company of AGC until the IPO.
Mr. Bailenson's background as the Chief Financial Officer of AGL and as an accountant provides an important perspective to the Board of Directors of AG Re.
Russell B. Brewer II, age 57, has been Chief Surveillance Officer of AGL since November 2009 and Chief Surveillance Officer of AGC and AGM since July 2009. Mr. Brewer has been with AGM since 1986. Mr. Brewer was Chief Risk Management Officer of AGM from September 2003 until July 2009 and Chief Underwriting Officer of AGM from September 1990 until September 2003. Mr. Brewer was also a member of the Executive Management Committee of AGM. He was a Managing Director of Assured Guaranty Municipal Holdings Inc. from May 1999 until July 2009. From March 1989 to August 1990, Mr. Brewer was Managing Director, Asset Finance Group, of AGM. Prior to joining AGM, Mr. Brewer was an Associate Director of Moody's Investors Service, Inc.
Mr. Brewer's risk management and surveillance expertise and his position as the Chief Surveillance Officer of AGL enhance the deliberations of the Board of Directors of AG Re.

Gary Burnet, age 43, has been President of AG Re since August 2012, and prior to that he served as the Managing Director—Chief Credit Officer of AG Re from 2006 until his appointment as President. Mr. Burnet also served as the Vice President—Risk Management and Operations of AG Re from 2002 to 2005. Prior to joining our Company, Mr. Burnet's previous experience included two years at ACE Asset Management, where he was Investment Officer with responsibility for developing and modeling the ACE group's consolidated investment and insurance credit risk. Prior to ACE Asset Management, he was an Assistant Vice President—Investments at ACE Bermuda. Mr. Burnet trained as a Chartered Accountant with Geoghegan & Co. CA from 1993 to 1996 in Edinburgh Scotland and also worked as an audit senior for Coopers & Lybrand from 1996 to 1998 in Bermuda.
As the President of AG Re, Mr. Burnet has the most comprehensive knowledge of its operations, including the key areas of accounting, risk management and credit.
Stephen Donnarumma, age 51, was appointed as a director of AG Re on September 11, 2012 and has been with Assured Guaranty since 1993.  Mr. Donnarumma has been the Deputy Chief Credit Officer of AGL since May 2007 and also serves as the Chief Credit Officer of our U.S. operating companies.  Over the past 20 years, Mr. Donnarumma has held several positions at Assured Guaranty, including President of AG Re, Chief Surveillance Officer of AGC, and Senior Managing Director, Head of Mortgage and Asset-backed Securities of AGC.  Prior to joining Assured Guaranty, Mr. Donnarumma was with Financial Guaranty Insurance Company from 1989 until 1993, where his responsibilities included underwriting domestic and international financial guaranty transactions and prior to that he served a Director of Credit Risk Analysis at Fannie Mae from 1987 until 1989.   Mr. Donnarumma was also an analyst with Moody's Investors Services from 1985 until 1987.
Mr. Donnarumma's experience with credit analysis and risk management, and his position as the Chief Credit Officer of AGM, MAC and AGC, provide important perspective to the Board of Directors of AG Re.
Dominic J. Frederico—See Mr. Frederico's biography in "Election of Directors—Nominees for Director." The benefits of his experience described therein with respect to the Board of Directors of AGL also make him valuable as a director of AG Re.
James M. Michener, age 61, has been General Counsel and Secretary of AGL since February 2004. Mr. Michener also serves as the General Counsel of our U.S. subsidiaries. Mr. Michener was General Counsel and Secretary of Travelers Property Casualty Corp. from January 2002 to February 2004. From April 2001 to January 2002, Mr. Michener served as General Counsel of Citigroup's Emerging Markets business. Prior to joining Citigroup's Emerging Markets business, Mr. Michener was General Counsel of Travelers Insurance from April 2000 to April 2001 and General Counsel of Travelers Property Casualty Corp. from May 1996 to April 2000.
Mr. Michener's experience as a lawyer and his position as the General Counsel of AGL enables him to make valuable contributions as a member of the Board of Directors of AG Re.
Robert B. Mills, age 64, has been the Chief Operating Officer of AGL since June 2011. Prior to that, he had been the Chief Financial Officer of AGL since January 2004. Mr. Mills also serves as the Chief Operating Officer of our U.S. subsidiaries. Mr. Mills was Managing Director and Chief Financial Officer—Americas of UBS AG and UBS Investment Bank from April 1994 to January 2004, where he was also a member of the Investment Bank Board of Directors. Previously, Mr. Mills was with KPMG from 1971 to 1994, where his responsibilities included being partner-in-charge of the Investment Banking and Capital Markets practice.
Mr. Mills' background as an accountant and his position as the Chief Operating Officer of AGL is particularly useful to Board of Directors of AG Re.
Proposal 5.2—Appointment of AG Re Auditors. We propose that AGL be directed to ratify the appointment of PwC as the independent auditors of AG Re for the fiscal year ending December 31, 2014, subject to PwC being appointed as our Company's independent auditors. We expect representatives of the firm to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions. Proposal 5.2 is Item 5 on the proxy card.
The following table presents fees for professional audit services rendered by PwC for the audit of AG Re's financial statements for 2013 and 2012 and fees for other services rendered by PwC to AG Re for 2013 and 2012.

	2013	2012
Audit fees	$84,700	$82,250
Audit-related fees	$—	$—
Tax fees	$—	$—
All other fees	$—	$—
The above audit fees are included in the audit fees shown in "Proposal No. 4: Ratification of Appointment of Independent Auditors."
Other Matters. The Board of Directors of AGL does not know of any matter to be brought before the annual general meeting of AG Re that we have not described in this proxy statement. If any other matter properly comes before the annual general meeting of AG Re, AGL's representative or proxy will vote in accordance with his or her judgment on such matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU DIRECT AGL TO VOTE FOR EACH OF THE PROPOSALS CONCERNING AGL'S SUBSIDIARY, AG RE.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING
________________________________________________________________________________________________________________________

HOW DO I SUBMIT A PROPOSAL FOR INCLUSION IN NEXT YEAR'S PROXY MATERIAL?
If you wish to submit a proposal to be considered for inclusion in the proxy material for the next Annual General Meeting, please send it to the Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Under the rules of the SEC, proposals must be received no later than November 28, 2014 and otherwise comply with the requirements of the SEC to be eligible for inclusion in AGL's 2015 Annual General Meeting proxy statement and form of proxy.
HOW DO I SUBMIT A PROPOSAL OR MAKE A NOMINATION AT AN ANNUAL GENERAL MEETING?
Our Bye-Laws provide that if a shareholder desires to submit a proposal for consideration at an Annual General Meeting, or to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such a proposal or nomination which the Secretary of the Company must receive at our principal executive offices no later than 90 days prior to the anniversary date of the immediately preceding Annual General Meeting. With respect to the 2015 Annual General Meeting, such written notice must be received on or prior to February 6, 2015. The notice must meet the requirements set forth in our Bye-Laws. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.
OTHER MATTERS
________________________________________________________________________________________________________________________

The Board of Directors of AGL does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,
James M. Michener
Secretary

EXHIBIT A

ASSURED GUARANTY LTD. 2004
LONG-TERM INCENTIVE PLAN
(As amended and restated as of May 7, 2009
and as amended through the Third Amendment)
SECTION 1
GENERAL

1.1.    Purpose. The Assured Guaranty Ltd. 2004 Long-Term Incentive Plan (the "Plan") has been established by Assured Guaranty Ltd. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common shares; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.
1.2.    Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

1.3.    Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).

SECTION 2
OPTIONS AND SARS

2.1.    Definitions.

(a)
The grant of an "Option" entitles the Participant to purchase Shares at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

(b)
A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Shares (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of Shares at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2.    Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant (or, if greater, the par value, if any, of a Share).

2.3.    Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an Option or SAR expire later than ten years after the date of its grant.

2.4.    Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)
Subject to the following provisions of this subsection 2.4, the full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)
Subject to applicable law, the full Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, Shares acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)
Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5.    Settlement of Award. Settlement of Options and SARs is subject to subsection 5.7.

2.6.    No Repricing. Except for either adjustments pursuant to paragraph 5.2(f) (relating to the adjustment of Shares), or reductions of the Exercise Price approved by the Company's shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price. Except as approved by Company’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a Share. In addition, no repricing of an Option or SAR shall be permitted without the approval of Company’s stockholders if such approval is required under the rules of any stock exchange on which Stock is listed.

2.7.    Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a Share shall cancel the corresponding tandem SAR or Option right with respect to such Share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same Exercise Price as the earlier granted Award, but the Exercise Price for the later granted Award may be less than the Fair Market Value of the Share at the time of such grant.

SECTION 3
FULL VALUE AWARDS

3.1.    Definition. A "Full Value Award" is a grant of one or more Shares or a right to receive one or more Shares in the future, with such grant subject to one or more of the following, as determined by the Committee:

(a)	The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b)	The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)
The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.
3.2.    Restrictions on Awards.

(a)
The Committee may designate a Full Value Award granted to any Participant as "performance-based compensation" as that term is used in section 162(m) of the Code. To the extent required by Code section 162(m), any Full Value Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on Performance Measures selected by

A 2

the Committee. For Awards under this Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the performance objectives shall be made during the period required under Code section 162(m).

(b)
If the right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives (whether or not related to the Performance Measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement, change in control or involuntary termination). However, the Committee may grant Full Value Awards that do not condition vesting on achievement of performance objectives, and such Awards shall not be subject to the limits of foregoing provisions of this paragraph (b), provided that the aggregate number of shares subject to Full Value Awards granted pursuant to this paragraph (b) (excluding any such Awards to the extent that they have been forfeited or cancelled) may not exceed 5% of the limit imposed by paragraph 5.2(b) (relating to the limit on Shares granted under the Plan).

SECTION 4
CASH INCENTIVE AWARDS

A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Shares having value equivalent to the cash otherwise payable) that is contingent on achievement of performance or other objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. The Committee may designate a Cash Incentive Award granted to any Participant as "performance-based compensation" as that term is used in section 162(m) of the Code. To the extent required by Code section 162(m), any such Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on Performance Measures as selected by the Committee. For Awards under this Section 4 intended to be "performance-based compensation," the grant of the Awards and the establishment of the performance objectives shall be made during the period required under Code section 162(m). Except as otherwise provided in the applicable plan or arrangement, distribution of any bonus awards by the Company or its Subsidiaries (whether granted this Plan or otherwise), for a performance period ending in a calendar year, shall be made to the participant between January 1 and March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Code section 409A, a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.

SECTION 5
OPERATION AND ADMINISTRATION

5.1.    History. The Plan was amended and restated as of August 5, 2008, to conform to the requirements of section 409A of the Code. The Plan as so amended and restated was amended and restated as of May 7, 2009 to be effective with respect to Awards granted after December 31, 2008, contingent on shareholder approval of such restatement by the Company’s shareholders at the 2009 annual meeting. The Plan has been further amended by the First, Second and Third Amendments to the Plan. The Third Amendment, which increases the shares reserved under the Plan makes certain other revisions, is contingent on shareholder approval by the Company’s shareholders at the 2014 annual meeting. To the extent not prohibited by applicable law or the applicable rules of any stock exchange, Awards which are to use Shares reserved under the Plan that are contingent on the approval by the Company’s shareholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of May 7, 2014, which is the date on which the shareholders approved the Plan as amended by the Third Amendment to increase the reserved Shares.
5.2.    Shares and Other Amounts Subject to Plan. The Shares for which Awards may be granted under the Plan shall be subject to the following:

(a)
The Shares with respect to which Awards may be made under the Plan shall be: (i) shares currently authorized but unissued; (ii) to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions (it being recognized that at the time of adoption of the Plan the Company is not permitted to have treasury shares); or (iii) shares

A 3

purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company). The Company may contribute to the subsidiary or trust an amount sufficient to accomplish the purchase in the open market of the Shares to be so acquired (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company).

(b)
Subject to the following provisions of this subsection 5.2, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 18,670,000 Shares (which number includes all shares available for delivery under this paragraph (b) since the establishment of the Plan in 2004, determined in accordance with the terms of the Plan).

(c)	To the extent provided by the Committee, any Award may be settled in cash rather than Shares.

(d)
Only Shares, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Shares or cash. Consistent with the foregoing:

(i)
To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash or used to satisfy the applicable tax withholding obligation), such Shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii)
If the exercise price of any Option granted under the Plan or the tax withholding obligation with respect to any Award granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the number of Shares available for delivery under the Plan.

(e)	Subject to paragraph 5.2(f), the following additional maximums are imposed under the Plan:

(i)
The maximum number of Shares that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 18,670,000 Shares (which number includes all Shares available for delivery under this paragraph (e)(i) since the establishment of the Plan in 2004, determined in accordance with the terms of the Plan); provided, however, that to the extent that Shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(ii)
The maximum number of Shares that may be covered by Awards granted to any one Participant during any one-calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 2,500,000 Shares. For purposes of this paragraph (ii), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to such Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of applying the limitations of this paragraph (ii).

(iii)
For Full Value Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 1,250,000 Shares may be delivered pursuant to such Awards granted to any one Participant during any one-calendar‑year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this paragraph (iii) that are intended to be performance-based compensation shall be subject to the following:

(A)
If the Awards are denominated in Shares but an equivalent amount of cash is delivered in lieu of delivery of Shares, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of Shares into cash.

(B)
If delivery of Shares or cash is deferred until after Shares have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Shares are earned shall be disregarded.

A 4

(iv)
For Cash Incentive Value Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), the maximum amount payable to any Participant with respect to any performance period shall equal $500,000 multiplied by the number of calendar months included in that performance period; provided that Awards described in this paragraph (iv), that are intended to be performance-based compensation, shall be subject to the following:

(A)
If the Awards are denominated in cash but an equivalent amount of Shares is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into Shares.

(B)
If delivery of Shares or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(f)
In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Shares subject to the Option at the time of the transaction over the exercise price). However, in no event shall this paragraph (f) be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Code section 409A; or (ii) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code section 409A, provided that the restriction of this clause (ii) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

5.3.    General Restrictions. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)
Notwithstanding any other provision of the Plan, the Company shall have no obligation to recognize an exercise of an Option or SAR or deliver any Shares or make any other distribution of benefits under the Plan unless such exercise, delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the United States Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity or other regulatory authority with respect to the issue of shares and securities by the Company.

(b)
To the extent that the Plan provides for issuance of share certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by or may be made in compliance with applicable law, the Bye-laws of the Company, or the applicable rules of any stock exchange.

5.4.    Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee and subject to applicable law, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of Shares which the Participant already owns (provided, however, that to the extent Shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with Shares in accordance with this clause (ii) shall be limited to Shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that such Shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory

A 5

withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

5.5.    Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 2.6 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the Shares at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this subsection shall be subject to the provisions of subsection 5.15.

5.6.    Dividends and Dividend Equivalents. An Award (other than an Option or SAR Award) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares as determined by the Committee; provided, however, that no dividend or dividend equivalents granted in relation to Full Value Awards that are subject to vesting based on the achievement of Performance Measures or other performance objectives shall be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, will be subject to the Company's Bye-laws as well as applicable law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents. The provisions of this subsection shall be subject to the provisions of subsection 5.15.

5.7.    Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Share equivalents. Except for Options and SARs designated at the time of grant or otherwise as intended to be subject to Code section 409A, this subsection 5.7 shall not be construed to permit the deferred settlement of Options or SARs, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in paragraphs (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this subsection shall be subject to the provisions of subsection 5.15.

5.8.    Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
5.9.    Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.10.    Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

A 6

5.11.    Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

5.12.    Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.13.    Limitation of Implied Rights.

(a)
Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)
The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is registered in the Company's Register of Shareholders.

(c)
All Stock and shares issued under any Award or otherwise are to be held subject to the provisions of the Company's Bye-laws and each Participant is deemed to agree to be bound by the terms of the Company's Bye-laws as they stand at the time of issue of any Shares under the Plan.

5.14.    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

5.15.    Limitations under Section 409A. The provisions of the Plan shall be subject to the following:

(a)
Neither subsection 5.5 nor any other provision of the Plan shall be construed to permit the grant of an Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Code section 409A, provided that this paragraph (a) shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

(b)
Except with respect to an Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A, no Option or SAR shall condition the receipt of dividends with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

(c)
The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Code section 409A.

SECTION 6
CHANGE IN CONTROL

Subject to the provisions of paragraph 5.2(f) (relating to the adjustment of shares), the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.

A 7

SECTION 7
COMMITTEE

7.1.    Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board. As a committee of the Board, the Committee is subject to the overview of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2.    Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)
Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to cancel or suspend Awards.

(b)
To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States and Bermuda, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States and Bermuda.

(c)
The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to applicable corporate law.

(f)
Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan to any person unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.

7.3.    Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.4.    Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 8
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee if applicable); and further provided that adjustments pursuant to paragraph 5.2(f) shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of subsection 2.6

A 8

(relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company's shareholders. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code section 409A to become subject to section 409A.

SECTION 9
DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)	Award. The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, and Full Value Awards.

(b)	Board. The term "Board" means the Board of Directors of the Company.

(c)	Change in Control. The term "Change in Control" means the occurrence of the events described in any of paragraphs (i), (ii), (iii) or (iv) below:

(i)
Acquisition of Securities. The acquisition (disregarding any Excluded Acquisitions) by any Person of ownership of any Voting Securities if, immediately after such acquisition, such Person has ownership of more than twenty-five percent (25%) of either the Outstanding Company Common Shares, or the combined voting power of the Outstanding Company Voting Securities. In no event shall a Change in Control occur by reason of ownership of Shares, Voting Securities, Outstanding Company Common Shares, or Outstanding Company Voting Securities by ACE Limited and/or any successor or Affiliate of ACE Limited.

(ii)	Change in Board. Individuals who constitute the Incumbent Board cease for any reason to represent greater than 50% of the voting power of members of the Board.

(iii)
Corporate Transaction. Consummation of (A) a Corporate Transaction or (B) the sale or other disposition of more than fifty percent (50%) of the operating assets of the Company (determined on a consolidated basis), but not including an Internal Reorganization.

(iv)	Liquidation. Approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

(v)	Definitions. The terms used in the definition of "Change in Control" shall have the following meanings:

(A)
An "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

(B)	The term "Company Plan" means an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company.

(C)	The term "Corporate Transaction" means any reorganization, merger, amalgamation, consolidation, or other business combination involving the Company.

(D)	The following shall constitute "Excluded Acquisitions" of Shares or Voting Securities (whichever is applicable):

(I)	Any acquisition of Shares or Voting Securities (whichever is applicable) by a Company Plan.

(II)	Any acquisition of Shares or Voting Securities (whichever is applicable) by an underwriter temporarily holding securities pursuant to an offering of such securities.

(III)	Any acquisition of Shares or Voting Securities (whichever is applicable) by any Person pursuant to an Internal Reorganization.

A 9

(IV)
Any acquisition of Shares or Voting Securities (whichever is applicable) directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company).

(V)	Any acquisition of Shares or Voting Securities (whichever is applicable) by the Company.

(VI)
Any acquisition of Shares or Voting Securities (whichever is applicable) by ACE Limited and/or any successor or Affiliate of ACE Limited or any employee benefit plan (or related trust) maintained by any such entity.

(E)
The members of the "Incumbent Board" shall mean the members of the Board of Directors as of the date immediately prior to the date of the initial public offering of the shares of the Company and shall also mean any individual becoming a director after that date whose election, or nomination for election by the Company shareholders, was approved by a vote of a least a majority of the directors then comprising the Incumbent Board; provided, however, that there shall be excluded for this purpose any such individual whose initial assumption of office occurs as a result of an actual or publicly threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or publicly threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(F)
The term "Internal Reorganization" means a sale-leaseback or other arrangement resulting in the continued utilization of the assets being sold or otherwise transferred (or the operating products of such assets) by the Company. The term "Internal Reorganization" also means a Corporate Transaction to which all of paragraphs (I), (II), and (III) below are applicable:

(I)
All or substantially all of the individuals and entities who have ownership, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction have ownership of more than fifty percent (50%) of, respectively, the then outstanding shares of common equity securities and the combined voting power of the then outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the ultimate parent entity resulting from such Corporate Transaction (including, without limitation, an entity which, as a result of such transaction, has ownership of the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) in substantially the same relative proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be.

(II)
No Person (other than the Company, any Company Plan or related trust, the corporation resulting from such Corporate Transaction, and any Person having ownership, immediately prior to such Corporate Transaction, directly or indirectly, of more than twenty-five percent (25%) of the Outstanding Company Common Shares or the Outstanding Company Voting Securities, as the case may be) will have ownership of more than twenty-five percent (25%) of, respectively, the then outstanding common shares of the ultimate parent entity resulting from such Corporate Transaction or the combined voting power of the then outstanding Voting Securities of such entity.

(III)
Individuals who were members of the Incumbent Board immediately prior to the Corporate Transaction will constitute at least a majority of the members of the board of directors of the ultimate parent entity resulting from such Corporate Transaction.

(G)	The term "Outstanding Company Common Shares" as of any date means the then outstanding common shares, of whatever subclass or series, of the Company.

A 10

(H)	The term "Outstanding Company Voting Securities" as of any date means the then outstanding Voting Securities (which shall be counted based on the number of votes that may be cast per share).

(I)	The term "ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

(J)	The term "Person" means an individual, entity or group as that term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934.

(K)	The term "Voting Securities" as of any date means any of the outstanding securities of the Company entitled to vote generally in the election of the Company’s Board of Directors.

(d)	Code. The term "Code" means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e)	Dollars. As used in the Plan, the term "dollars" or numbers preceded by the symbol "$" means amounts in United States dollars.

(f)
Eligible Individual. For purposes of the Plan, the term "Eligible Individual" means any employee of the Company or a Subsidiary, and any consultant, director, or other person providing services to the Company or a Subsidiary; provided, however, that to the extent required by the Code, an ISO may only be granted to an employee of the Company or a subsidiary corporation of the Company (as that term is used in section 424(f) of the Code). An Award may be granted to an employee or other individual providing services, in connection with hiring, retention or otherwise, prior to the date the employee or service provider first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or service provider first performs such services.

(g)
Fair Market Value. Except as otherwise provided by the Committee, the “Fair Market Value” of a Share as of any date shall be the closing market composite price for such Share as reported for the New York Stock Exchange - Composite Transactions on that date or, if the Shares are not traded on that date, on the next preceding date on which the Shares were traded.

(h)
Performance Measures. The "Performance Measures" shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures: gross premiums written; net premiums written; net premiums earned; net investment income; losses and loss expenses; underwriting and administrative expenses; operating expenses; cash flow(s); operating income; profits, earnings before interest and taxes; net income; stock price; return on equity; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or to assets or net assets.

(i)	Shares. The term "Shares" means common shares of the Company.

(j)
Subsidiaries. For purposes of the Plan, the term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(k)	Stock. The term "Stock" is sometimes used to refer to common shares of the Company.

(l)
Termination of Service. With respect to Awards that constitute Deferred Compensation, references to the Participant's termination of employment (including references to the Participant's employment termination, and to the Participant terminating employment, a Participant’s separation from service, and other similar reference) and references to a Participant's termination as a director (including separation from service and other similar

A 11

references) shall mean, respectively, the Participant ceasing to be employed by, or ceasing to perform director services for, the Company and the Affiliates, subject to the following:

(i)
The employment relationship or director relationship will be deemed to have ended at the time the Participant and the applicable company reasonably anticipate that a level of bona fide services the Participant would perform for the Company and the Affiliates after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of service to the Company and the Affiliates if the Participant has performed services for the Company and the Affiliates for less than 36 months). In the absence of an expectation that the Participant will perform at the above-described level, the date of termination of employment or termination as a director will not be delayed solely by reason of the Participant continuing to be on the Company's and the Affiliates' payroll after such date.

(ii)	The employment or director relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. §409A-1(h)).

(iii)
The determination of a Participant’s termination of employment or termination as a director by reason of a sale of assets, sale of stock, spin-off, or other similar transaction of the Company or an Affiliate will be made in accordance with Treas. Reg. §1.409A-1(h).

(iv)
If a Participant performs services both as an employee of the Company or an Affiliate, and a member of the board of directors of the Company or an Affiliate, the determination of whether termination of employment or termination of service as a director shall be made in accordance with Treas. Reg. §1.409A-1(h)(5) (relating to dual status service providers).

(v)
The term “Affiliates” means all persons with whom the Company is considered to be a single employer under section 414(b) of the Code and all persons with whom the Company would be considered a single employer under section 414(c) thereof.

(vi)	The term “Deferred Compensation” means payments or benefits that would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. §1.409A-1.

A 12

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 6, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 6, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M67708-P45146

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASSURED GUARANTY LTD.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1A. Election of Directors of Assured Guaranty Ltd. (the "Company")	▢	▢	▢

Nominees:

01) Francisco L. Borges
02) G. Lawrence Buhl
03) Stephen A. Cozen
04) Dominic J. Frederico
05) Bonnie L. Howard
06) Patrick W. Kenny
07) Simon W. Leathes
08) Robin Monro-Davies
09) Michael T. O'Kane
10) Yukiko Omura
11) Wilbur L. Ross, Jr.

1B. Authorizing the Company to vote for directors of our subsidiary, Assured Guaranty Re Ltd. ("AG Re"):

Nominees:

12) Howard W. Albert
13) Robert A. Bailenson
14) Russell B. Brewer II
15) Gary Burnet
16) Stephen Donnarumma
17) Dominic J. Frederico
18) James M. Michener
19) Robert B. Mills

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To vote, on an advisory basis, on executive compensation;	▢	▢	▢
3. To approve our long-term incentive plan, as amended through the third amendment;	▢	▢	▢
4. To ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for the fiscal year ending December 31, 2014;	▢	▢	▢
5. Authorizing the Company to vote for the ratification of the appointment of PwC as AG Re's independent auditors for the fiscal year ending December 31, 2014.	▢	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M67709-P45146

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS
OF ASSURED GUARANTY LTD.

The undersigned hereby appoints Dominic J. Frederico, Robert B. Mills and James M. Michener, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Assured Guaranty Ltd. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of shareholders of the Company to be held May 7, 2014, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED. THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1A AND 1B, FOR PROPOSALS 2 THROUGH 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side